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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

El Paso Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

      Payment of Filing Fee (Check the appropriate box):

☑ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

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4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

Dear El Paso Stockholder:

We cordially invite you to attend our 2007 Annual Meeting of Stockholders. The Annual Meeting will be held on May 24, 2007, beginning at 9:00 a.m. (local/Central time) at the Four Seasons Hotel Houston, 1300 Lamar Street, Houston, Texas 77010.

At this year’s Annual Meeting, you will be asked to vote on the election of directors, the ratification of Ernst & Young LLP’s appointment as our independent registered public accounting firm and two stockholder proposals.

With regard to the election of directors, you should know that your company is well-governed. Thirteen of our 14 nominee directors are independent. We have a separate Chairman and CEO and we do not have a staggered board, so each of our directors stands for election every year. Our By-laws provide for the election of directors by the majority vote of stockholders in uncontested elections. This means the votes cast for a nominee’s election must exceed the votes cast against such nominee’s election in order for him or her to be elected to the Board. In addition, our Corporate Governance Guidelines provide that the Board will nominate for election or appoint to Board vacancies only candidates who irrevocably agree to resign if they fail to receive the required majority vote. In the event a director fails to receive a majority of votes cast and the Board accepts the resignation tendered, then that director would cease to be a director of El Paso. Our Board has adopted certain standards of independence to assist the Board in its assessment of the independence of each director and the materiality of the director’s relationship with El Paso.

In addition, we do not have a poison pill plan and all shares of El Paso common stock available for grant to our directors, executive officers and employees have been approved by our stockholders. But as important as any of this, we have an active and engaged Board with the right mix of leadership, industry, finance, academic and legal experience that is built on El Paso’s five core values: stewardship, integrity, safety, accountability and excellence.

During 2006, the SEC made significant enhancements to the requirements for director and officer compensation disclosure. We welcome these new rules because we have, for the past two years, provided transparent and fulsome compensation disclosures in our proxy statements. We remain in the forefront of executive compensation disclosure with something we believe is innovative. We have included in the accompanying proxy statement individual executive profiles that summarize the compensation paid in 2006 to our CEO, our CFO and our three other most highly compensated executive officers. These individual executive profiles summarize the compensation disclosures that are provided in more detail in the Compensation Discussion and Analysis and executive compensation tables. We believe these individual executive profiles, which begin on page 22 of the proxy statement, provide a clear and concise summary that is easy for the reader to understand.

I urge you to vote for your Board’s nominees. Your vote is important. I hope you will be able to attend the meeting, but if you cannot, please vote your proxy as soon as you can.

Sincerely,

Douglas L. Foshee
President and Chief Executive Officer

Houston, Texas
April 6, 2007

EL PASO CORPORATION
1001 Louisiana Street
Houston, Texas 77002

NOTICE OF 2007 ANNUAL MEETING OF STOCKHOLDERS
May 24, 2007

On May 24, 2007, El Paso Corporation will hold its 2007 Annual Meeting of Stockholders at the Four Seasons Hotel Houston, 1300 Lamar Street, Houston, Texas 77010. The Annual Meeting will begin at 9:00 a.m. (local/Central time).

Only El Paso stockholders who owned shares of our common stock at the close of business on March 26, 2007, are entitled to notice of, and can vote at, this Annual Meeting or any adjournments or postponements that may take place. At the Annual Meeting, you will be asked to consider and take action with respect to the election of 14 directors, each to hold office for a term of one year, and the ratification of Ernst & Young LLP’s appointment as our independent registered public accounting firm.

We will also attend to any other business properly presented at the Annual Meeting. In that regard, you may vote on two proposals submitted by stockholders if they are presented at the Annual Meeting. These proposals are described in the attached proxy statement. The Board of Directors is not aware of any other matters to be presented at the Annual Meeting.

By Order of the Board of Directors

David L. Siddall
Corporate Secretary

Houston, Texas
April 6, 2007

ATTENDING THE MEETING

If you plan to attend the Annual Meeting in person and are a stockholder of record, bring with you a form of government-issued personal identification to the Annual Meeting. If you own stock through a bank, broker or other nominee, you will need proof of ownership as of the record date to attend the Annual Meeting. If you are an authorized proxy holder, you must present the proper documentation. Please see pages 3 and 4 for more information on what documents you will need for admission to the Annual Meeting. Registration will begin at 8:00 a.m. (local/Central time), and seating will be on a “first come first served” basis. No cameras, recording equipment or other electronic devices will be allowed in the meeting room. If you do not provide photo identification or comply with the other procedures outlined above upon request, you may not be admitted to the Annual Meeting. In addition, please note parking is not provided for the Annual Meeting. There is parking generally available at the Four Seasons Hotel and at other public parking garages around the Four Seasons Hotel.

EL PASO CORPORATION
1001 Louisiana Street
Houston, Texas 77002

PROXY STATEMENT

2007 ANNUAL MEETING OF STOCKHOLDERS — May 24, 2007

Our Board of Directors is furnishing you with this proxy statement to solicit proxies on its behalf to be voted at the 2007 Annual Meeting of Stockholders of El Paso Corporation. The Annual Meeting will be held at the Four Seasons Hotel Houston, 1300 Lamar Street, Houston, Texas 77010, on Thursday, May 24, 2007, at 9:00 a.m. (local/Central time). The proxies also may be voted at any adjournments or postponements of the Annual Meeting.

This proxy statement, the notice of Annual Meeting and the enclosed proxy card are being mailed to stockholders beginning on or about April 6, 2007. All properly executed written proxies that are delivered pursuant to this solicitation will be voted at the Annual Meeting. Each person who is an El Paso stockholder of record at the close of business on March 26, 2007, the record date, is entitled to vote at the Annual Meeting, or at adjournments or postponements of the Annual Meeting.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

1.	Who can vote?

Stockholders holding shares of El Paso’s common stock, par value $3.00 per share, as of the close of business on the record date, March 26, 2007, and present in person or represented by a properly executed proxy are entitled to vote at the Annual Meeting, or any adjournments or postponements of the Annual Meeting. You have one vote for each share of common stock held as of the record date, which may be voted on each proposal presented at the Annual Meeting.

2.	What is the record date and what does it mean?

The record date for the Annual Meeting is March 26, 2007. The record date was established by the Board of Directors as required by our By-laws and Delaware law. Owners of record of El Paso’s common stock at the close of business on the record date are entitled to:

A. Receive notice of the Annual Meeting; and

B. Vote at the Annual Meeting, and any adjournments or postponements of the Annual Meeting.

3.	How many shares of El Paso common stock were outstanding on the record date?

There were 699,827,774 shares of common stock outstanding and entitled to vote at the Annual Meeting at the close of business on the record date. Common stock is the only class of stock entitled to vote.

4.	How do I vote?

You can vote in person at the Annual Meeting or by proxy. For shares that you hold directly as a registered shareholder, you have three ways to vote by proxy:

A. Connect to the Internet at www.investorvote.com;

B. Call 1-800-652-VOTE (8683); or

C. Complete the proxy card and mail it back to us.

Complete instructions for voting your shares can be found on your proxy card.

If you change your mind on any issue, you may revoke your proxy at any time before the close of voting at the Annual Meeting.

There are four ways to revoke your proxy:

A. Connect to the Internet at www.investorvote.com;

B. Call 1-800-652-VOTE (8683);

C.	Write our Corporate Secretary, David L. Siddall, El Paso Corporation, P.O. Box 2511, Houston, Texas 77252-2511; or

D.	Give notice of revocation to the Inspector of Election at the Annual Meeting.

5.	How do I vote if my shares are held in street name?

If your shares of common stock are held in the name of your broker, a bank, or other nominee, only your broker, bank or other nominee may execute a proxy and vote your shares. Please sign, date and promptly return the instruction card you received from your broker, bank or other nominee, in accordance with the instructions on the card. You may vote by the Internet or telephone if your bank or broker makes those methods available, in which case you can follow the instructions on the card. If you wish to vote your “street name” shares directly, you will need to obtain a document known as a “legal proxy” from your broker, bank or other nominee. Please contact your bank, broker or other nominee if you wish to do so.

6.	What happens if I do not specify a choice for a proposal when returning a proxy?

You should specify your choice for each proposal on the proxy card. Shares represented by proxies will be voted in accordance with the instructions given by the stockholders. If no instructions are given, proxy cards that are signed and returned will be voted “FOR” the election of all El Paso director nominees, “FOR” the proposal to ratify the appointment of Ernst & Young LLP and “AGAINST” any stockholder proposal.

7.	What happens if other matters come up at the Annual Meeting?

The matters described in the notice of Annual Meeting are the only matters we know of which will be voted on at the Annual Meeting. If other matters are properly presented at the Annual Meeting, the proxy holders, Douglas L. Foshee, El Paso’s President and Chief Executive Officer, and Robert W. Baker, El Paso’s Executive Vice President and General Counsel, will vote your shares at their discretion.

8.	Who will count the votes?

A representative of Computershare Trust Company, N.A., an independent tabulator appointed by the Board of Directors, will count the votes and act as the Inspector of Election. The Inspector of Election shall have the authority to receive, inspect, electronically tally and determine the validity of the proxies received.

9.	What is a “quorum”?

A “quorum” is a majority of the aggregate voting power of the outstanding shares of common stock and is required to hold the Annual Meeting. A quorum is determined by counting shares of common stock present in person at the Annual Meeting or represented by proxy. If you submit a properly executed proxy, you will be considered part of the quorum even if you abstain from voting. Shares that brokers do not have the authority to vote in the absence of timely instructions from the beneficial owners (“broker non-votes”) are treated as present for the purposes of determining a quorum.

10.	Who can attend the Annual Meeting?

Admission to the Annual Meeting is limited to stockholders of El Paso, persons holding validly executed proxies from stockholders who held El Paso common stock on March 26, 2007, and invited guests of El Paso.

If you are a stockholder of El Paso, you must bring certain documents with you in order to be admitted to the Annual Meeting. The purpose of this requirement is to help us verify that you are actually a stockholder of El Paso. Please read the following rules carefully because they specify the documents that you must bring with you to the Annual Meeting in order to be admitted. The items that you must bring with you differ depending upon whether you are a record holder or hold your stock in “street name”.

Proof of ownership of El Paso stock must be shown at the door. Failure to provide adequate proof that you were a stockholder on the record date may prevent you from being admitted to the Annual Meeting.

If you were a record holder of El Paso common stock on March 26, 2007, then you must bring a valid government-issued personal identification (such as a driver’s license or passport).

If a broker, bank or other nominee was the record holder of your shares of El Paso common stock on March 26, 2007, then you must bring:

•	Valid government-issued personal identification (such as a driver’s license or passport), and

•	Proof that you owned shares of El Paso common stock on March 26, 2007.

Examples of proof of ownership include the following: (1) a letter from your bank or broker stating that you owned El Paso common stock on March 26, 2007; (2) a brokerage account statement indicating that you owned El Paso common stock on March 26, 2007; or (3) the voting instruction card provided by your broker indicating that you owned El Paso common stock on March 26, 2007.

If you are a proxy holder for a stockholder of El Paso, then you must bring:

•	The validly executed proxy naming you as the proxy holder, signed by a stockholder of El Paso who owned shares of El Paso common stock on March 26, 2007, and

•	Valid government-issued personal identification (such as a driver’s license or passport), and

•	If the stockholder whose proxy you hold was not a record holder of El Paso common stock on March 26, 2007, proof of the stockholder’s ownership of shares of El Paso common stock on March 26, 2007, in the form of a letter or statement from a bank, broker or other nominee indicating that the stockholder owned El Paso common stock on March 26, 2007.

You may not use cameras, recording equipment or other electronic devices during the Annual Meeting.

11.	How many votes must each proposal receive to be adopted?

•	With respect to the election of directors, our By-laws provide for the election of directors by the majority vote of stockholders in uncontested elections. This means the number of votes cast for a nominee’s election must exceed the number of votes cast against such nominee’s election in order for him or her to be elected to the Board of Directors. In addition, our Corporate Governance Guidelines provide that the Board will nominate for election or appoint to Board vacancies only candidates who irrevocable agree to resign if they fail to receive the required majority vote. In the event a director fails to receive a majority of votes cast and the Board accepts the resignation tendered, then that director would cease to be a director of El Paso. Our By-laws and Corporate Governance Guidelines may be found on our website at www.elpaso.com.

•	All other proposals must receive the affirmative vote of more than 50 percent in voting power of the votes cast on the proposal. Approval of Proposal No. 3, the stockholder proposal seeking an amendment to our By-laws for special shareholder meetings, would not, by itself, result in an amendment to our By-laws. Approval of this proposal would only serve as a request that the Board of Directors take the necessary steps to provide for special shareholder meetings, which would require the Board of Directors to amend our By-laws to establish a process by which shareholders may demand a special meeting be called. If Proposal No. 4, the stockholder proposal seeking an amendment to our By-laws on policy-abandoning decisions, is approved, the Board of Directors will evaluate the appropriateness of the amendment to the By-laws.

12.	How are votes counted?

Votes are counted in accordance with our By-laws and Delaware law. A broker non-vote with respect to the election of directors or any proposal will not be counted in determining the election of directors or whether the proposal is approved. A broker non-vote or abstention will be counted towards a quorum. If a stockholder returns an executed proxy card but does not indicate how his or her shares are to be voted, the shares covered by such proxy card will be included in determining if there is a quorum and will also be counted as votes “FOR” the election of all of El Paso’s director nominees, “FOR” the proposal to ratify the appointment of Ernst & Young LLP and “AGAINST” any stockholder proposal. Shares will not be voted at the Annual Meeting if a properly executed proxy card covering those shares has not been returned and the holder does not cast votes in respect of those shares in person at the Annual Meeting.

13.	Do I have to vote?

No. However, we strongly urge you to vote. You may abstain from voting or vote “FOR” or “AGAINST” all or some of El Paso’s director nominees. You may abstain from voting or vote “FOR” or “AGAINST” the other proposals.

14.	How can I view the stockholder list?

A complete list of stockholders entitled to vote at the Annual Meeting will be available to view during the Annual Meeting. You may access this list at El Paso’s offices at 1001 Louisiana Street, Houston, Texas 77002 during ordinary business hours for a period of ten days before the Annual Meeting.

15.	Who pays for the proxy solicitation related to the Annual Meeting?

We do. In addition to sending you these materials, some of our directors and officers as well as management and non-management employees may contact you by telephone, mail, e-mail or in person. You may also be solicited by means of press releases issued by El Paso, postings on our website, www.elpaso.com, and advertisements in periodicals. None of our officers or employees will receive any extra compensation for soliciting you. We have retained Georgeson Shareholder Communications, Inc. to assist us in soliciting your proxy for an estimated fee of $16,500, plus reasonable out-of-pocket expenses. Georgeson will ask brokers and other custodians and nominees whether other persons are beneficial owners of El Paso common stock. If so, we will supply them with additional copies of the proxy materials for distribution to the beneficial owners. We will also reimburse banks, nominees, fiduciaries, brokers and other custodians for their costs of sending the proxy materials to the beneficial owners of El Paso common stock.

16.	If I want to submit a stockholder proposal for the 2008 Annual Meeting, when is it due?

If you want to submit a proposal for possible inclusion in next year’s proxy statement, you must submit it in writing to the Corporate Secretary, El Paso Corporation, P.O. Box 2511, Houston, Texas 77252-2511, telephone (713) 420-6195 and facsimile (713) 420-4099. El Paso must receive your proposal on or before December 8, 2007. El Paso will consider only proposals meeting the requirements of the applicable rules of the Securities and Exchange Commission (“SEC”).

Additionally, under our By-law provisions, for a stockholder to bring any matter before the 2008 Annual Meeting that is not included in the 2008 Proxy Statement, the stockholder’s written notice must be received not less than 90 days nor more than 120 days prior to the first anniversary of the 2007 Annual Meeting. Under this criteria, stockholders must provide us with a notice of a matter to be brought before the 2008 Annual Meeting between January 25, 2008 and February 24, 2008.

If the 2008 Annual Meeting is held more than 30 days before or 60 days after May 24, 2008, for a stockholder seeking to bring any matter before the 2008 Annual Meeting, the stockholder’s written notice must be received not less than 90 days nor more than 120 days before the date of the 2008 Annual Meeting or by the tenth day after we publicly announce the date of the 2008 Annual Meeting, if that would result in a later deadline.

17.	How can I receive the proxy materials electronically?

If you want to stop receiving paper copies of the proxy materials, you must consent to electronic delivery. You can give consent by going to www.econsent.com/ep and following the instructions. Those of you that hold shares with a broker under a street name can give consent by going to www.ICSDelivery.com/ep and following the instructions.

18.	How can I obtain a copy of the Annual Report on Form 10-K?

A copy of El Paso’s 2006 Annual Report on Form 10-K is being mailed with this proxy statement to each stockholder entitled to vote at the Annual Meeting. If you do not receive a copy of the Annual Report on Form 10-K, you may obtain one free of charge by writing or calling Mr. David L. Siddall, Corporate Secretary, El Paso Corporation, P.O. Box 2511, Houston, Texas 77252-2511, telephone (713) 420-6195 and facsimile (713) 420-4099.

CORPORATE GOVERNANCE

We are committed to maintaining the highest standards of corporate governance. We believe that strong corporate governance is critical to achieving our performance goals, and to maintaining the trust and confidence of investors, employees, suppliers, business partners and other stakeholders. A summary of our Corporate Governance Guidelines is set forth below.

Corporate Governance Guidelines.  Our Corporate Governance Guidelines, together with the Board committee charters, provide the framework for the effective governance of El Paso. The Board of Directors has adopted our Corporate Governance Guidelines to address matters including qualifications for directors, standards for independence of directors, election of directors, responsibilities of directors, mandatory retirement for directors, limitation on serving on other boards/committees, the composition and responsibility of committees, conduct and minimum frequency of Board and committee meetings, management succession, director access to management and outside advisors, director compensation, stock ownership requirements, director orientation and continuing education, annual self-evaluation of the Board, its committees and directors and our policy on poison pills. The Board of Directors recognizes that effective corporate governance is an on-going process, and the Board, either directly or through the Governance & Nominating Committee, will review and revise as necessary our Corporate Governance Guidelines annually, or more frequently if deemed necessary. Our Corporate Governance Guidelines may be found on our website at www.elpaso.com.

Independence of Board Members.  Our Corporate Governance Guidelines require that a majority of our Board of Directors meet the “independence” requirements of the New York Stock Exchange (“NYSE”) listing requirements and at least 75 percent of our Board of Directors must not be from current management. The Board of Directors observes and complies with all criteria for independence established by the NYSE listing requirements and other governing laws and regulations. The Board of Directors makes its determination of the independence of its members based on categorical standards it has adopted to assist the Board in its assessment of the independence of each director. The categorical standards adopted by the Board of Directors are consistent with the NYSE listing requirements and provide that a director must not have a direct or indirect material relationship with us or our management other than as a director. The standards specify the criteria by which the independence of our directors will be determined, including guidelines for directors and their immediate family members with respect to past employment, compensation received from us, affiliations with our internal or external auditors and companies or professional organizations we do business with, interlocking directorate relationships, and service as advisory members or directors of charitable organizations. For purposes of the standards, the Board of Directors has adopted the definition of “immediate family member” as set forth in the NYSE listing requirements, which includes spouses, parents, children, siblings and in-laws of the director and anyone else (other than domestic employees) who shares the director’s home. The Board of Directors, based upon a recommendation of the Governance & Nominating Committee, reviews annually all relationships of our directors to determine whether each director meets the standards of independence adopted by the Board. If any relationship exists that is not covered by the standards adopted by the Board, the Board will determine whether such relationship is material, and whether the director should be determined to be independent. The Board may determine that a director is independent even if the director does not meet each of these standards of independence as long as the Board determines that the director is independent of management and free from any relationship that, in the judgment of the Board, would interfere with the independent judgment of the director. The standards of independence adopted by the Board are contained in our Corporate Governance Guidelines, which may be found on our website at www.elpaso.com.

The Board has affirmatively determined that Juan Carlos Braniff, James L. Dunlap, Robert W. Goldman, Anthony W. Hall, Jr., Thomas R. Hix, William H. Joyce, Ronald L. Kuehn, Jr., Ferrell P. McClean, Steven J. Shapiro, J. Michael Talbert, Robert F. Vagt, John L. Whitmire and Joe B. Wyatt meet the standards of independence adopted by the Board and are “independent”. Among other things, the Board has reviewed all of the payments received by Mr. Kuehn during 2006 (as reflected in the Director Compensation table on page 61 of this proxy statement) and has determined that none of these payments affects his independence on the Board because the payments received by him related to either (i) his service on the Board, (ii) taxable compensation received by Mr. Kuehn in 2006 from the exercise of stock options that were awarded to him and related to his service in 2003 as interim CEO, or (iii) pension and other benefits Mr. Kuehn is entitled to pursuant to his termination and consulting agreement that was entered into as part of the merger with Sonat Inc. in 1999 and which are not dependent upon his continued service on the Board. Thus, 13 of the 14 nominees for the El Paso Board (93 percent) are independent. Further, our Audit, Compensation, Governance & Nominating, Finance and Health, Safety & Environmental Committees are composed entirely of independent directors.

Audit Committee Financial Expert.  The Audit Committee plays an important role in promoting effective accounting, financial reporting, risk management and compliance procedures and controls. It is imperative that members of the Audit Committee have requisite financial literacy and expertise. All members of our Audit Committee meet the financial literacy standard required by the NYSE rules and at least one member qualifies as having accounting or related financial management expertise under the NYSE rules. In addition, as required by the Sarbanes-Oxley Act of 2002, the SEC requires that we disclose whether or not our audit committee has an “audit committee financial expert” as a member. An “audit committee financial expert” is defined as a person who, based on his or her experience, satisfies all of the following attributes:

•	An understanding of generally accepted accounting principles and financial statements.

•	An ability to assess the general application of such principles in connection with the accounting for estimates, accruals, and reserves.

•	Experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and level of complexity of issues that can reasonably be expected to be raised by our financial statements, or experience actively supervising one or more persons engaged in such activities.

•	An understanding of internal controls and procedures for financial reporting.

•	An understanding of audit committee functions.

The Board of Directors has affirmatively determined that Messrs. Hix (chairman of our Audit Committee), Goldman and Shapiro each satisfy the definition of “audit committee financial expert,” and has designated each of them as an “audit committee financial expert.”

Non-Executive Chairman.  Mr. Kuehn currently serves as the Chairman of our Board of Directors in a non-executive capacity. As the Chairman of the Board of Directors, Mr. Kuehn has a number of responsibilities, which include setting board meeting agendas in collaboration with the Chief Executive Officer (“CEO”), presiding at Board meetings, executive sessions and the annual stockholders’ meeting, assigning tasks to the appropriate committees, and ensuring that information flows openly between management and the Board. Stockholders may communicate directly with Mr. Kuehn by writing to Chairman of the Board, c/o Corporate Secretary, El Paso Corporation, P.O. Box 2511, Houston, Texas 77252-2511, facsimile (713) 420-4099.

Executive Sessions of the Board of Directors.  The Board of Directors holds regular executive sessions in which non-management Board members meet without any members of management present. Currently, Mr. Kuehn presides over the executive sessions of the Board. During 2006, non-management members of the Board met in executive session four times and several Committees of the Board met in executive session without members of management present. The purpose of these executive sessions is to promote open and candid discussion among the non-management directors.

Committees of the Board of Directors.  The Board of Directors has adopted charters for the Audit Committee, the Compensation Committee and the Governance & Nominating Committee that comply with the corporate governance rules adopted by the SEC pursuant to the Sarbanes-Oxley Act of 2002 and the NYSE listing standards. The Audit Committee, the Compensation Committee, the Governance & Nominating Committee, the Finance Committee and the Health, Safety & Environmental Committee charters may be found on our website at www.elpaso.com.

Board/Committee/Director Evaluations.  Each year the Board of Directors and each Board committee participates in a self-assessment or evaluation of the effectiveness of the Board and its committees. At least once every three years, the Board conducts an evaluation of each individual director. During 2006, each director completed a written self-assessment of the Board and its committees, each director was asked to evaluate each of the other directors and members of senior management were asked to complete a written assessment of the overall effectiveness of the Board. The results of these assessments were compiled and presented to the Board, the respective Committees and each director, as appropriate, for discussion and, if necessary, action.

Management Succession.  The Board periodically reviews with the CEO the management succession and development plan which includes the succession of the CEO in the event of an emergency or retirement. The CEO is expected to provide a recommendation for his or her successor to the Board.

Director Education.  We encourage and facilitate director participation in seminars and conferences and other opportunities for continuing director education. All of our directors are required to attend, at least once every two years, an educational program designed by a nationally recognized board educational organization. In addition, each of our directors is a member of the National Association of Corporate Directors.

Mandatory Retirement.  Our directors are subject to a mandatory retirement age and cannot stand for reelection in the calendar year following their 72nd birthday.

Stock Ownership Requirements.  Our Board of Directors is committed to director and senior management stock ownership. Directors are required to own shares of our common stock with a value of five times the annual cash retainer paid to non-employee directors within a five-year time period following initial election to the Board. The Board also requires that our CEO own shares of our common stock with a value of at least five times his or her annual base salary, and that other executive officers own our common stock with a value of at least two times their base salary within a five-year time period following initial election to that position. Each share of common stock owned by a director or executive officer is deemed to have a value equal to the greater of (i) the trading price of our common stock as of the date the applicable share was acquired by the director or executive officer or (ii) the trading price of the share of common stock as of the measurement date. A director’s or executive officer’s shares in our stock based plans, such as shares of restricted stock, deferred shares, shares in our retirement savings plan or other similar plans, are counted as shares of common stock owned by the director or executive officer. Additionally, a director or executive officer is deemed to own shares of common stock with a value equal to the in-the-money value, if any, of any vested or unvested stock option, SAR, or similar equity-linked grant that is held by the director or executive officer on any given measurement date.

Voting Standard to Elect Directors.  Our By-laws provide for the election of directors by the majority vote of stockholders in uncontested elections. This means the number of votes cast for a nominee’s election must exceed the number of votes cast against such nominee’s election in order for him or her to be elected to the Board of Directors. Our By-laws provide for the election of directors by the plurality of votes cast in contested elections. This means that in elections where the number of nominees exceeds the number of directors to be elected, the nominees who receive the highest number of votes will be elected to the Board of Directors. In addition, our Corporate Governance Guidelines provide that the Board will nominate for election or appoint to Board vacancies only candidates who irrevocably agree to resign if they fail to receive the required majority vote in uncontested elections. In the event a director fails to receive a majority of votes cast and the Board accepts the resignation tendered, then that director would cease to be a director of El Paso. In accordance with our Corporate Governance Guidelines, our By-laws require as a part of a stockholder’s written notice in connection with the nomination of a director, a statement whether the nominated individual intends to tender an irrevocable resignation effective upon such person’s failure to receive the required vote for reelection at the next meeting at which such person would face reelection.

Policy on Poison Pill Plans.  Our Corporate Governance Guidelines include a policy on poison pills, or stockholder rights plans. We do not currently have in place a stockholders rights plan, and the Board currently has no plans to adopt such a plan. However, if the Board is presented with a set of facts and circumstances which leads it to conclude that adopting a stockholder rights plan would be in the best interests of stockholders, the Board will seek prior stockholder approval unless the Board, in exercising its fiduciary responsibilities under the circumstances, determines by vote of a majority of the independent directors that such submission would not be in the best interests of our stockholders in the circumstances. If the Board were ever to adopt a stockholder rights plan without prior stockholder approval, the Board would present such plan to the stockholders for ratification within one year or cause it to expire within one year, without being renewed or replaced. Further, if the Board adopts a stockholder rights plan and our stockholders do not approve such plan, it will terminate.

Code of Ethics.  We have adopted a code of ethics, referred to as our “Code of Business Conduct,” that applies to all of our directors and employees, including our CEO, Chief Financial Officer (“CFO”) and senior financial and accounting officers. Our Code of Business Conduct is a value-based code that is built on our five core values: stewardship, integrity, safety, accountability and excellence. In addition to other matters, our Code of Business Conduct establishes policies to deter wrongdoing and to promote honest and ethical conduct, including ethical handling of actual or apparent conflicts of interest, compliance with applicable laws, rules and regulations, full, fair, accurate, timely and understandable disclosure in public communications and prompt internal reporting of violations of our Code of Business Conduct. We also have an Ethics & Compliance Office and Ethics & Compliance Committee, which is composed of members of senior management that administer our ethics and compliance program and reports to the Audit Committee of our Board of Directors. A copy of our Code of Business Conduct is available on our website at www.elpaso.com. We will post on our internet website all waivers to or amendments of our Code of Business Conduct, which are required to be disclosed by applicable law and the NYSE listing standards. Currently, we do not have nor do we anticipate any waivers of or amendments to our Code of Business Conduct. We believe our Code of Business Conduct exceeds the requirements set forth in the applicable SEC regulations and the corporate governance rules of the NYSE.

Transactions with Related Persons.  We recognize that related-person transactions can present potential or actual conflicts of interest and it is our preference that related-person transactions are avoided as a general matter. Nevertheless, we recognize that there are situations, including certain transactions negotiated on an arm’s length basis, where related-person transactions may be in, or may not be inconsistent with, the best interests of us and our stockholders. Therefore, we have procedures for the approval, ratification and review of on-going related-person transactions. The Governance & Nominating Committee of our Board of Directors is charged with the responsibility to review, ratify or approve, as necessary, any related-person transactions prior to the transaction being entered into, or ratify any related person-transactions that have not been previously approved, in which a director, five percent owner, executive officer or immediate family member of any such person has a material interest, and which transaction is in an amount equal to or in excess of $120,000, either individually or in the aggregate of several transactions during any calendar year. Based on our review of on-going related-person transactions, we have not entered into and do not currently propose to enter into any transactions with related persons required to be disclosed under the rules and regulations of the SEC under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All related-person transactions that are required to be disclosed in company filings with the SEC will be disclosed in accordance with the Securities Act of 1933 and the Exchange Act.

Web Access.  We provide access through our website to current information relating to corporate governance, including a copy of each of the Board’s standing committee charters, our Corporate Governance Guidelines, our Code of Business Conduct, our Restated Certificate of Incorporation and By-laws, biographical information concerning each director, and other matters regarding our corporate governance principles. We also provide access through our website to all filings submitted by El Paso to the SEC. Our website is www.elpaso.com, and access to this information is free of any charge to the user (except for any internet provider or telephone charges). Copies will also be provided to any stockholder upon request. Information contained on our website is not part of this proxy statement.

Process for Shareholder Communication with the Board.  Our Board has established a process for interested parties to communicate with the Board. Such communications should be in writing, addressed to the Board or an individual director, c/o Mr. David L. Siddall, Corporate Secretary, El Paso Corporation, P.O. Box 2511, Houston, Texas 77252-2511. The Corporate Secretary will forward all communications to the addressee.

Director Attendance at Annual Meeting.  The Board encourages all director nominees standing for election to attend the Annual Meeting in accordance with our Corporate Governance Guidelines. All incumbent directors who were elected at our 2006 Annual Meeting attended our 2006 Annual Meeting of Stockholders, with the exception of Mr. Braniff. Mr. Braniff was not able to attend due to a family emergency.

INFORMATION ABOUT THE BOARD OF DIRECTORS AND COMMITTEES

The Board of Directors held 11 meetings during 2006.  Each director who served on the El Paso Board of Directors during 2006 attended at least 75 percent of the meetings of the Board of Directors and of each committee on which he or she served. The Board of Directors has established five standing committees to assist the Board in carrying out its duties: the Audit Committee, the Compensation Committee, the Governance & Nominating Committee, the Finance Committee and the Health, Safety & Environmental Committee. The current members of the five standing committees are as follows:

		Governance &		Health, Safety &
Audit	Compensation	Nominating	Finance	Environmental

Thomas R. Hix	Joe B. Wyatt	Anthony W. Hall, Jr.	Robert W. Goldman	John Whitmire
(Chairman)	(Chairman)	(Chairman)	(Chairman)	(Chairman)
Juan Carlos Braniff	James L. Dunlap	James L. Dunlap	Juan Carlos Braniff	Anthony W. Hall, Jr.
Robert W. Goldman	William H. Joyce	Robert F. Vagt	Thomas R. Hix	William H. Joyce
Steven J. Shapiro	Ferrell P. McClean	Joe B. Wyatt	Ferrell P. McClean	J. Michael Talbert
John Whitmire	Steven J. Shapiro		Robert F. Vagt
J. Michael Talbert

Audit Committee

The Audit Committee held 13 meetings during 2006. The Audit Committee currently consists of five non-employee directors, each of whom the Board has determined is “independent” as such term is defined in Section 10A of the Exchange Act, the SEC rules thereunder, the NYSE listing standards and our Corporate Governance Guidelines. The Board of Directors has determined that each member of the Audit Committee possesses the necessary level of financial literacy required to enable him or her to serve effectively as an Audit Committee member. No Audit Committee member serves on more than three audit committees of public companies, including our Audit Committee. We maintain an Internal Audit Department to provide management and the Audit Committee with ongoing assessments of our risk management processes and system of internal controls. In addition, during 2006, we formed a Financial Controls Group to manage our internal control over financial reporting compliance activities. Prior to 2006, these activities were managed by the Internal Audit Department.

The Audit Committee’s primary duties include:

•	The provision of assistance to the Board of Directors in fulfilling its responsibilities with respect to the oversight of:

-	The integrity of our financial statements.

-	Our disclosure controls and procedures and internal control over financial reporting.

-	The evaluation and retention, including a review of the qualifications, independence and performance, of the independent auditor and any independent petroleum reserves engineer.

-	The performance of our internal audit and ethics and compliance functions.

-	Our compliance with legal and regulatory requirements and our Code of Business Conduct.

-	Our risk management policies and procedures.

•	To periodically discuss with management our plan to issue press releases and to meet and communicate with analysts and rating agencies, including the content and form of such communications.

•	The appointment, compensation, retention, oversight and dismissal of our independent auditor or any other accounting firm engaged for the purpose of preparing or issuing an audit report or related work, or performing other audit, review or attestation services.

•	The pre-approval of all auditing services and fees and allowable non-audit (including tax) services and fees provided to us by our independent auditor.

•	The resolution of any disagreement between management and our independent auditor regarding financial reporting or audit matters.

•	The preparation of an Audit Committee Report to be included in our proxy statement, as required by SEC regulations. See page 63 of this proxy statement for the Audit Committee Report.

•	The appointment, compensation, retention, oversight and dismissal of any independent petroleum reserves engineer engaged for the purpose of reviewing, preparing or auditing an estimate of our natural gas and oil reserves.

•	The review of procedures for the receipt, retention and treatment of complaints received by us regarding any accounting, internal accounting controls or auditing matters.

•	The review of our risk assessment and risk management guidelines and policies, including our significant risk exposures and steps taken by management to monitor and control these exposures.

Our independent auditor reports directly to the Audit Committee. In addition, the Audit Committee provides an open avenue of communication between the internal auditors, the independent auditor and the Board. Interested parties may contact the Audit Committee members by following the process outlined in the Corporate Governance section of this proxy statement.

The Audit Committee Charter can be found on our website at www.elpaso.com.

Policy for Approval of Audit and Non-Audit Fees

During 2006, the Audit Committee approved all the types of audit and permitted non-audit services which our independent auditor was to perform during the year and the cap on fees for each of these categories, as required under applicable law. The Audit Committee’s current practice is to consider for pre-approval annually all categories of audit and permitted non-audit services proposed to be provided by our independent auditor for a fiscal year. Pre-approval of tax services requires that the independent auditor provide the Audit Committee with written documentation of the scope and fee structure of the proposed tax services and discuss with the Audit Committee the potential effects, if any, of providing such services on the independent auditor’s independence. The Audit Committee will also consider for pre-approval annually the maximum amount of fees and the manner in which the fees are determined for each type of pre-approved audit and non-audit services proposed to be provided by our independent auditor for the fiscal year. The Audit Committee must separately pre-approve any service that is not included in the approved list of services or any proposed services exceeding pre-approved cost levels. The Audit Committee has delegated pre-approval authority to the Chairman of the Audit Committee for services that need to be addressed between Audit Committee meetings. The Audit Committee is then informed of these pre-approval decisions, if any, at the next meeting of the Audit Committee. See “Principal Accountant Fees and Services” beginning on page 68 of this proxy statement for the aggregate fees paid to Ernst & Young LLP for the year ended December 31, 2006, and PricewaterhouseCoopers LLP for the year ended December 31, 2005.

Compensation Committee

The Compensation Committee held seven meetings during 2006. The Compensation Committee currently consists of six non-employee directors, each of whom the Board has determined is “independent” as such term is defined in (a) the NYSE listing standards, (b) the non-employee director standards of Rule 16b-3 of the Exchange Act, (c) the outside director requirements of Section 162(m) of the Internal Revenue Code (the “Code”) and (d) our Corporate Governance Guidelines. The Compensation Committee’s charter reflects the Committee’s various responsibilities, and the Compensation Committee periodically reviews the charter and makes any necessary revisions to the charter.

The Compensation Committee’s primary functions are to:

•	Review our executive compensation program to ensure that it is adequate to attract, motivate and retain competent executive personnel and is directly and materially related to the short-term and long-term objectives and operating performance of El Paso.

•	Review and approve our stated compensation strategy, which will appropriately take into consideration contributions to our growth and profitability, organizational objectives, stockholder interests and such other factors as are deemed appropriate by the Committee.

•	Review and approve our executive agreements, perquisites and executive benefit plans (including, but not limited to, any deferred or supplemental benefit plans or programs).

•	Ensure that our executive equity-based plan, long-term incentive compensation plan, annual incentive compensation plan and other executive compensation plans and agreements are administered in accordance with our stated compensation objectives and make recommendations with respect to such plans, where appropriate, for full Board approval.

•	Review our employee benefit and compensation programs (including all new equity-based compensation programs) and consider management recommendations subject, where appropriate, to stockholder or full Board approval.

•	Review appropriate criteria for establishing performance targets and determining annual corporate and executive performance ratings.

•	Review and approve annually the individual elements of total compensation for the CEO, review and approve the corporate goals and objectives relevant to CEO compensation, evaluate the CEO’s performance in light of those goals and objectives, and determine and approve the CEO’s compensation level based on this evaluation.

•	Review and approve annually the individual elements of total compensation for all of the other executive officers, review and approve the corporate goals and objectives relevant to their compensation, evaluate their performance in light of those goals and objectives, and determine and approve their compensation levels based on this evaluation.

•	Review and approve goals and objectives relevant to director compensation, including annual retainer and meeting fees, and terms and awards of equity compensation, and recommend changes, where appropriate, for full Board approval.

•	Select, retain, evaluate, and, where appropriate, replace the independent executive compensation consulting firm, and approve all related fees.

•	Oversee the preparation of the Compensation Discussion and Analysis and the Compensation Committee Report and recommend to the full Board their inclusion in our proxy statement, in accordance with applicable rules and regulations of the SEC. See page 28 of this proxy statement for the Compensation Discussion and Analysis and page 63 for the Compensation Committee Report.

See the Compensation Discussion and Analysis beginning on page 28 of this proxy statement for a discussion of (i) the Compensation Committee’s annual process for determining total compensation for executive officers, (ii) the Compensation Committee’s engagement of an independent executive compensation consultant and (iii) the role of executive management in determining executive compensation. The Compensation Committee Charter can be found on our website at www.elpaso.com.

Compensation Committee Interlocks and Insider Participation

During 2006, the following independent directors served on the Compensation Committee: Messrs. Dunlap, Joyce, Shapiro, Talbert and Wyatt and Ms. McClean. Ms. McClean has served as a member of the Compensation Committee since May 2006 and Mr. Shapiro has served as a member since December 2006. The Compensation Committee has neither interlocks nor insider participation.

Governance & Nominating Committee

The Governance & Nominating Committee met five times during 2006. The Governance & Nominating Committee currently consists of four non-employee directors, each of whom the Board has determined is “independent” as such term is defined in the NYSE listing standards and our Corporate Governance Guidelines. The Board has delegated to the Governance & Nominating Committee its oversight responsibilities relating to corporate governance and the establishment of criteria for Board selection (including an initial determination regarding director independence).

The Governance & Nominating Committee’s primary responsibilities are to:

•	Develop and recommend to the Board corporate governance principles.

•	Identify and review the qualifications of candidates for Board membership, screen possible candidates for Board membership and communicate with members of the Board regarding Board meeting format and procedures.

•	Determine desired qualifications, expertise and characteristics and, to the extent the Governance & Nominating Committee deems necessary, conduct searches for potential candidates for Board membership with such attributes. The Governance & Nominating Committee has the sole authority and responsibility to select, evaluate, retain and, where appropriate, terminate any search firm to be used to identify qualified director candidates, including the sole authority to approve such search firm’s fees and other retention terms.

•	Ensure that we have an appropriate policy on potential conflicts of interest, including, but not limited to, the policies on (1) related-person transactions (including any dealings with directors, officers or employees), and (2) such other transactions that could have the appearance of a potential conflict of interest.

•	Monitor and report to the Board whether there is any current relationship between any director and El Paso that may adversely affect the independent judgment of the director.

•	Oversee the process of annual performance evaluations for the Board, each committee and directors.

•	Act as a nominating committee and consider any nominations properly submitted by the stockholders to the Corporate Secretary in accordance with our Corporate Governance Guidelines, our By-laws and the process set forth in this proxy statement.

•	Make recommendations to the Board of Directors with respect to a director’s resignation in the event the director fails to receive a majority of votes cast in an uncontested election.

•	Review and make recommendations regarding the Corporate Governance Guidelines.

•	Provide recommendations regarding continuing director educational programs.

The Governance & Nominating Committee Charter can be found on our website at www.elpaso.com.

Director Nomination Process

The Governance & Nominating Committee will review any nominations from stockholders, other Board members, third party search firms, executives and other such persons. The minimum qualifications we believe our directors must meet are the education, experience and skills necessary to assist and provide oversight to our management in the operation of our businesses. Among other matters, the Board considers education; business, governmental and civic experience; leadership; diversity; communication, interpersonal and other required skills; independence; and other matters relevant to the Board’s objectives. We have a comprehensive process in place to identify and evaluate candidates to be nominated for director. The Governance & Nominating Committee identifies the needs of the Board by asking each director to identify particular skills that will strengthen the Board, and that are in conformity with the goals identified in our Corporate Governance Guidelines. A third party search firm is then retained to help identify, assess qualifications and screen specific candidates. The Governance & Nominating Committee reviews the qualifications of the candidates presented and interviews the most qualified. The Governance & Nominating Committee recommends potential nominees to the full Board, which interviews the candidates and then makes nominations for election at the Annual Meeting. All of the nominees for director other than Mr. Shapiro were elected by our stockholders last year. Mr. Shapiro was reviewed as a potential director nominee by our third party search firm, recommended for appointment by the Governance & Nominating Committee and appointed by the Board during 2006. Each director nominee who appears on the ballot has been recommended by the Governance & Nominating Committee to the full Board.

Stockholders seeking to nominate persons for election as directors at the 2008 Annual Meeting must submit in writing a timely notice complying with our By-laws to Mr. David L. Siddall, Corporate Secretary, El Paso Corporation, P.O. Box 2511, Houston, Texas 77252-2511, telephone (713) 420-6195 and facsimile (713) 420-4099. To be timely for a stockholder seeking to bring any matter before the 2008 Annual Meeting, the stockholder’s written notice must be received not less than 90 days nor more than 120 days prior to the first anniversary of the 2007 Annual Meeting. Under these criteria, stockholders must provide us with notice of nominations sought to be made at the 2008 Annual Meeting between January 25, 2008 and February 24, 2008.

If the 2008 Annual Meeting is held more than 30 days before or 60 days after May 24, 2008, for a stockholder seeking to bring any matter before the 2008 Annual Meeting, the stockholder’s written notice must be received not less than 90 days nor more than 120 days before the date of the 2008 Annual Meeting or by the tenth day after we publicly announce the date of the 2008 Annual Meeting, if that would result in a later deadline.

Finance Committee

The Finance Committee met eight times during 2006. The Finance Committee currently consists of five non-employee directors, each of whom the Board has determined is “independent” as such term is defined in the NYSE listing standards and in accordance with our Corporate Governance Guidelines. The Finance Committee assists the Board in fulfilling its oversight responsibilities by reviewing and recommending appropriate action with respect to our capital structure, source of funds, payment of dividends, liquidity and financial position.

The Finance Committee’s primary functions are to:

•	Review and recommend to the Board our long-range financial plan, including the amount and allocation of capital spending and financing thereof.

•	Review and approve capital projects in excess of $25 million and up to $75 million.

•	Recommend to the Board financial policies that maintain or improve our financial strength.

•	Develop and recommend dividend policies and recommend to the Board specific dividend payments.

•	Review terms and conditions of financing plans, including the issuance of securities, corporate borrowings, off-balance sheet structures and investments, and make recommendations to the Board regarding such financings.

•	Review and make recommendations regarding our interest rate, foreign currency, commodity and other financial liquidity risk management policies, strategies and positions.

The Finance Committee Charter can be found on our website at www.elpaso.com.

Health, Safety & Environmental Committee

The Health, Safety & Environmental Committee met four times during 2006. The Health, Safety & Environmental Committee currently consists of four non-employee directors, each of whom the Board has determined is “independent” as such term is defined in the NYSE listing standards and our Corporate Governance Guidelines. The Health, Safety & Environmental Committee assists the Board in fulfilling its oversight responsibilities with respect to the Board’s and our continuing commitment to improving the environment, ensuring the safety of our employees and ensuring that our businesses and facilities are operated and maintained in a safe and environmentally sound manner.

The Health, Safety & Environmental Committee’s primary functions are to:

•	Review and provide oversight with regard to our policies, standards, accountabilities and programs relative to health, safety and environmental-related matters, including our pipeline integrity program and our greenhouse gas emissions inventory and reduction program.

•	Advise the Board and make recommendations for the Board’s consideration regarding health, safety and environmental-related issues.

•	Review and provide oversight with respect to our safety and readiness to respond to crisis situations.

The Health, Safety & Environmental Committee Charter can be found on our website at www.elpaso.com.

PROPOSAL NO. 1 — Election of Directors

The Board.  You will have the opportunity to elect our entire Board of Directors, consisting of 14 members, at the Annual Meeting. All of our incumbent directors are standing for reelection. Mr. Shapiro has been appointed to the Board since the last Annual Meeting and election of directors. All directors are elected annually and serve a one-year term or until his or her successor has been duly elected and shall qualify.

Nominations.  At the Annual Meeting, we will nominate the 14 persons named in this proxy statement as directors.

Our By-laws provide for the election of directors by the majority vote of stockholders in uncontested elections. This means the number of votes cast for a nominee’s election must exceed the number of votes cast against such nominee’s election in order for him or her to be elected to the Board of Directors. In addition, our Corporate Governance Guidelines provide that the Board will nominate for election or appoint to Board vacancies only candidates who irrevocably agree to resign if they fail to receive the required majority vote. In the event a director fails to receive a majority of votes cast and the Board accepts the resignation tendered, then that director would cease to be a director of El Paso. Each of the nominees named below has submitted an irrevocable letter of resignation that becomes effective in the event he or she does not receive a majority of votes cast for his or her election.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES NAMED BELOW.

General Information about the Nominees for Election, as of March 26, 2007.  Each of the following nominees has agreed to be named in this proxy statement and to serve as a director if elected.

Juan Carlos Braniff Managing Partner Capital I Ltd. Partners, Mexico City, Mexico — Real Estate Investment Fund Age — 49 Member — Audit Committee Member — Finance Committee	Director since 1997

Mr. Braniff has served as the Managing Partner of Capital I Ltd. Partners and a Partner in Alpha Patrimonial S.A. de C.V. since August 2005. He was a business consultant from January 2004 to August 2005. Mr. Braniff served Grupo Financíero BBVA Bancomer as Vice Chairman from October 1999 to January 2004, as Deputy Chief Executive Officer of Retail Banking from September 1994 to October 1999 and as Executive Vice President of Capital Investments, Mortgage Banking and Tourism from December 1991 to September 1994.

James L. Dunlap Business Consultant Age — 69 Member — Compensation Committee Member — Governance & Nominating Committee	Director since 2003

Mr. Dunlap’s primary occupation has been as a business consultant since 1999. He served as Vice Chairman, President and Chief Operating Officer of Ocean Energy/United Meridian Corporation from 1996 to 1999, where he was responsible for exploration and production and the development of the international exploration business. For 33 years prior to that date, Mr. Dunlap served Texaco, Inc. in various positions, including Senior Vice President, President of Texaco USA, President and Chief Executive Officer of Texaco Canada Inc. and Vice Chairman of Texaco Ltd., London. Mr. Dunlap is currently a member of the board of directors of Massachusetts Mutual Life Insurance Company, a member of the Advisory Council of the Nantucket Conservation Foundation, a trustee of the Culver Educational Foundation, a member of the Corporation of the Woods Hole Oceanographic Institution and a member of the Council of Overseers for the Jesse H. Jones Graduate School of Management at Rice University.

Douglas L. Foshee President and Chief Executive Officer, El Paso Corporation, Houston, Texas — Diversified Energy Company Age — 47	Director since 2003

Mr. Foshee has been President, Chief Executive Officer and a director of El Paso since September 2003. He became Executive Vice President and Chief Operating Officer of Halliburton Company in 2003, having joined that company in 2001 as Executive Vice President and Chief Financial Officer. Several subsidiaries of Halliburton, including DII Industries and Kellogg Brown & Root, commenced prepackaged Chapter 11 proceedings to discharge current and future asbestos and silica personal injury claims in December 2003 and an order confirming a plan of reorganization became final effective December 31, 2004. Under the plan of reorganization, all current and future asbestos and silica personal injury claims were channeled into trusts established for the benefit of asbestos and silica claimants. Prior to assuming his position at Halliburton, Mr. Foshee was President, Chief Executive Officer and Chairman of the Board of Nuevo Energy Company from 1997 to 2001. From 1993 to 1997, Mr. Foshee served Torch Energy Advisors Inc. in various capacities, including Chief Executive Officer and Chief Operating Officer. Mr. Foshee serves on the Federal Reserve Bank of Dallas, Houston Branch, as a director. Mr. Foshee serves on the Board of Trustees of Rice University, where he chairs the Building and Grounds Committee and serves as a member of the Council of Overseers for the Jesse H. Jones Graduate School of Management at Rice University. He is a member of the Greater Houston Partnership Board and Executive Committee and serves as Chair of the Environment Advisory Committee. In addition, Mr. Foshee serves on the boards of Central Houston, Inc., Children’s Museum of Houston, Goodwill Industries, Small Steps Nurturing Center and the Texas Business Hall of Fame Foundation.

Robert W. Goldman Financial Consultant Age — 64 Chairman — Finance Committee Member — Audit Committee	Director since 2003

Mr. Goldman’s primary occupation has been as a financial consultant since October 2002. He served as Senior Vice President, Finance and Chief Financial Officer of Conoco, Inc. from 1998 to 2002 and Vice President, Finance from 1991 to 1998. For more than five years prior to that date, he held various executive positions with Conoco, Inc. and E.I. Du Pont de Nemours & Co., Inc. Mr. Goldman is the elected Vice President, Finance of the World Petroleum Council, and a member of the Financial Executives Institute and the Outside Advisory Council of Global Infrastructure Partners. He serves on the board of directors of McDermott International, Inc., Parker Drilling Company and Tesoro Corporation, as well as the board of directors of the Alley Theatre in Houston, Texas.

Anthony W. Hall, Jr. Chief Administrative Officer, City of Houston, Texas Age — 62 Chairman — Governance & Nominating Committee Member — Health, Safety & Environmental Committee	Director since 2001

Mr. Hall has been Chief Administrative Officer of the City of Houston since January 2004. He served as the City Attorney for the City of Houston from March 1998 to January 2004. He served as a director of The Coastal Corporation from August 1999 to January 2001. Prior to March 1998, Mr. Hall was a partner in the Houston law firm of Jackson Walker, LLP. He is a director of Houston Endowment Inc. and Chairman of the Boulé Foundation.

Thomas R. Hix Business Consultant Age — 59 Chairman — Audit Committee Member — Finance Committee	Director since 2004

Mr. Hix has been a business consultant since January 2003. He served as Senior Vice President of Finance and Chief Financial Officer of Cooper Cameron Corporation from January 1995 to January 2003. From September 1993 to April 1995, Mr. Hix served as Senior Vice President of Finance, Treasurer and Chief Financial Officer of The Western Company of North America. Mr. Hix is a member of the board of directors of The Offshore Drilling Company (TODCO).

William H. Joyce
Chairman of the Board and Chief Executive Officer,
Nalco Company,
Naperville, Illinois — Water Treatment,
  Process Chemicals and Service Company
Age — 71

Member — Compensation Committee
Member — Health, Safety & Environmental Committee	Director since 2004

Dr. Joyce has been Chairman of the Board and Chief Executive Officer of Nalco Company since November 2003. From May 2001 to October 2003, he served as Chairman and Chief Executive Officer of Hercules Inc. From February 2001 to May 2001, Dr. Joyce served as Vice Chairman of the Board of Dow Chemical Corporation following its merger with Union Carbide Corporation. Dr. Joyce was named Chief Executive Officer of Union Carbide Corporation in 1995 and Chairman of the Board in 1996. Prior to 1995, Dr. Joyce served in various positions with Union Carbide. Dr. Joyce is a director of CVS Corporation.

Ronald L. Kuehn, Jr. Chairman of the Board, El Paso Corporation, Houston, Texas — Diversified Energy Company Age — 71	Director since 1999

Mr. Kuehn is currently the Chairman of the El Paso Board of Directors. Mr. Kuehn was Chairman of the Board and Interim Chief Executive Officer of El Paso from March 2003 to September 2003. From September 2002 to March 2003, Mr. Kuehn was the Lead Director of El Paso. From January 2001 to March 2003, he was a business consultant. Mr. Kuehn served as non-executive Chairman of the Board of El Paso from October 25, 1999 to December 31, 2000. Mr. Kuehn served as President and Chief Executive Officer of Sonat from June 1984 until his retirement on October 25, 1999. He was Chairman of the Board of Sonat Inc. from April 1986 until his retirement. He is a director of Regions Financial Corporation, Praxair, Inc. and The Dun & Bradstreet Corporation. Regions Financial Corporation has publicly announced that Mr. Kuehn reached the mandatory retirement age as in effect at Regions Financial Corporation and AmSouth Bancorporation prior to the merger of Regions Financial Corporation with AmSouth Bancorporation and he will not stand for reelection to the board of directors of Regions Financial Corporation at its 2007 annual meeting of stockholders to be held in April.

Ferrell P. McClean Business Consultant Age — 60 Member — Compensation Committee Member — Finance Committee	Director since 2006

Ms. McClean has been a business consultant since 2002. Ms. McClean served as Managing Director and Senior Advisor of J.P. Morgan Chase & Co.’s energy/power investment banking group from 2000 to 2002. From 1991 until 2000, Ms. McClean served as Managing Director and headed the investment banking and global energy group at J.P. Morgan & Co. Prior to 1991, Ms. McClean held various positions with J.P. Morgan & Co. Ms. McClean served as a member of the board of directors of Unocal Corporation and is currently on the board of directors of GrafTech International Ltd. (formerly UCAR International, Inc.).

Steven J. Shapiro Business Consultant Age — 55 Member — Audit Committee Member — Compensation Committee	Director since 2006

Mr. Shapiro has been a business consultant since 2006. From October 2000 to April 2006, he served as executive vice president and chief financial officer of Burlington Resources Inc. During his five-year tenure at Burlington Resources, Mr. Shapiro served as a member of the board of directors and the office of the chairman. Before that, he served as senior vice president, chief financial officer and director at Vastar Resources, Inc. and spent 16 years in various roles of increasing responsibility with Atlantic Richfield Company (ARCO). Mr. Shapiro recently served as chairman of the executive committee of the American Petroleum Institute’s general committee on finance and is a trustee of the Houston Museum of Natural Science. He is a member of the board of directors of Barrick Gold Corporation.

J. Michael Talbert Chairman of the Board, Transocean Inc., Houston, Texas — Offshore Drilling Company Age — 60 Member — Compensation Committee Member — Health, Safety & Environmental Committee	Director since 2003

Mr. Talbert has been non-executive Chairman of the Board of Transocean Inc. since October 2002. He served as Chief Executive Officer of Transocean Inc. and its predecessor companies from August 1994 until October 2002, Chairman of the Board from August 1994 until September 1999, and as President from December 1999 until December 2001. Mr. Talbert served as Chairman of the Board of The Offshore Drilling Company (TODCO) from February 2004 to October 2005. He served as President and Chief Executive Officer of Lone Star Gas Company from 1990 to 1994. He served as President of Texas Oil & Gas Company from 1987 to 1990, and served in various positions at Shell Oil Company from 1970 to 1982. Mr. Talbert is a past Chairman of the National Ocean Industries Association and a member of the University of Akron’s College of Engineering Advancement Council.

Robert F. Vagt President, Davidson College, Davidson, North Carolina — Higher Education Age — 60 Member — Finance Committee Member — Governance & Nominating Committee	Director since 2005

Mr. Vagt has been President of Davidson College since 1997. He served as President and Chief Operating Officer of Seagull Energy Corporation from 1996 to 1997. From 1992 to 1996, Mr. Vagt served as President, Chairman and Chief Executive Officer of Global Natural Resources. He served as President and Chief Operating Officer of Adobe Resources Corporation from 1989 to 1992. Prior to 1989, Mr. Vagt served in various positions with Adobe Resources Corporation and its predecessor entities.

John L. Whitmire
Chairman of the Board,
CONSOL Energy, Inc.,
Pittsburgh, Pennsylvania — Multifuel Energy Provider
  and Energy Service Provider
Age — 66

Chairman — Health, Safety & Environmental Committee
Member — Audit Committee	Director since 2003

Mr. Whitmire has been Chairman of CONSOL Energy, Inc. since 1999. He served as Chairman and Chief Executive Officer of Union Texas Petroleum Holdings, Inc. from 1996 to 1998, and spent over 30 years serving Phillips Petroleum Company in various positions including Executive Vice President of Worldwide Exploration and Production from 1992 to 1996 and Vice President of North American Exploration and Production from 1988 to 1992. He also served as a member of the Phillips Petroleum Company Board of Directors from 1994 to 1996. Mr. Whitmire is a member of the board of directors of GlobalSantaFe Corporation.

Joe B. Wyatt Chancellor Emeritus, Vanderbilt University, Nashville, Tennessee — Higher Education Age — 71 Chairman — Compensation Committee Member — Governance & Nominating Committee	Director since 1999

Mr. Wyatt has been Chancellor Emeritus of Vanderbilt University since August 2000. For eighteen years prior to that date, he served as Chancellor, Chief Executive Officer and Trustee of Vanderbilt University. Prior to joining Vanderbilt University, Mr. Wyatt was a member of the faculty and Vice President Administration of Harvard University. From 1984 until October 1999, Mr. Wyatt was a director of Sonat Inc. Mr. Wyatt is a principal of the Washington Advisory Group and Chairman of the Universities Research Association. He is a director of Ingram Micro, Inc. and Hercules, Inc

SECURITY OWNERSHIP OF A CERTAIN BENEFICIAL OWNER AND MANAGEMENT

The following table sets forth information as of March 19, 2007 regarding beneficial ownership of our common stock by each director, our CEO, our CFO and the other three most highly compensated executive officers in the last fiscal year, our directors and executive officers as a group and each person or entity known by us to own beneficially more than 5 percent of our outstanding shares of common stock. No family relationship exists between any of our directors or executive officers.

		Beneficial Ownership		Stock		Percent
Title of Class	Name of Beneficial Owner	(Excluding Options)(1)		Options(2)	Total	of Class

Common Stock	Franklin Resources, Inc.(3)	77,406,121		0	77,406,121	10.80%
	One Franklin Parkway San Mateo, CA 94403-1906
Common Stock	J.C. Braniff	90,374	(4)	21,000	111,374	*
Common Stock	J.L. Dunlap	51,632		8,000	59,632	*
Common Stock	R.W. Goldman	62,507		8,000	70,507	*
Common Stock	A.W. Hall, Jr.	65,427		12,000	77,427	*
Common Stock	T.R. Hix	42,865		0	42,865	*
Common Stock	W.H. Joyce	42,511		0	42,511	*
Common Stock	R.L. Kuehn, Jr.	338,423	(5)	215,600	554,023	*
Common Stock	F.P. McClean	21,973	(6)	0	21,973	*
Common Stock	J.M. Talbert	43,548		8,000	51,548	*
Common Stock	S.J. Shapiro	12,959		0	12,959	*
Common Stock	R.F. Vagt	17,724		0	17,724	*
Common Stock	J.L. Whitmire	75,026		8,000	83,026	*
Common Stock	J.B. Wyatt	84,475		14,000	98,475	*
Common Stock	D.L. Foshee	645,466		1,167,466	1,812,932	*
Common Stock	D.M. Leland	152,161		249,546	401,707	*
Common Stock	R.W. Baker	198,685		355,931	554,616	*
Common Stock	J.C. Yardley	111,165		266,613	377,778	*
Common Stock	B.J. Smolik	146,092		0	146,092	*
Common Stock	Directors and executive officers as a group (21 persons total), including those individuals listed above	2,489,066		3,003,250	5,492,316	*

*	Less than one percent

(1)	The directors and executive officers named in the table have sole voting and investment power with respect to shares of our common stock beneficially owned, except that Mr. Talbert shares with one or more other individuals voting and investment power with respect to 5,000 shares of common stock. This column also includes shares of common stock held in the El Paso Corporation Benefits Protection Trust (as of March 19, 2007) as a result of deferral elections made in accordance with our benefit plans. These individuals share voting power with the trustee under that plan and receive dividend equivalents on such shares, but do not have the power to dispose of, or direct the disposition of, such shares until such shares are distributed. In addition, some shares of common stock reflected in this column for certain individuals are subject to restrictions. None of the shares of common stock reflected in this column have been pledged as security, except for 1,000 shares owned by Mr. Hall which have been pledged as partial security for a loan.

(2)	The directors and executive officers have the right to acquire the shares of common stock reflected in this column within 60 days of March 19, 2007, through the exercise of stock options. As of March 19, 2007, certain individuals listed in the table have vested stock options that have an exercise price of $40 or higher. It is not likely that our stock price will reach $40 during the remaining terms of these stock options, thus it is not likely the stock options will be in-the-money before they expire by their own terms. The number of stock options at or above a $40 exercise price for Messrs. Braniff, Hall, Kuehn, Wyatt, Leland, Baker and Yardley is 5,000, 6,000, 100,000, 8,000, 144,375, 156,709 and 182,375 stock options, respectively. Stock options granted under our plans are not subject to execution, attachment or similar process and cannot be transferred, assigned, pledged or hypothecated in any manner other than by will or by the applicable laws of descent and distribution.

(3)	According to a Schedule 13G/A filed on March 7, 2007, as of February 28, 2007, Franklin Resources, Inc. was deemed to beneficially own 77,406,121 shares of common stock.

(4)	Mr. Braniff’s beneficial ownership excludes 3,500 shares owned by his wife. Mr. Braniff disclaims any beneficial ownership in those shares.

(5)	Mr. Kuehn’s beneficial ownership excludes 30,720 shares owned by his wife or children. Mr. Kuehn disclaims any beneficial ownership in those shares.

(6)	Ms. McClean’s beneficial ownership includes 1,500 shares held by her husband’s IRA and 2,475 shares held in a revocable trust.

INDIVIDUAL EXECUTIVE PROFILES

The following are individual executive profiles that summarize the compensation earned or paid in 2006 to our CEO, our CFO and our three other most highly compensated executive officers, whom we refer to as our “named executive officers.” The individual executive profiles provide biographical information and summarize the compensation disclosures that are provided in the Compensation Discussion and Analysis and executive compensation tables in this proxy statement. The compensation information presented in the following executive profiles is calculated in accordance with the SEC regulations and is derived from the more detailed compensation tables that begin on page 43 of this proxy statement. Please consult those tables and the accompanying footnotes for an explanation of how the compensation information is calculated.

Douglas L. Foshee: Individual Executive Profile

President, Chief Executive Officer,
and a Director of El Paso Corporation
Age: 47
Tenure with El Paso: 4 years
Tenure in Industry: 25 years
MBA, Jesse H. Jones Graduate School of Management, Rice University
Graduate of Southwestern Graduate School of Banking, Southern Methodist University
BBA, Southwest Texas State University
Mr. Foshee has been President, Chief Executive Officer and a director of El Paso since September 2003. Prior to joining El Paso, Mr. Foshee served as Executive Vice President and Chief Operating Officer of Halliburton Company having joined that company in 2001 as Executive Vice President and Chief Financial Officer. Prior to Halliburton, Mr. Foshee served as President, Chief Executive Officer and Chairman of the Board of Nuevo Energy Company and Chief Executive Officer and Chief Operating Officer of Torch Energy Advisors, Inc. Mr. Foshee serves on the Federal Reserve Bank of Dallas, Houston Branch, as a director. Mr. Foshee serves on the Board of Trustees of Rice University where he chairs the Building and Grounds Committee and serves as a member of the Council of Overseers for the Jesse H. Jones Graduate School of Management at Rice University. He is a member of the Greater Houston Partnership Board and Executive Committee and serves as Chair of the Environment Advisory Committee. In addition, Mr. Foshee serves on the boards of Central Houston, Inc., Children’s Museum of Houston, Goodwill Industries, Small Steps Nurturing Center and the Texas Business Hall of Fame Foundation.
2006 Compensation 1

Salary
Base Salary:	$950,004

Performance-Based Cash Bonus:	$1,400,000

Perquisites and Personal Benefits:	$3,658

Annual Long-Term Incentive Award

(Grant Date Fair Value)
Restricted Stock:	$1,519,375
Stock Options:	$1,221,077
Restricted Stock Dividends:	$60,509

Retirement Benefits

Pension Plan
Annual increase in accumulated pension benefit:	$106,640

Retirement Savings Plan (RSP)
Company matching contribution to RSP:	$9,900
Supplemental RSP benefit:	$95,850
Annual earnings on supplemental RSP benefit:	$7,951

2006 Total Compensation

Stock Ownership Requirements
Mr. Foshee’s ownership in our common stock exceeds the required ownership thresholds of five times base salary, as discussed elsewhere in this proxy statement.

Payment Upon Termination
(As of December 31, 2006)

Voluntary Termination:	$7,106,948
Involuntary Termination without Cause:	$2,963,167	[2]
Retirement:	$0	[2]
Death:	$15,043,474	[2]
Disability:	$9,202,359	[2]
Termination with Cause:	$0	[2]
Change in Control of El Paso:	$23,126,441	[2,3]

1	Please note total 2006 Compensation does not tie directly to the Summary Compensation Table.

2	Reflects incremental value of enhanced benefits above amounts Mr. Foshee is entitled to as a result of voluntary termination. Value of equity reflects $15.28, the closing price of our common stock on December 29, 2006 (the last trading of the year).

3	Includes a gross-up payment for excise taxes.

D. Mark Leland: Individual Executive Profile

Executive Vice President and
Chief Financial Officer
Age: 45
Tenure with El Paso: 21 years
Tenure in Industry: 21 years
BBA, University of Puget Sound
Certified Management Accountant
Certified Internal Auditor
Mr. Leland has been Executive Vice President and Chief Financial Officer of El Paso since August 2005. Mr. Leland served as Executive Vice President of El Paso Exploration & Production Company from January 2004 to August 2005, and as Chief Financial Officer and a director from April 2004 to August 2005. He served as Senior Vice President and Chief Operating Officer of GulfTerra Energy Partners, L.P. and its general partner from January 2003 to December 2003, as Senior Vice President and Controller from July 2000 to January 2003, and as Vice President from August 1998 to July 2000. Mr. Leland has also worked in various capacities for El Paso Field Services and El Paso Natural Gas Company since 1986.
2006 Compensation 1

Salary
Base Salary:	$483,750

Performance-Based Cash Bonus:	$490,050

Perquisites and Personal Benefits:	$912

Annual Long-Term Incentive Award

(Grant Date Fair Value)
Restricted Stock:	$420,016
Stock Options:	$337,557
Restricted Stock Dividends:	$11,911

Retirement Benefits

Pension Plan
Annual increase in accumulated pension benefit:	$2,956

Retirement Savings Plan (RSP)
Company matching contribution to RSP:	$9,900
Supplemental RSP benefit:	$29,334
Annual earnings on supplemental RSP benefit:	$2,020

2006 Total Compensation

Stock Ownership Requirements
Mr. Leland’s ownership in our common stock exceeds the required ownership thresholds of two times base salary, as discussed elsewhere in this proxy statement.

Payment Upon Termination
(As of December 31, 2006)

Voluntary Termination:	$1,058,073
Involuntary Termination without Cause:	$870,132	[2]
Retirement:	$0	[2]
Death:	$3,124,389	[2]
Disability:	$1,348,722	[2]
Termination with Cause:	$0	[2]
Change in Control of El Paso:	$3,786,288	[2]

1	Please note total 2006 Compensation does not tie directly to the Summary Compensation Table.

2	Reflects incremental value of enhanced benefits above amounts Mr. Leland is entitled to as a result of voluntary termination. Value of equity reflects $15.28, the closing price of our common stock on December 29, 2006 (the last trading of the year).

Robert W. Baker: Individual Executive Profile

Executive Vice President and
General Counsel
Age: 50
Tenure with El Paso: 24 years
Tenure in Industry: 26 years
JD, The University of Texas Law School
BA and BS, Business, Economics and Accounting,
  University of Delaware
Licensed to practice law in Texas and Louisiana
Mr. Baker has been Executive Vice President and General Counsel of El Paso since January 2004. From February 2003 to December 2003, he served as Executive Vice President of El Paso and President of El Paso Merchant Energy. He was Senior Vice President and Deputy General Counsel of El Paso from January 2002 to February 2003. Prior to that time, he worked in various capacities in the legal department of Tenneco Energy and El Paso since 1983.
2006 Compensation 1

Salary
Base Salary:	$432,807

Performance-Based Cash Bonus:	$401,885

Perquisites and Personal Benefits:	$912

Annual Long-Term Incentive Award

(Grant Date Fair Value)
Restricted Stock:	$336,013
Stock Options:	$270,044
Restricted Stock Dividends:	$15,866

Retirement Benefits

Pension Plan
Annual increase in accumulated pension benefit:	$47,700

Retirement Savings Plan (RSP)
Company matching contribution to RSP:	$9,900
Supplemental RSP benefit:	$22,816
Annual earnings on supplemental RSP benefit:	$2,427

2006 Total Compensation

Stock Ownership Requirements
Mr. Baker’s ownership in our common stock exceeds the required ownership thresholds of two times base salary, as discussed elsewhere in this proxy statement.

Payment Upon Termination
(As of December 31, 2006)

Voluntary Termination:	$1,888,481
Involuntary Termination without Cause:	$1,032,513	[2]
Retirement:	$0	[2]
Death:	$3,625,757	[2]
Disability:	$1,978,339	[2]
Termination with Cause:	$0	[2]
Change in Control of El Paso:	$4,209,542	[2]

1	Please note total 2006 Compensation does not tie directly to the Summary Compensation Table.

2	Reflects incremental value of enhanced benefits above amounts Mr. Baker is entitled to as a result of voluntary termination. Value of equity reflects $15.28, the closing price of our common stock on December 29, 2006 (the last trading of the year).

James C. Yardley: Individual Executive Profile

Chairman of El Paso’s Pipeline Group
Age: 55
Tenure with El Paso: 29 years
Tenure in Industry: 29 years
MBA, Harvard Business School
BA, Economics, Duke University
Mr. Yardley has been Executive Vice President of El Paso and Chairman of El Paso’s Pipeline Group since August 2006. He has been Chairman of the Board and President of Southern Natural Gas Company since May 2005, director of Southern Natural Gas Company since November 2001 and President of Southern Natural Gas Company since May 1998. He served as Vice President, Marketing and Business Development for Southern Natural Gas Company from April 1994 to April 1998. Prior to that time, Mr. Yardley worked in various capacities with Southern Natural Gas and Sonat Inc. since 1978.
2006 Compensation 1

Salary
Base Salary:		$385,680

Performance-Based Cash Bonus:		$569,536

Perquisites and Personal Benefits:		$90,375

Annual Long-Term Incentive Award

(Grant Date Fair Value)
Restricted Stock: Stock Options: Restricted Stock Dividends:	$ $ $	295,162 232,545 6,462

Retirement Benefits

Pension Plan
Annual increase in accumulated pension benefit:		$56,051

Retirement Savings Plan (RSP)
Company matching contribution to RSP:		$9,900
Supplemental RSP benefit:		$19,063
Annual earnings on supplemental RSP benefit:		$1,547

2006 Total Compensation

Stock Ownership Requirements
Mr. Yardley’s ownership in our common stock exceeds the required ownership thresholds of two times base salary, as discussed elsewhere in this proxy statement.

Payment Upon Termination
(As of December 31, 2006)

Voluntary Termination:	$4,120,720
Involuntary Termination without Cause:	$501,665	[2]
Retirement:	$0	[2,3]
Death:	$2,154,091	[2]
Disability:	$706,150	[2]
Termination with Cause:	$0	[2]
Change in Control of El Paso:	$3,042,388	[2]

1	Please note total 2006 Compensation does not tie directly to the Summary Compensation Table.

2	Reflects incremental value of enhanced benefits above amounts Mr. Yardley is entitled to as a result of voluntary termination. Value of equity reflects $15.28, the closing price of our common stock on December 29, 2006 (the last trading of the year).

3	Mr. Yardley is eligible for early retirement. The value of his retirement benefits are reflected under voluntary termination.

Brent J. Smolik: Individual Executive Profile

President of El Paso Exploration
& Production Company
Age: 45
Tenure with El Paso: 1 year
Tenure in Industry: 23 years
BS, Petroleum Engineering, Texas A&M University
Mr. Smolik has been Executive Vice President of El Paso and President of El Paso Exploration & Production Company since November 2006. Prior to joining El Paso, Mr. Smolik was President of ConocoPhillips Canada from April 2006 to October 2006. Prior to the Burlington Resources merger with ConocoPhillips, he was President of Burlington Resources Canada from September 2004 to March 2006. From 1990 to 2004, Mr. Smolik worked in various engineering supervisory and asset management capacities for Burlington Resources Inc.
2006 Compensation 1

Salary
Base Salary:	$550,008	[2]

Performance-Based Cash Bonus:	$177,000	[3]

Perquisites and Personal Benefits:	$48,134

Annual Long-Term Incentive Award

(Grant Date Fair Value)
Restricted Stock:	$0
Stock Options:	$0
Restricted Stock Dividends:	$0

Retirement Benefits

Pension Plan
Annual increase in accumulated pension benefit:	$0

Retirement Savings Plan (RSP)

Company matching contribution to RSP:	$0
Supplemental RSP benefit:	$0
Annual earnings on supplemental RSP benefit:	$0

Other Payments [4]
Sign-on bonus (Special One-Time):	$500,000
Restricted Stock Award (Grant Date Fair Value):	$2,000,000

2006 Total Compensation

Stock Ownership Requirements
Mr. Smolik’s ownership in our common stock exceeds the required ownership thresholds of two times base salary, as discussed elsewhere in this proxy statement.

Payment Upon Termination
(As of December 31, 2006)

Voluntary Termination:	$0
Involuntary Termination without Cause:	$733,490	[5]
Retirement:	$0	[5]
Death:	$3,611,889	[5]
Disability:	$183,482	[5]
Termination with Cause:	$0	[5]
Change in Control of El Paso:	$4,819,157	[5]

1	Please note total 2006 Compensation does not tie directly to the Summary Compensation Table.

2	Reflects Mr. Smolik’s annual base salary.

3	Based on Mr. Smolik’s hire date on November 1, 2006.

4	Designed to offset value of unvested equity Mr. Smolik forfeited from his previous employer.

5	Reflects incremental value of enhanced benefits above amounts Mr. Smolik is entitled to as a result of voluntary termination. Value of equity reflects $15.28, the closing price of our common stock on December 29, 2006 (the last trading of the year).

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Objectives of our Executive Compensation Program

The objectives of the Compensation Committee are to ensure our executives’ compensation is competitive so that we can attract and retain executive personnel and performance-based so that the interests of our executive officers are aligned with both the short-term and long-term interests of our stockholders. The Compensation Committee accomplishes these objectives through the structure of the elements of our executive compensation program.

Compensation Committee’s Annual Process for Determining Total Compensation

On an annual basis the Compensation Committee is responsible for determining and approving the total compensation level of our CEO and other executive officers based on its evaluation of company performance and the executive officer’s individual performance relative to pre-established performance goals and objectives. At the beginning of each calendar year, the Committee approves financial and non-financial goals for El Paso and its business units. The Compensation Committee also establishes the annual base salaries and minimum, target, and maximum annual cash incentive bonus levels for each of the executive officers. After the financial and non-financial results are available for the year, the Compensation Committee determines the appropriate funding of the annual cash incentive pool for payment of annual incentive bonuses and the equity pool for grants of long-term incentive awards. Then the Compensation Committee takes into account the executives’ individual performances to determine the amount of each individual annual cash incentive bonus and the value of individual long-term incentive awards. The Compensation Committee also considers recommendations from our CEO regarding total compensation levels for those executives reporting directly to him. At the end of the calendar year, the Compensation Committee makes determinations with respect to any adjustments for the following year to individual base salaries and target levels for annual cash incentive bonuses.

Independent Executive Compensation Consultant

The Compensation Committee engages an independent executive compensation consulting firm to assist it in its review of our executive and director compensation programs to ensure they are competitive and consistent with the Compensation Committee’s stated objectives. The executive compensation consultant is retained by and is directly accountable to the Compensation Committee. Generally, the Compensation Committee approves all fees paid to its executive compensation consultant. Our Compensation and Benefits Groups in our Human Resources Department support the Compensation Committee in its work and in some cases act pursuant to delegated authority to fulfill various functions in administering our compensation and benefits plans. Members of management (including our CEO and Senior Vice President of Human Resources and Administration) act, as requested, as a liaison between the Compensation Committee and its executive compensation consultant.

In late 2005, the Compensation Committee engaged Mercer Human Resource Consulting (“Mercer”), a subsidiary of the Marsh & McLennan Companies (“Marsh”), as its executive compensation consultant to (i) develop materials on the general competitive landscape and trends in compensation, (ii) assess the market for outside board compensation and prepare an analysis of the components of our director compensation program, (iii) review our internal executive pay analysis, (iv) assist with ideas regarding our officer annual incentive bonus pool and equity programs, and (v) conduct an analysis regarding El Paso’s current peer group as well as identify new potential peer companies. Historically, Mercer has also been engaged by El Paso to provide benefits plan design and actuarial services and Mercer Investment Consulting, Inc. has been engaged by El Paso to provide investment consulting and performance analysis for our benefits plans. Mercer Human Resource Services has been engaged by El Paso to provide recordkeeping and benefits administration for our pension and health and group plans. Marsh has been engaged by El Paso to provide risk and insurance services. The Compensation Committee and El Paso determined that each of these relationships was separate and independent and would not impair Mercer’s ability to provide independent advice to the Compensation Committee.

In December 2006, Mercer informed the Compensation Committee that a key individual assigned to El Paso was leaving Mercer and would not be able to continue as the Compensation Committee’s executive compensation consultant. While the Compensation Committee was satisfied with the services that had been provided by Mercer, the Compensation Committee decided to retain its former executive compensation consultant, Deloitte Consulting (“Deloitte”). The Compensation Committee had previously replaced Deloitte because Deloitte was affiliated with one of the four largest independent registered public accounting firms responding to a request for proposal (“RFP”) process that our Audit Committee had conducted. See the Audit Committee Report on page 63 of this proxy statement for additional information about the RFP process. In January 2007, Deloitte was engaged by the Compensation Committee to provide advice on an ongoing basis with regard to the general competitive landscape and trends in compensation and executive and director compensation matters, including (i) competitive benchmarking, (ii) incentive plan design, (iii) performance metrics testing, (iv) peer group selection, (v) updates on trends in executive and director compensation, (vi) review of the Compensation Discussion and Analysis and related tables included in our proxy statements, and (vii) handling other matters requested by the Compensation Committee. Certain Deloitte affiliates are also engaged by El Paso to provide the following services: tax and tax-related services, process optimization consulting and technology consulting. The Compensation Committee and El Paso believe that each of these relationships is separate and independent and will not impair Deloitte’s ability to provide independent advice to the Compensation Committee.

Role of Executive Management in Determining Executive Compensation

As a management team, we engage in an interactive process with the Compensation Committee to determine executive compensation. Our role as management in determining executive compensation is to provide recommendations to the Compensation Committee. At the Compensation Committee’s request, we recommend appropriate financial and non-financial performance goals for El Paso and its business units and work with the executive compensation consultant to analyze competitive market data and to recommend levels for base salary, annual incentive awards and long-term incentive awards for all officers and employees. We also work with the Compensation Committee to establish the agenda and prepare meeting information for each Compensation Committee meeting. Our CEO participates in Compensation Committee meetings at the Compensation Committee’s request to provide his evaluation of the performance of and recommendations for the compensation levels of the senior executive officers that report directly to him. The Compensation Committee also has a process for soliciting from the CEO a candid and critical self-assessment of his own performance and compensation levels.

Elements of Executive Compensation

Total Compensation.  Our named executive officers’ total annual compensation includes three principal elements: base salary, annual cash incentive awards, and long-term incentive awards in the form of restricted stock and stock options. Based on the competitive practices in our industry, the Compensation Committee believes the elements of each named executive officer’s compensation are well-balanced between short-term cash and long-term equity compensation. A significant amount of the compensation paid to our executive officers is short-term cash compensation so that we remain competitive to attract and retain executive personnel and a significant amount is long-term equity compensation that is designed to be “at risk” to align our executive officers’ interests with those of our stockholders and to drive company performance.

•	Base Salary. Base salaries are paid for ongoing performance throughout the year. The Compensation Committee reviews base salaries annually to ensure they are competitive and commensurate with each named executive officer’s job responsibilities and the executive officer’s performance. The base salaries of our executive officers are targeted to be within the median range of competitive executive compensation benchmark survey data. The Compensation Committee considers survey data as well as external market conditions and individual factors before making annual adjustments to individual base salaries. The Compensation Committee also reviews internal pay equities to determine if there is any unjustified widening of the compensation differential between our named executive officers and non-managerial employees when making this determination. See the discussion below regarding the “Factors Considered When Determining Total Compensation.”

•	Annual Cash Incentive Bonuses. Annual cash incentive bonuses are paid to reward performance and the achievement of pre-established performance goals. The Compensation Committee establishes the annual cash incentive bonus opportunity for each named executive officer at the beginning of the year. The Compensation Committee reviews the target level for annual cash incentive bonuses annually to ensure that the target opportunities are competitive and commensurate with each named executive officer’s job responsibilities. The annual cash incentive bonuses of our executive officers are targeted to be within the median range of competitive executive compensation benchmark survey data when El Paso and its business units achieve targeted performance levels. The Compensation Committee considers the survey data as well as external market conditions and individual factors before making annual adjustments to individual target bonus opportunities. Annual cash incentive bonuses are paid after the end of a calendar year once the Compensation Committee has determined El Paso’s performance (and, where appropriate, the performance of its business units) and each named executive officer’s performance relative to the performance goals that were established at the beginning of each year. A named executive officer’s annual cash incentive bonus may be lower (including no bonus being paid) than target level when target levels of performance are not achieved. A named executive officer’s annual cash incentive bonus may exceed the target level (as well as the median range of the survey data) in the event of exceptional performance by El Paso, a business unit and/or the individual executive. See the discussion below regarding the “Factors Considered When Determining Total Compensation.”

•	Long-Term Incentive Awards. Annual grants of long-term incentive awards are in the form of restricted stock and stock options. Restricted stock and stock options are awarded because these awards tie directly to the performance of our common stock and provide the named executive officer an incentive to build stockholder value. The Compensation Committee believes annual grants of restricted stock and stock options provide an effective means of executive retention because the awards are focused long-term and vest over a period of years. The target value of long-term incentive awards is allocated approximately 50 percent in restricted stock and 50 percent in stock options. The Compensation Committee believes this allocation of equity awards is appropriate because restricted stock is granted based on both company and individual performance and is designed to reward our named executive officers for the achievement of performance goals. The amount of equity available to fund the restricted stock portion of the equity pool is based 50 percent on corporate achievement of the annual overall corporate financial goals and 50 percent on El Paso’s relative total shareholder return compared to its peer group of companies. Beginning in 2007 for 2006 performance, stock options are not adjusted for either corporate or individual performance and are granted at target. The Compensation Committee believes this is appropriate because the value of stock options is recognized only if our stock price increases thereby creating value for all of our stockholders. A named executive officer will forfeit his or her long-term incentive awards if he or she voluntarily leaves El Paso prior to vesting or is terminated for cause. The value of long-term incentive awards for our executive officers is targeted to be within the median range of competitive executive compensation benchmark survey data when El Paso and its business units achieve targeted performance levels. The value of long-term incentive awards granted to our named executive officers may exceed the median range of the survey data if El Paso and/or its business units exceed target performance levels, El Paso performs well against its peer group of companies or individual performance is high. See the discussion below regarding the “Factors Considered When Determining Total Compensation.”

During 2006, the Compensation Committee asked Mercer to evaluate the appropriateness of its current philosophy with respect to the types of long-term incentive awards in light of the current market practices for our industry. Based on the Compensation Committee’s review of this analysis, the Compensation Committee determined that for 2006 performance long-term incentive awards in the form of restricted stock and stock options continued to be appropriate to meet the primary objectives of our executive compensation program.

Stock Ownership Requirements.  El Paso is committed to stock ownership and the Compensation Committee believes awards of restricted stock and stock options remain an important long-term incentive for rewarding individual performance as well as closely aligning our executive officer’s interests with the interests of our stockholders. Our Corporate Governance Guidelines impose stock ownership requirements on our executive officers. These stock ownership requirements are designed to emphasize stock ownership by our executive officers and to further link their interests with the interests of our stockholders. Our CEO is required to own shares of our common stock with a value of at least five times his annual base salary and the other named executive officers are required to own shares of our common stock with a value of at least two times their annual base salary within a five-year time period following initial election to that position. Each of the named executive officers’ ownership in our common stock exceeds the required ownership thresholds. See page 8 of this proxy statement for further information regarding the stock ownership requirements for our executive officers.

Retirement Benefits.  Each named executive officer participates in the following retirement benefit plans: a company-funded pension plan, a company-sponsored retirement savings plan and a non-qualified supplemental benefits plan. Our named executive officers participate in our Pension Plan and Retirement Savings Plan, which are provided to all eligible employees. The Retirement Savings Plan is a defined contribution plan which provides for immediate vesting of benefits for both participant and company contributions. The Pension Plan provides pension benefits under a cash balance formula that defines participant benefits in terms of a notational account balance based on quarterly interest credits and pay credits (determined by age and years of service). Participants are fully vested in their pension benefits upon the earliest of the completion of five years of service or attainment of age 65. The Internal Revenue Code places limitations on the amount of compensation that can be considered when calculating benefits under the Pension Plan and making contributions to the Retirement Savings Plan. These excess benefits are payable under a supplemental benefits plan in which our named executive officers participate. The Supplemental Benefits Plan and 2005 Supplemental Benefits Plan are described in more detail on pages 52 and 53 of this proxy statement. See page 51 of this proxy statement for the Pension Benefits table and further discussion regarding the actuarial present value of the named executive officers’ accumulated pension benefits under the Pension Plan and supplemental benefits plans.

Health and Welfare Benefits.  El Paso offers subsidized health and group benefits to all eligible employees. Each named executive officer may elect to receive the health and group benefits that are generally available to all employees subject to the payment of required premium payments. El Paso offers comprehensive cafeteria-style health and group benefits, which include medical, dental, vision, disability and life insurance coverage as well as dependent day-care and healthcare flexible spending accounts. Our Senior Executive Survivor Benefits Plan provides our named executive officers with survivor benefit coverage in lieu of coverage generally provided under our group life insurance plan. The amount of the executive officer’s survivor benefit, on an after-tax-basis, is two and one-half times the executive officer’s annual salary. See page 56 of this proxy statement for a description of our Senior Executive Survivor Benefits Plan.

Perquisites and Personal Benefits.  El Paso seeks to maintain equal standards of treatment between its officers and other El Paso employees. While El Paso does not provide personal perquisite and benefit allowances to officers, it does provide certain benefits which it considers to be business expenses that could be characterized as having a personal benefit. El Paso provides a separate parking space (with no incremental cost to El Paso) for Mr. Foshee. Our named executive officers may use season tickets purchased by El Paso to attend sporting events when the tickets are not otherwise being used for business reasons (with no incremental cost to El Paso). El Paso makes available for business use to its executive officers private aircraft that it has entered into lease agreements to use and there are limited instances when the named executive officers are permitted to use leased aircraft for personal travel or to bring personal guests as passengers on business-related flights. When the executive officer’s use of leased aircraft or a guest’s travel does not meet the Internal Revenue Service’s (“IRS”) standard for business use, the cost of that travel is imputed as income to the officer and a gross-up payment for taxes is provided. El Paso also pays for the costs of annual physicals for all of its executive officers, including the named executive officers. El Paso does not have any outstanding loans to executive officers, and there have not been loans of any kind made to executive officers since federal law prohibited this practice in 2002.

Factors Considered When Determining Total Compensation

Competitive Benchmark Survey Data.  In order to determine appropriate levels of total compensation for each of our executive officers, the Compensation Committee conducts an evaluation of competitive compensation trends with the help of its independent executive compensation consultant and the Compensation Group of our Human Resources Department. Our Compensation Group reviews and makes recommendations for the level of total compensation for each of our executive officers, including base salaries, annual cash incentive bonuses and long-term incentive awards based on competitive benchmark data derived from widely recognized executive compensation surveys. The survey data represents the market of companies in which El Paso competes for executive talent and includes a representative sample of companies in El Paso’s peer group (as discussed below). The survey data is used primarily to ensure that the executive compensation program as a whole is competitive and generally within the median range of comparative compensation when El Paso and its business units achieve targeted performance levels. The Compensation Committee asks its executive compensation consultant to review the market data to verify its accuracy and reasonableness. The Compensation Committee may make adjustments to individual base salaries and target bonus opportunities based on external market conditions and factors for an individual executive position. The total compensation for an individual position may exceed the median range of comparative compensation when El Paso and/or its business units exceed target performance levels, El Paso performs well against its peer group of companies or individual performance is high. For example, for 2006, the total compensation of certain named executive officers was above the median range of comparative compensation mainly as a result of El Paso’s high total shareholder return relative to its peer group of companies for 2006 and individual performance factors.

El Paso’s Peer Group.  The Compensation Committee selects an appropriate peer group of companies to review executive officer compensation practices and to compare total shareholder return relative to the performance of El Paso. In February 2006, the Compensation Committee asked Mercer for a recommendation regarding the appropriate peer group for El Paso. Based on this analysis, the Compensation Committee determined that the peer group should be adjusted to better fit El Paso’s business mix. For 2006, the Compensation Committee selected a new peer group of companies consisting of eleven diversified energy companies and seven non-diversified energy companies. The current peer group of companies was selected by identifying U.S. publicly traded companies competing in the energy industry that had revenues and business characteristics similar to El Paso. The 2006 peer group of companies includes a proportional weighting of pipeline companies and exploration and production companies and a balanced range of revenues within the peer group. The peer group for 2006 included the following companies: Anadarko Petroleum Corp., Apache Corp., CenterPoint Energy Inc., Devon Energy Corp., Dominion Resources, Inc., Enbridge, Inc., Equitable Resources, Inc., Kinder Morgan, Inc., NiSource, Inc., ONEOK, Inc., PG&E Corp., PPL Corp., Questar Corp., Sempra Energy, Southern Union Co., Transcanada Corp., Western Gas Resources, Inc. and Williams Companies, Inc. On February 13, 2007, the Compensation Committee approved changes to the peer group of companies for 2007. Western Gas Resources, Inc. was removed from the peer group of companies because it was acquired by Anadarko Petroleum Corp. during 2006. Kinder Morgan, Inc was removed from the peer group of companies because the acquisition of Kinder Morgan, Inc. by investors who plan to take the company private is expected to close in the first quarter of 2007. The Compensation Committee approved the addition to the peer group of companies of Spectra Energy Corp., the former natural gas business of Duke Energy, which became a stand-alone, publicly traded company in January 2007. Spectra Energy Corp. has approximately $21 billion in assets and operates 17,500 miles of transmission pipeline in the U.S. and Canada.

External Market Conditions and Individual Factors.  The Compensation Committee is aware that it cannot establish total executive compensation levels solely on the basis of the median range of competitive benchmark survey data without additional analysis. Accordingly, the Compensation Committee also takes into account external market conditions and individual factors when establishing the total compensation of each named executive officer. Some of these factors include the executive’s level of experience, the executive’s tenure and responsibilities within El Paso, the position within El Paso and the appropriate competitive pressures for that position within the industry. In addition, the Compensation Committee asks its executive compensation consultant to provide it with an objective opinion regarding total executive compensation levels relative to each individual executive’s responsibilities.

Internal Pay Equity.  The Compensation Committee monitors the relationship between the compensation of our named executive officers and the compensation of our non-managerial employees. In 2006, the Compensation Committee reviewed a comparison of CEO pay and senior management pay to non-management employee pay. This analysis included a three-year period from 2003 through 2005 and showed a flat trend in total compensation and a slight increasing trend in base pay of our CEO and senior management in comparison to non-managerial employees. The slight increasing trend in base pay is the result of a voluntary reduction by our CEO of his base salary during 2004. The Compensation Committee also monitors the relationship between the compensation of executive officers in comparison to other senior officers. The Compensation Committee periodically conducts these analyses to monitor and avoid any unjustified widening of compensation differentials.

Wealth Accumulation.  The Compensation Committee reviews annually all of the elements of total compensation paid to each named executive officer during the prior five-year period, including base salaries, annual cash incentive bonuses, the value of long-term incentive awards and any special payments made to an individual named executive officer. Tally sheets quantifying the elements of each named executive officer’s total compensation are presented to and reviewed by the Compensation Committee.

Payments upon Termination or Change in Control.  The Compensation Committee reviews the compensation and benefits each named executive officer could receive upon various termination events. These termination events include voluntary termination, involuntary termination without cause, termination with cause, retirement, death, disability and termination within two years following a change in control of El Paso. The total remuneration includes all aspects of each named executive officer’s compensation and benefits under our plans. Our Severance Pay Plan is a broad-based plan that provides benefits to the named executive officers following an involuntary termination without cause. Our Senior Executive Survivor Benefits Plan provides our named executive officers with survivor benefit coverage in lieu of the coverage provided generally to employees under our group life insurance plan in the event of a named executive officer’s death. All of our named executive officers participate in the 2004 Key Executive Severance Protection Plan, which provides for payment of severance benefits in the event of a termination of employment within two years following a change in control of El Paso. The 2004 Key Executive Severance Protection Plan provides that payment of severance benefits will occur upon a double triggering event, meaning both a change in control of El Paso and a termination of employment must occur. See the section entitled Potential Payments upon Termination or Change in Control beginning on page 54 of this proxy statement for the total amount of compensation and benefits each named executive officer could receive as a result of the various termination events and a description of our Severance Pay Plan, Senior Executive Survivor Benefits Plan and 2004 Key Executive Severance Protection Plan.

Employment Agreements

El Paso generally does not enter into employment agreements with its executive officers. As described below, Messrs. Foshee and Smolik received letter agreements in connection with their employment that outline the basic terms of their compensation. No other named executive officer has an employment agreement with El Paso. All of our named executive officers receive annual base salaries subject to adjustment by the Compensation Committee and their benefits are determined in accordance with the policies described under our plans in effect from time to time.

Mr. Foshee entered into a letter agreement with El Paso effective September 1, 2003. Under this agreement, Mr. Foshee serves as President, CEO and a director of El Paso and receives compensation subject to adjustment by the Compensation Committee. On the start date of his employment, Mr. Foshee was granted 1,000,000 options to purchase our common stock and 200,000 shares of restricted stock. The options time vest in five equal annual installments beginning one year from the date of grant. The shares of restricted stock have both time and performance vesting provisions. Based on El Paso’s performance relative to its peer group of companies during the first year of his employment, 100,000 of the 200,000 shares of restricted stock vested and the remaining 100,000 shares were forfeited. The 100,000 shares that vested based on performance also time vest in five equal annual installments beginning one year from the date of grant. In addition, on his start date, Mr. Foshee received common stock with a value of $875,000 and an additional cash payment of $875,000. Mr. Foshee was prohibited from pledging or selling the common stock received as part of the sign-on bonus for a period of two years from the grant date.

Mr. Smolik entered into a letter agreement with El Paso effective November 1, 2006. Under this agreement, Mr. Smolik serves as Executive Vice President of El Paso and President of our Exploration and Production Group. Mr. Smolik received a starting annual base salary payable at a rate of $550,008, a sign-on bonus of $500,000 and a target annual cash incentive bonus opportunity at a rate of 90 percent of his annual base salary. Mr. Smolik is required to repay the sign-on bonus in the event he terminates his employment within the first year. Mr. Smolik was also granted 146,092 shares of restricted stock on the start date of his employment. Mr. Smolik’s sign-on bonus and restricted stock grant were designed to offset the value of unvested equity Mr. Smolik was forfeiting from his previous employer. The restricted shares will time vest in two equal annual installments beginning one year from the date of grant. El Paso pays or incurs certain of Mr. Smolik’s expatriate, relocation and travel costs related to his transition from Calgary, Canada to Houston, Texas and his benefits are determined in accordance with the policies described under our plans in effect from time to time.

Director and Officer Indemnification Agreements

El Paso has entered into indemnification agreements with each member of the Board of Directors and certain officers, including each of the named executive officers. These agreements reiterate the rights to indemnification that are provided to our Board of Directors and certain officers under our By-laws, clarify procedures related to those rights, and provide that such rights are also available to fiduciaries under certain of our employee benefit plans. As is the case under the By-laws, the agreements provide for indemnification to the full extent permitted by Delaware law, including the right to be paid the reasonable expenses (including attorneys’ fees) incurred in defending a proceeding related to service as a director, officer or fiduciary in advance of that proceeding’s final disposition. El Paso may maintain insurance, enter into contracts, create a trust fund or use other means available to provide for indemnity payments and advances. In the event of a change in control of El Paso (as defined in the indemnification agreements), El Paso is obligated to pay the costs of independent legal counsel who will provide advice concerning the rights of each director and officer to indemnity payments and advances. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons pursuant to the foregoing provisions, El Paso has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Determination of 2006 Annual Base Salary Adjustments and 2006 Target Bonus Opportunities

At the beginning of 2006, the Compensation Committee considered whether adjustments would be made to the annual base salaries and target bonus opportunities of the named executive officers. On March 10, 2006, the Compensation Committee approved appropriate adjustments (if any) to the annual base salaries and 2006 target annual cash incentive bonus opportunities for each of the named executive officers. The base salary adjustments were effective April 1, 2006. On August 11, 2006, in connection with Mr. Yardley’s appointment as Executive Vice President of El Paso and Chairman of our Pipeline Group, the Compensation Committee approved a new annual base salary for Mr. Yardley in the amount of $500,004 effective as of August 16, 2006 and a new target annual cash incentive bonus opportunity for 2006 at a rate of 75% of Mr. Yardley’s base salary. On November 1, 2006, Mr. Smolik began his employment with El Paso. The Compensation Committee approved a starting annual base salary for Mr. Smolik in the amount of $550,008 and a target annual cash incentive bonus opportunity at a rate of 90 percent of Mr. Smolik’s annual base salary.

2006 Annual Base Salary Adjustments and
2006 Target Bonus Opportunities

		2006 Target
	2006 Base Salary	Bonus Opportunity
Name	($)	(%)

Douglas L. Foshee	$950,004	120%
D. Mark Leland	$495,000	60%
Robert W. Baker	$434,940	60%
James C. Yardley	$500,004	75%
Brent J. Smolik	$550,008	90%

Determination of Annual Cash Incentive Awards for 2006 Performance

On February 13, 2007, the Compensation Committee approved the amount of the named executive officers’ annual cash incentive awards for 2006 performance. The following discussion sets forth the process the Compensation Committee followed in determining the amount of each named executive officer’s annual cash incentive award for 2006 performance. The annual cash incentive bonuses for 2006 performance are scheduled to be paid in April 2007.

Performance Goals.  At the beginning of 2006, the Compensation Committee established a minimum, target and maximum annual cash incentive bonus level for each of the named executive officers (see the ranges of cash incentive bonuses as a percentage of base salary below). In addition, the Compensation Committee established the financial and non-financial goals for El Paso and its business units. At least one of the overall corporate financial goals must have been achieved at the minimum level in order for the 2006 annual incentive bonus program to be funded.

The 2006 target financial goals for El Paso were as follows:

Corporate Financial Goals	2006 Target Goals

Earnings Per Share	$0.96
Cash Flow from Operations	$2,530 MM
Debt (net of cash)	$14,100 MM

For the regulated pipeline business, the 2006 financial goals included total earnings before deducting interest expenses and income taxes (“EBIT”) and cash value created in excess of the cost of invested capital (excluding purchase accounting, goodwill and off FAS 71 items). For the non-regulated business, the 2006 financial goals included EBIT, free cash flow, average daily production rates measured in million cubic feet of natural gas equivalent per day (MMcfe/d), and the cost of operating, maintenance and general administration.

The financial goals for El Paso and its business units are set in alignment with El Paso’s and the business unit’s strategic plan and objectives for the year at a minimum and target level. In making the annual determination of the minimum and target levels, the Compensation Committee considers the specific circumstances expected to be faced by El Paso and its business units in the coming year. Generally, the minimum and target levels are set such that the relative difficulty of achieving the target level is consistent from year to year. Corporate performance was determined to be above the target level for 2005 performance and at target level for 2004 performance. For 2005 and 2004 performance, the regulated pipeline business achieved performance above the target level that was set for each of those years and the non-regulated business achieved performance below the target level that was set for each of those years.

The 2006 non-financial goals for El Paso and El Paso’s business units were as follows:

•	El Paso’s and El Paso’s business units’ 2006 non-financial goals included the achievement of the following: (i) certification of compliance with our Code of Business Conduct by 100 percent of our employees, (ii) no material weakness in our internal controls over financial reporting and (iii) certain safety goals which included: (a) the number of recordable injuries requiring days away from work compared with the total number of hours worked (“Days Away Incident Rate”) and (b) the number of recordable on-the-job injuries compared with the total number of hours worked (“Total Recordable Incident Rate”).

•	For the regulated pipeline business, the 2006 non-financial goals also included a minimum of 95 percent (1,995 miles) and a target of 100 percent (2,100 miles) of our pipeline miles to be successfully in-line inspected as part of our pipeline integrity program.

Funding of the Annual Incentive Bonus Pool.  After the 2006 financial results became available, the Compensation Committee determined the appropriate funding of the 2006 annual incentive bonus pool based on the level of El Paso’s performance (and, where appropriate, the performance of its business units) relative to the financial and non-financial performance goals that were established for the year. The Compensation Committee also considered any unplanned or extraordinary factors during the year that impacted the level of performance of El Paso and its business units relative to the target goals that were established. When unplanned or extraordinary factors occur during the year, the Compensation Committee determines whether it is appropriate to consider adjustments to actual levels of performance in determining the amount of the annual incentive bonuses and total compensation levels. The following table sets forth the percentage that the annual incentive bonus pool is funded based on the level of performance relative to the performance goals that were established for the year.

Funding of the
Annual Incentive Bonus Pool

El Paso’s Performance	Pool Funding

Target Goals Exceeded	150	%(1)
Target Goals Met	100%
Minimum Threshold	50	%(2)
Minimum Threshold Not Met	0	%(3)

(1)	The maximum funding of the annual incentive bonus pool is 150 percent for performance above target levels with the actual amount of funding to be determined by the Compensation Committee based on company performance.

(2)	The maximum funding of the annual incentive bonus pool is 100 percent for performance above the minimum threshold level with the actual amount of funding to be determined by the Compensation Committee based on company performance.

(3)	No annual incentive awards will be made if the minimum threshold is not met for at least one of the overall corporate financial goals.

Individual Performance Adjustment.  Our named executive officers receive an individual performance rating based on an evaluation of the executive officer’s individual contribution and performance against his or her individual performance goals for the year and determined through our Performance Management Program. The Compensation Committee applies the individual rating as an adjustment performance factor to determine the executive officer’s actual annual cash incentive award. The following table sets forth the adjustment factors based on individual performance ratings.

Individual Performance Adjustment

Individual Rating	Adjustment Factor

Outstanding	110-150%
Highly Valued	100-109%
Opportunity for Development	50-60%
Requires Improvement	0%

Under this formula, the maximum bonus opportunity is 225 percent of the target bonus calculated by taking 150 percent of the maximum annual incentive bonus pool times 150 percent of the maximum individual performance adjustment factor in the case of exceptional performance by El Paso and the individual executive. The range of annual cash incentive bonuses, based on the level of El Paso’s performance (and, where appropriate, the performance of its business units) and the individual executive, is illustrated as a percentage of base salary for each named executive officer in the following table. The actual percentage of cash incentive bonuses could be at any level between the minimum and maximum percentages based on performance.

Range of Cash Incentive Bonuses as a Percentage of Base Salary for 2006

	Minimum
	Threshold
	Not Met	Minimum	Target	Maximum (1)

Douglas L. Foshee	0%	60%	120%	240%
D. Mark Leland	0%	30%	60%	120%
Robert W. Baker	0%	30%	60%	120%
James C. Yardley	0%	37.50%	75%	150%
Brent J. Smolik	0%	45%	90%	202.50%

(1)	On March 10, 2006, the Compensation Committee determined that the range of cash incentive bonuses for Messrs. Foshee, Leland, Baker and Yardley for 2006 performance would be capped at two times each named executive officer’s target bonus opportunity for the year.

The potential range of values of the annual cash incentive awards for 2006 performance for each of the named executive officers is reflected in the Grants of Plan-Based Awards table in the “Estimated Possible Payouts under Non-Equity Incentive Plan Awards” column on page 46 of this proxy statement.

El Paso Performance.  On February 13, 2007, the Compensation Committee reviewed the actual performance of El Paso and its business units relative to the financial and non-financial performance goals that were established for the year. For 2006, El Paso achieved (i) its minimum outstanding debt (net of cash) performance goal of $15 billion by continuing to reduce debt (net of cash) to $14.9 billion (including discontinued operations) at December 31, 2006 and (ii) substantially all of its non-financial goals. El Paso’s regulated pipeline business experienced solid growth and continued to provide a strong base of earnings and cash flow. El Paso’s non-regulated exploration and production business continued success in its drilling program resulting in higher production levels each quarter despite certain unplanned or extraordinary factors experienced during 2006. The non-regulated business unit experienced the unplanned departure of its former president, lower than planned annual production as a result of delays in bringing certain production online, delays in recovering lost volumes due to Hurricanes Katrina and Rita, higher than planned maintenance in certain onshore fields and volatile commodity prices. The Compensation Committee considered the impact of these unplanned factors on the level of performance and determined that adjustments made to actual performance levels were appropriate. Based on these adjustments, the Compensation Committee determined that El Paso achieved its earnings per share and cash flow from operations performance goals. Specifically, El Paso’s adjusted earnings per share at approximately $1.00 was above its target performance goal of $0.96 and El Paso’s adjusted cash flow from operations at $2.151 billion was above its minimum performance goal of $2.080 billion. To the extent the performance measure was applicable, these adjustments were made to determine other employee incentive opportunities.

In addition to the financial factors discussed above, the Compensation Committee considered the intensely competitive market for talent in the industry during 2006 which is expected to continue into 2007. During 2006, El Paso experienced higher than anticipated employee attrition rates in its shared services group and lower than expected petrotechnical staffing levels in its non-regulated business unit. El Paso expects the industry will continue to experience strong competition for high quality employees in 2007 and that retention should be a key factor in determining total compensation levels. In light of this, the Compensation Committee determined that to remain competitive in the market and retain high quality employees it needed to pay competitive annual incentive bonuses for 2006.

For the 2006 performance period, the Compensation Committee determined that El Paso should award cash incentive bonuses above target for corporate performance, above target for its regulated business unit and below target for its non-regulated business unit. Financial goals were weighted 70 percent and non-financial goals were weighted 30 percent. The annual cash incentive bonuses for business unit heads, including Mr. Yardley, were weighted 75 percent on El Paso’s attainment of its corporate performance goals and 25 percent on the business unit’s attainment of its performance goals. The annual cash incentive bonus for business unit heads is weighted more heavily on corporate performance to ensure the business unit heads are aligning the performance of their business units with corporate performance. There is no weighting attributed to each individual financial or non-financial performance goal.

Chief Executive Officer Compensation.  Based on the policies described earlier in this Compensation Discussion and Analysis, the Compensation Committee reviewed all elements of Mr. Foshee’s total compensation for 2006, including his annual base salary, annual cash incentive bonus and long-term incentive award. Based on the Compensation Committee’s review of these and external factors, they found Mr. Foshee’s total compensation to be reasonable and not excessive. The Compensation Committee believes El Paso’s performance in 2006 demonstrates that Mr. Foshee has been successful in the three-year commitment he made to shareholders in 2003. Mr. Foshee’s success is evident in that El Paso is positioned with a premium natural gas pipeline franchise and a greatly improved exploration and production business. During 2006, Mr. Foshee was instrumental in reducing El Paso’s gross debt and achieving a 27 percent total shareholder return. In addition, major legacy issues were eliminated, the exit from the domestic power business was completed, the trading business was significantly downsized and the ANR pipeline sale agreement was executed. As a result, El Paso returned to profitability during 2006 for the first time since 2000. El Paso’s credit ratings are improved and El Paso has become a financially strong and flexible company that is positioned to take advantage of growth opportunities and manage a volatile commodity price environment in 2007. Having reviewed the contribution that Mr. Foshee made to El Paso’s performance in 2006, the Compensation Committee believes that he continues to demonstrate the integrity, planning and leadership qualities that the executive compensation program was designed to foster and reward. In light of the foregoing, the Compensation Committee concluded that Mr. Foshee should receive an annual cash incentive bonus for his 2006 performance in the amount of $1,400,000, which is based upon El Paso’s above target performance and Mr. Foshee’s outstanding individual performance. The amount awarded to Mr. Foshee for his annual cash incentive bonus for 2006 performance is included in the Summary Compensation Table under the column “Non-Equity Incentive Plan Compensation” on page 43 of this proxy statement.

Compensation of Other Executive Officers.  The Compensation Committee reviewed all elements of total compensation for the other named executive officers for 2006 in the same manner as the Committee reviewed the total compensation of our CEO. The Committee also considered recommendations from our CEO regarding total compensation for those executives reporting directly to him. Based upon corporate and business unit performance for 2006, as well as the individual performance of the other named executive officers, the Committee concluded that Mr. Leland should receive an annual cash incentive bonus for his 2006 performance in the amount of $490,050, which is based upon El Paso’s above target performance and Mr. Leland’s outstanding individual performance. The Committee concluded that Mr. Baker should receive an annual cash incentive bonus for his 2006 performance in the amount of $401,885, which is based upon El Paso’s above target performance and Mr. Baker’s outstanding individual performance. The Committee concluded that Mr. Yardley should receive an annual cash incentive bonus for his 2006 performance in the amount of $569,536, which is based 75 percent on El Paso’s above target performance and 25 percent on the regulated business unit’s above target performance, as well as Mr. Yardley’s outstanding individual performance. The Committee concluded that Mr. Smolik should receive an annual cash incentive bonus for his 2006 performance in the amount of $177,000 based on Mr. Smolik’s highly valued individual performance since his hire date on November 1, 2006. The amount awarded to the other named executive officers for their annual cash incentive bonuses for 2006 performance is included in the Summary Compensation Table under the column “Non-Equity Incentive Plan Compensation” on page 43 of this proxy statement. The following is a comparison of each named executive officer’s target annual cash incentive bonus versus the actual amount that will be paid to the executive officer for his annual cash incentive bonus for 2006 performance.

Target vs. Actual
Annual Cash Incentive Bonuses
Paid for 2006 Performance

	Target	Actual
	Cash Incentive Bonus (1)	Cash Incentive Bonus (2)

Douglas L. Foshee	$1,140,005	$1,400,000
D. Mark Leland	$297,000	$490,050
Robert W. Baker	$260,964	$401,885
James C. Yardley	$375,003	$569,536
Brent J. Smolik	$495,007	$177,000

(1)	The range of potential annual cash incentive bonuses for 2006 performance for each named executive officer is reflected in the Grants of Plan-Based Awards table in the “Estimated Possible Payments under Non-Equity Incentive Plan Awards” column.

(2)	Annual cash incentive bonuses for 2006 performance will be paid in April 2007.

Determination of 2006 and 2007 Long-Term Incentive Awards

Annual long-term incentive awards in the form of restricted stock and stock options are granted under the 2005 Omnibus Incentive Compensation Plan. Under the 2005 Omnibus Incentive Compensation Plan, the Compensation Committee is the plan administrator with respect to employees subject to Section 162(m) of the Code and Section 16 of the Exchange Act, which includes all of the named executive officers. The Compensation Committee determines the timing of when the annual grants of restricted stock and stock options will occur as well as the terms and restrictions applicable to such grants. The Compensation Committee’s current practice is to approve the annual grant after the financial results are available for the prior fiscal year and select a future grant date (usually several weeks subsequent to the Compensation Committee’s action) when the awards will be granted. For the past several years, the Compensation Committee has selected the first trading day of the quarter following the filing of the Annual Report on Form 10-K as the grant date for long-term incentive awards, which historically has been the first trading day of April. Stock options are granted with an exercise price (or strike price) based upon the fair market value of our common stock on the date of grant. The fair market value is determined for the exercise price (or strike price) of stock options by computing the average between the high and low selling prices at which our common stock traded on the grant date. Once the exercise price for the stock options is determined, a grant letter is prepared as soon as administratively possible reflecting the number of stock options and shares of restricted stock granted. The Compensation Committee also considers and approves new grants for individual officers who are hired or promoted to positions that are subject to Section 16 of the Exchange Act. A senior management committee (consisting of our CEO and Senior Vice President of Human Resources and Administration) acts as the plan administrator for non-Section 16 officers and employees and can approve individual grants of awards of not more than 100,000 stock options or 50,000 shares of restricted stock. Within these limitations, the senior management committee has delegated to the Vice President of Corporate Human Resources the authority to approve individual grants of awards to non-Section 16 officers and other employees.

On March 10, 2006, the Compensation Committee approved an annual grant of long-term incentive awards in the form of restricted stock and stock options based on 2005 performance. These long-term incentive awards were granted to the named executive officers on April 3, 2006. The amount of equity that was available to fund the equity pool for grants made in April 2006 for 2005 performance was based 50 percent on corporate achievement of the annual overall corporate financial goals and 50 percent on El Paso’s relative total shareholder return (“TSR”) compared to its peer group of companies. TSR is determined by calculating stock price appreciation between the 20 day average of stock prices at the beginning of the year and the end of the year. The total cash dividends paid for the year are divided by the beginning of the year 20 day average stock price and the dividend yield is added to the stock price appreciation to calculate TSR. For equity grants made in 2006 for 2005 performance, the portion of the equity pool that was funded based on El Paso’s TSR compared to its peer group of companies was determined as follows:

Funding of Portion of Equity Pool
Based on Total Shareholder Return
for Equity Grants made in 2006 for 2005 Performance

Total Shareholder Return	Equity Pool Funding

1st Quartile	Funded at 150%
2nd Quartile	Funded from 100% to 150% of actual TSR results
3rd Quartile	Funded from 0% to 100%(1)
4th Quartile	Funding at 0%

(1)	If El Paso’s TSR is below the 50th percentile (i.e., third quartile), at least one of the pre-established corporate or business unit financial or non-financial performance goals must be achieved before any equity will be awarded. The actual level of funding is determined by the Compensation Committee.

During 2005, El Paso achieved above target performance of its financial and non-financial performance goals, resulting in the funding of one-half of the equity pool at 115%. During 2005, El Paso’s TSR relative to its peer group of companies was in the fourth quartile, resulting in the funding of one-half of the equity pool at zero percent. Accordingly, the long-term incentive awards that were granted to the named executive officers on April 3, 2006 based on 2005 performance were funded at 57.5 percent of overall target and were adjusted for individual performance. In addition, on August 11, 2006, in connection with Mr. Yardley’s appointment as Executive Vice President of El Paso and Chairman of our Pipeline Group, the Compensation Committee approved an additional grant of long-term incentive awards for Mr. Yardley in the form of stock options to purchase 20,000 shares of our common stock at a price equal to the fair market value of the stock on August 16, 2006, the date of grant, and 10,000 shares of restricted stock. The restricted stock and stock options granted as part of the 2006 annual grant of long-term incentive awards will vest in three equal annual installments beginning one year from the date of grant. The number of shares and grant date fair market value of the restricted stock and stock options awarded as part of the 2006 annual grant of long-term incentive awards to each named executive officer is reflected in the Grants of Plan-Based Awards table on page 46 of this proxy statement.

In April 2006, the Compensation Committee approved certain changes to the funding of the 2007 long-term incentive awards. The Compensation Committee determined that the amount of equity available to fund the restricted stock portion of the equity pool for grants made in April 2007 for 2006 performance will be based 50 percent on corporate achievement of the annual overall corporate financial goals and 50 percent on El Paso’s relative TSR compared to its peer group of companies. If El Paso’s TSR for 2006 is in the first quartile, funding of the restricted stock portion of the equity pool will be at 150 percent. If El Paso’s TSR for 2006 is in the second quartile, funding will be a maximum of 150 percent based on actual TSR results. If El Paso’s TSR for 2006 is in the third or forth quartiles and El Paso has achieved at least one of the pre-established 2006 corporate or business unit financial or non-financial performance goals, funding will be at 100 percent with the actual level of funding adjusted downward by the Compensation Committee, as necessary. If El Paso’s TSR for 2006 is at the bottom of the fourth quartile relative to its peer group of companies, funding will be at zero percent. Stock options will be granted at target and will not be adjusted for corporate or individual performance. On February 13, 2007, the Compensation Committee approved the 2007 annual grant of long-term incentive awards in the form of restricted stock and stock options based on 2006 performance. These long-term incentive awards are expected to be granted to the named executive officers in April 2007. During 2006, El Paso achieved above target performance of its financial and non-financial performance goals, resulting in the funding of one-half of the restricted stock portion of the equity pool at 110 percent. During 2006, El Paso’s TSR relative to its peer group of companies was in the second quartile, resulting in the funding of one-half of the restricted stock portion of the equity pool at 144 percent. Accordingly, restricted stock grants that will occur in April 2007 based upon 2006 performance will be funded at 127 percent of overall target and the value of each named executive officer’s individual grant will be adjusted for individual performance, as described above. Stock options will be granted at target and will not be adjusted for corporate or individual performance. The following table sets forth the 2007 annual grant of long-term incentive awards that will be granted in April 2007 for 2006 performance for each of the named executive officers.

2007 Annual Grant of
Long-Term Incentive Awards
based on 2006 Performance

	Stock Options	Restricted Stock
	(#)	(#)

Douglas L. Foshee	369,270	200,997
D. Mark Leland	106,112	79,111
Robert W. Baker	106,112	73,837
James C. Yardley	106,112	71,200
Brent J. Smolik	106,112	52,741

For 2007 performance, the Compensation Committee approved a slightly revised methodology to calculate TSR relative to the peer group of companies based on a recommendation from Deloitte. The revised methodology is based on the assumption that a shareholder reinvests cash dividends into the company’s stock. Thus, for equity grants made in 2008 based on 2007 performance, TSR will be calculated by including fractional shares purchased by cash dividends. While there would have been no impact on El Paso’s percentile rank if the revised methodology had been used to determine 2006 performance, there are differences in the calculation methodologies that could influence the outcome in future years.

Determination of 2007 Annual Base Salary Adjustments and 2007 Target Bonus Opportunities

On February 13, 2007, the Compensation Committee also considered whether adjustments should be made to the annual base salaries and target bonus opportunities for the named executive officers for 2007. The Compensation Committee adjusted Messrs. Foshee’s, Leland’s and Baker’s base salary effective April 1, 2007, based on individual performance and 2007 market conditions. No adjustments were made to the named executive officer’s 2007 target bonus opportunities. The following table sets forth the 2007 base salaries and 2007 annual target bonus opportunities for the named executive officers. As described earlier, actual target bonus opportunities assume target level corporate performance and individual performance in the highly valued category.

2007 Annual Base Salary Adjustments and
2007 Target Bonus Opportunities

		2007 Target
	2007 Base Salary	Bonus Opportunity
	($)	(%)

Douglas L. Foshee	$1,000,008	120%
D. Mark Leland	$519,756	60%
Robert W. Baker	$456,696	60%
James C. Yardley	$500,004	75%
Brent J. Smolik	$550,008	90%

Tax Considerations

Section 409A.  Section 409A of the Code imposes new requirements for deferred compensation arrangements, which may include certain equity compensation awards and separation pay plans. During 2005 and 2006, an analysis of our equity compensation and employee benefits plans was prepared to determine which plans would need to be revised to bring our plans in compliance with Section 409A and the related proposed regulations. Based on this analysis, the Compensation Committee recommended that the Board approve an amendment to our prior supplemental benefits plan and the adoption of the 2005 Supplemental Benefits Plan. The

2005 Supplemental Benefits Plan replaces our prior supplemental benefits plan for benefits accruing after 2004. The prior supplemental benefits plan was amended to utilize certain grandfathering provisions under Section 409A and to provide that participants will cease to accrue benefits under it effective as of December 31, 2004. The 2005 Supplemental Benefits Plan provides for the same benefits as under the prior plan, with benefits to begin accruing effective January 1, 2005. See the description of our supplemental benefits plans beginning on page 52 of this proxy statement. We continue to review all of our plans and will make recommendations to the Compensation Committee of any further changes that may need to be made to our plans as additional guidance is issued by the IRS pursuant to Section 409A. The Compensation Committee will make recommendations to the Board of any further changes that may need to be made to our plans, as necessary.

Section 162(m).  Section 162(m) of the Code may limit El Paso’s federal income tax deduction for compensation paid to our CEO and other named executive officers whose total compensation is required to be reported in the proxy statement under the Exchange Act. To the extent compensation is “performance-based” within the meaning of Section 162(m), the Section’s limitations will not apply. Our executive compensation plans, including the 2005 Omnibus Incentive Compensation Plan, are structured so that awards under the plans are intended to qualify as performance-based compensation under Section 162(m). Specifically, annual cash incentive awards, stock options and performance-based restricted stock are designed to meet the requirements of Section 162(m). While the Compensation Committee strives to make awards under our plans that are intended to qualify as performance-based compensation under Section 162(m), it is possible under certain circumstances that some portion of the compensation paid to our executive officers will not meet the standards of deductibility under Section 162(m). The Compensation Committee reserves the right to award compensation which does not qualify as performance-based under Section 162(m) if it determines that such awards are necessary to provide a competitive compensation package to attract and retain qualified executive talent. The annual cash incentive awards, stock options and performance-based restricted stock that were granted to the named executive officers during 2006 were intended to be performance-based within the meaning of Section 162(m) and, therefore, should not be subject to any deductibility limitations under Section 162(m). Certain restricted stock grants awarded during 2006 and prior years may be considered non-performance-based within the meaning of Section 162(m) and, therefore, subject to the deductibility limitations under Section 162(m) when they vest in future years.

Forfeiture of Certain Awards in the event of an Accounting Restatement

Under our 2005 Omnibus Incentive Compensation Plan, which provides for grants of annual cash incentive awards and long-term incentive awards, if it is determined that an executive officer in the plan knowingly engaged in, or was grossly negligent with respect to, misconduct that causes El Paso to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the securities laws, the executive is required to reimburse El Paso the amount of any payment in settlement of an award earned under the plan during the twelve-month period following the public issuance or filing of the financial document that is required to be restated. See the description of our 2005 Omnibus Incentive Compensation Plan beginning on page 66 of this proxy statement.

Summary Compensation Table

The following table and the narrative text that follows it provide a summary of the compensation earned or paid in 2006 to our CEO, our CFO and our three other most highly compensated executive officers according to applicable SEC regulations. The compensation reflected for each individual was for their services provided in all capacities to us and our subsidiaries. This table also identifies the principal capacity in which each of the named executive officers served us at the end of 2006.

Summary Compensation Table

							Change in
							Pension
							Value and
							Nonqualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Name and Principal Position	Year	($) (1)	($) (2)	($) (3)	($) (4)	($) (5)	($) (6)	($) (7)	($)

Douglas L. Foshee	2006	$950,004	$0	$1,643,310	$1,684,220	$1,400,000	$106,714	$109,408	$5,893,656
President & Chief Executive Officer
D. Mark Leland	2006	$483,750	$0	$457,363	$331,515	$490,050	$2,974	$40,146	$1,805,798
Executive Vice President & Chief Financial Officer
Robert W. Baker	2006	$432,807	$0	$456,677	$345,269	$401,885	$47,722	$33,628	$1,717,988
Executive Vice President & General Counsel
James C. Yardley	2006	$385,680	$0	$215,278	$162,816	$569,536	$56,065	$119,338	$1,508,713
Executive Vice President & Chairman of the Pipeline Group
Brent J. Smolik (8)	2006	$91,668	$500,000	$250,007	$0	$177,000	$0	$48,134	$1,066,809
Executive Vice President & President of Exploration & Production

(1)	Mandated reductions to fund certain charitable organizations were taken from Messrs. Leland’s and Baker’s salaries during 2006. The amounts reflected in this column are prior to the mandated reductions for Messrs. Leland and Baker.

(2)	The amount reflected in this column for Mr. Smolik is a sign-on bonus Mr. Smolik received on his start date of employment, which was designed to offset a portion of the value of unvested equity Mr. Smolik was forfeiting from his previous employer. Mr. Smolik will be required to repay the sign-on bonus to us in the event he terminates his employment within the first year.

(3)	The amount reflected in this column is the amount of compensation cost recognized in 2006 for restricted stock granted in 2006 and prior years for each named executive officer. The calculation of these amounts disregards the estimate of forfeitures related to time-based vesting conditions. The grant date fair market value of the restricted stock computed in accordance with FAS 123(R) used to calculate these amounts is the same as that used for our stock-based compensation disclosure in Note 16 to our financial statements included in our 2006 Annual Report on Form 10-K filed with the SEC on February 28, 2007, and our Annual Reports on Form 10-K for prior years.

(4)	The amount reflected in this column is the amount of compensation cost recognized in 2006 for stock options granted in 2006 and prior years for each named executive officer. The calculation of these amounts disregards the estimate of forfeitures related to time-based vesting conditions. The grant date fair market value of the stock options computed in accordance with FAS 123(R) used to calculate these amounts is the same as that used for our stock-based compensation disclosure in Note 16 to our financial statements included in our 2006 Annual Report on Form 10-K filed with the SEC on February 28, 2007, and our Annual Reports on Form 10-K for prior years.

(5)	The dollar amount in this column reflects each named executive officer’s annual cash incentive bonus earned for 2006 performance. Annual cash incentive bonuses are performance-based and driven by company and individual performance. These amounts are expected to be paid to the named executive officers in April 2007.

(6)	The amount in this column reflects the annual change in the actuarial present value of each named executive officer’s accumulated pension and supplemental pension benefits and above-market interest credited to the named executive officers’ supplemental Retirement Savings Plan account balances. The change in pension value is equal to the difference between the actuarial present value at the end of the year and the beginning of the year. The change in the actuarial present value is calculated using FAS 87 assumptions. The end of year amounts used the same assumptions that are used for our pension liability disclosure in Note 14 to our financial statements included in our 2006 Annual Report on Form 10-K filed with the SEC on February 28, 2007, and the beginning of year amounts used the same assumptions that are used for our pension liability disclosure in Note 17 to our financial statements included in our 2005 Annual Report on Form 10-K filed with the SEC on March 7, 2006. The annual change in the actuarial present value of Messrs. Foshee’s, Leland’s, Baker’s and Yardley’s accumulated pension and supplemental pension benefits is $106,640, $2,956, $47,700 and $56,051, respectively. Mr. Foshee is not currently entitled to this amount because he is not vested in his pension benefits. Effective June 2006, interest was credited to the balance of each executive officer’s supplemental Retirement Savings Plan account balance on a monthly basis at a rate equal to the average of Moody’s Seasoned Aaa Corporate Bond Rate and Moody’s Seasoned Baa Corporate Bond Rate, as published by Moody’s Investors Services, Inc. It was determined that the rate of interest exceeded 120 percent of the applicable federal long-term rate in June, July, October, November and December of 2006. The total amount of the above-market interest credited to Messrs. Foshee’s, Leland’s, Baker’s and Yardley’s supplemental Retirement Savings Plan account balance during 2006 was $74, $18, $22 and $14, respectively. See the Nonqualified Deferred Compensation table and narrative description on pages 53 and 54 of this proxy statement for a description of the named executive officer’s supplemental Retirement Savings Plan benefits.

(7)	The compensation reflected in the “All Other Compensation” column for each of the named executive officers for 2006 includes company matching contributions to our Retirement Savings Plan, supplemental company matching contributions for the Retirement Savings Plan accrued under our 2005 Supplemental Benefits Plan, the incremental cost to El Paso of personal use of aircraft, relocation expenses paid or incurred by El Paso, annual executive physicals and tax reimbursements, which are listed in the table below.

All Other Compensation included in the Summary Compensation Table

	Company	Supplemental
	Matching	Company Matching
	Contributions	Contributions
	to the	accrued under the	Personal		Annual
	Retirement	2005 Supplemental	Use of	Relocation	Executive	Tax
	Savings Plan	Benefits Plan	Aircraft	Expenses	Physicals	Reimbursements	Total
Name	($) (A)	($) (B)	($) (C)	($) (D)	($) (E)	($) (F)	($)

Douglas L. Foshee	$9,900	$95,850	$56	$0	$912	$2,690	$109,408
D. Mark Leland	$9,900	$29,334	$0	$0	$912	$0	$40,146
Robert W. Baker	$9,900	$22,816	$0	$0	$912	$0	$33,628
James C. Yardley	$9,900	$19,063	$1,492	$53,250	$536	$35,097	$119,338
Brent J. Smolik	$0	$0	$45,731	$0	$0	$2,403	$48,134

(A)	The compensation reflected in this column for each of the named executive officers for 2006 includes company matching contributions to the Retirement Savings Plan.

(B)	The compensation reflected in this column for each of the named executive officers for 2006 includes supplemental company matching contributions for the Retirement Savings Plan which were accrued under the 2005 Supplemental Benefits Plan. Supplemental company matching contributions for the Retirement Savings Plan are also disclosed as registrant contributions in the Nonqualified Deferred Compensation table on page 53 of this proxy statement.

(C)	El Paso makes available for business use to its executive officers private aircraft leased by El Paso. During 2006, there were limited instances in which certain of the named executive officers were permitted to use leased aircraft for personal air travel or brought personal guests as passengers on business-related flights. When Mr. Smolik began his employment in November 2006, El Paso agreed to make private aircraft available to him until he relocates from Calgary, Canada to Houston, Texas. The amounts shown in this column for Messrs. Foshee and Yardley for 2006 reflect the incremental cost to El Paso for occasions when the executive’s family members accompanied the executive on business-related flights. The amount shown in this column for Mr. Smolik for 2006 reflects the incremental cost to El Paso for personal travel by the executive on private aircraft leased by El Paso. Incremental cost is calculated based on the variable operating costs to El Paso, which include hourly rate fees, fuel charges, segment fees, federal excise taxes and, if applicable, international fees and does not include the fixed costs associated with the lease agreements since private aircraft is used primarily for business purposes. When the executive officer’s use of leased aircraft or a guest’s travel does not meet the IRS’s standard for business use, the cost of that travel is imputed as income to the executive officer. Any tax reimbursements with respect to the imputed income for the travel are reflected in the “Tax Reimbursements” column of this table.

(D)	The amount in this column for Mr. Yardley for 2006 reflects expenses paid by El Paso to relocate Mr. Yardley and his family from Birmingham, Alabama to Houston, Texas at the time Mr. Yardley was appointed Chairman of our Pipeline Group. The relocation expenses reflected in this column were imputed as income to Mr. Yardley in 2006. Any tax reimbursements with respect to imputed income for relocation expenses are reflected in the “Tax Reimbursements” column of this table.

(E)	The amount in this column for Messrs. Foshee, Leland, Baker and Yardley for 2006 reflects the cost to El Paso for the executive officer’s annual physical.

(F)	The amount in this column for Messrs. Foshee and Smolik for 2006 reflects tax reimbursements associated with imputed income for personal air travel that does not meet the IRS’s standard for business use. The amount in this column for Mr. Yardley for 2006 reflects $725 related to tax reimbursements associated with imputed income for personal air travel that does not meet the Code’s standard for business use and $34,372 related to tax reimbursements associated with relocation expenses paid by El Paso.

In addition to the items included in the above table that could be characterized as having a personal benefit, El Paso also provides a separate parking space for Mr. Foshee. Mr. Foshee’s use of the parking space is not included in the table because there is no incremental cost to El Paso for Mr. Foshee’s use of this parking space. The named executive officers may use season tickets purchased by El Paso to attend sporting events when the tickets are not otherwise being used for business purposes. The named executive officers’ use of these tickets for personal reasons is not included in the table because there is no incremental cost to El Paso.

(8)	Mr. Smolik began his employment with El Paso on November 1, 2006 and had no accrued pension benefit as of September 30, 2006.

The following is a description of material factors necessary to understand the information disclosed above in the Summary Compensation Table. As described in the Compensation Discussion and Analysis, at the beginning of 2006, the Compensation Committee established a minimum, target and maximum annual cash incentive bonus level for each of the named executive officers and the financial and non-financial goals for El Paso and its business units. The annual cash incentive bonus opportunities for 2006 performance were capped at two times 2006 target bonus opportunities for the named executive officers, except for Mr. Smolik whose maximum annual cash incentive bonus opportunity for 2006 was approved at 202.50 percent of his annual base salary when he began his employment on November 1, 2006. The range of potential annual cash incentive bonuses for 2006 performance for each named executive officer is reflected as a dollar amount (based on the percentage of annual base salary) in the Grants of Plan-Based Awards table in the “Estimated Possible Payments under Non-Equity Incentive Plan Awards” column below. See the discussion under “Determination of Annual Cash Incentive Awards for 2006 Performance” in the Compensation Discussion and Analysis for additional information on the determination of annual cash incentive bonuses for 2006 performance, including the 2006 performance goals, a table that reflects the funding of the annual incentive bonus pool and a table that reflects the adjustment factors for individual performance, beginning on page 34 of this proxy statement. After the financial results were available for 2006, the Compensation Committee determined the appropriate funding of the annual incentive bonus pool based on the level of El Paso’s and its business units’ performance relative to the performance goals that were established for the year. Then the Compensation Committee determined the specific percentage cash bonus to be awarded to the named executive officers based on the individual performance adjustment factors. See the discussion under “El Paso Performance,” “Chief Executive Officer Performance” and “Compensation to Other Executive Officers” in the Compensation Discussion and Analysis for additional information about the financial and non-financial performance goals that were achieved and individual executive officer performance in

2006, beginning on page 37 of this proxy statement. The dollar amount earned (as of December 31, 2006) as an annual cash incentive bonus for 2006 performance by each of the named executive officers is reflected in the Summary Compensation Table in the “Non-Equity Incentive Plan Compensation” column. The annual cash incentive bonuses are expected to be paid to the named executive officers in April 2007.

Grants of Plan-Based Awards Table

The following table sets forth the range of potential annual cash incentive bonuses for 2006 performance as a dollar amount for each of the named executive officers. The table also sets forth the number of shares of restricted stock and the number of securities underlying stock options awarded during 2006 to the named executive officers. In satisfaction of applicable SEC regulations, the table further sets forth the date of grant for each restricted stock and stock option award and the date on which the Compensation Committee took action to approve the grant of such award. The table also sets forth the per-share exercise price of the stock options granted during 2006 and the grant date fair market value of the restricted stock and stock options awarded during 2006. The restricted stock and stock options in this table were granted under our 2005 Omnibus Incentive Compensation Plan, which provides that the average between the high and low selling prices at which our common stock traded on the date of grant is used as the exercise price (or strike price) for stock options. The exercise prices of the stock options granted to the named executive officers during 2006 were not less than the closing market price of our common stock on the dates of grant. Therefore, in accordance with applicable SEC regulations, this table does not reflect the closing market price of our common stock on the dates of grant of the stock options.

Grants of Plan-Based Awards
During the Year Ended December 31, 2006

							All Other	All Other
							Stock	Option
			Estimated Possible Payouts				Awards:	Awards:		Grant Date
			Under Non-Equity Incentive				Number of	Number of	Exercise or	Fair Value
		Date of	Plan Awards (1)				Shares of	Securities	Base Price	of Stock
		Compensation	Threshold				Stock or	Underlying	of Option	and Option
	Grant	Committee	Not Met	Minimum	Target	Maximum	Units	Options	Awards	Awards
Name	Date	Action	($)	($)	($)	($) (2)	(#) (3)	(#) (4)	($/Sh) (5)	($) (6)

Douglas L. Foshee	4/3/2006	3/10/2006	$0	$570,002	$1,140,005	$2,280,010	125,000			$1,519,375
	4/3/2006	3/10/2006						252,722	$12.155	$1,221,077
D. Mark Leland	4/3/2006	3/10/2006	$0	$148,500	$297,000	$594,000	34,555			$420,016
	4/3/2006	3/10/2006						69,863	$12.155	$337,557
Robert W. Baker	4/3/2006	3/10/2006	$0	$130,482	$260,964	$521,928	27,644			$336,013
	4/3/2006	3/10/2006						55,890	$12.155	$270,044
James C. Yardley	4/3/2006	3/10/2006	$0	$187,502	$375,003	$750,006	12,539			$152,412
	4/3/2006	3/10/2006						25,352	$12.155	$122,493
	8/16/2006	8/11/2006					10,000			$142,750
	8/16/2006	8/11/2006						20,000	$14.275	$110,052
Brent J. Smolik	11/1/2006	11/1/2006	$0	$247,504	$495,007	$1,113,766	146,092			$2,000,000

(1)	These columns show the potential value of the payout of the annual cash incentive bonuses for 2006 performance for each named executive officer if the minimum, target and maximum performance levels are achieved. The potential payout is performance-based and driven by company and individual performance. The actual amount of the annual cash incentive bonuses paid for 2006 performance is shown in the Summary Compensation Table under the “Non-Equity Incentive Plan Compensation” column.

(2)	The values in this column reflect that the maximum range of annual cash incentive bonuses for Messrs. Foshee, Leland, Baker and Yardley for 2006 performance was capped at two times the executive officer’s target bonus opportunity for the year.

(3)	This column shows the number of shares of restricted stock granted in 2006 to the named executive officers. The shares of restricted stock granted to Messrs. Foshee, Leland, Baker and Yardley time vest in three equal annual installments beginning one year from the date of grant. The shares of restricted stock granted to Mr. Smolik in 2006 time vest in two equal annual installments beginning one year from the date of grant.

(4)	This column shows the number of stock options granted in 2006 to the named executive officers. The stock options time vest in three equal annual installments beginning one year from the date of grant.

(5)	This column shows the exercise price for the stock options granted during 2006, which was the average between the high and low selling prices at which our common stock traded on the date of grant.

(6)	This column shows the grant date fair value of restricted stock computed in accordance with FAS 123R and the grant date fair value of stock options computed in accordance with FAS 123R granted to the named executive officers during 2006. Generally, the grant date fair value is the amount expensed in our financial statements over the vesting schedule of the restricted stock and stock options.

The following is a description of material factors necessary to understand the information regarding the stock awards and option awards reflected in the Grants of Plan-Based Awards table. The awards reflected in the Grants of Plan-Based Awards table are shares of restricted stock and non-qualified stock options to purchase shares of our common stock which were approved by the Compensation Committee on March 10, 2006, and granted to the named executive officers (except for Mr. Smolik who was not employed by El Paso yet) on April 3, 2006, as part of our 2006 annual grant of long-term incentive awards. On August 11, 2006, the Compensation Committee also approved an additional grant of 10,000 shares of restricted stock and 20,000 stock options for Mr. Yardley in connection with his appointment as Executive Vice President of El Paso and Chairman of our Pipeline Group. On November 1, 2006, the Compensation Committee approved a grant of 146,092 shares of restricted stock for Mr. Smolik which was awarded to him on his start date of employment. The restricted stock was designed to offset a portion of the value of unvested equity Mr. Smolik was forfeiting from his previous employer. The shares of restricted stock and stock options were granted under our 2005 Omnibus Incentive Compensation Plan. The 2005 Omnibus Incentive Compensation Plan provides that the average between the high and low selling prices at which our common stock traded on the grant date is used as the exercise price (or strike price) for stock options. In 2006, the value of restricted stock and stock option awards granted as part of our annual grant of long-term incentive awards was based on both company and individual performance. The grant date fair value per share for the restricted stock granted on April 3, 2006, August 16, 2006 and November 1, 2006 was $12.155, $14.275 and $13.690, respectively, computed in accordance with FAS 123(R). The grant date fair value per option for the stock options granted on April 3, 2006 and August 16, 2006, was $4.8317 and $5.5026, respectively, computed using a Black-Scholes option-pricing model based on several assumptions and in accordance with FAS 123(R). These assumptions are based on management’s best estimate at the time of grant and are listed below, as follows:

	Grant Date
	4/3/2006	8/16/2006

Expected Term in Years	6.0	6.0
Expected Volatility	37.83%	36.15%
Expected Dividends	1.27%	1.16%
Risk-Free Interest Rate	4.95%	4.70%

Restricted stock carries voting and dividend rights. Dividends are paid on restricted stock directly to the holder of the restricted stock and at the same rate as other holders of our common stock. Dividends are not paid on unexercised stock options. The amount of dividends received during 2006 on shares of unvested restricted stock granted to the named executives is factored into the grant date fair value per share in accordance with FAS 123(R) and is not required to be included in the Grants of Plan-Based Awards table but is reflected in the table below.

Dividends Received
during 2006 on
Restricted Stock
Name	($)

Douglas L. Foshee	$60,509
D. Mark Leland	$11,911
Robert W. Baker	$15,866
James C. Yardley	$6,462
Brent J. Smolik	$0

The restrictions will lapse on any unvested shares of restricted stock and any unvested stock options become fully exercisable in the event of an executive’s termination of employment without cause or by the executive for “good reason”, if applicable, within two years following a “change in control” of El Paso. See page 66 of this proxy statement for a description of our 2005 Omnibus Incentive Compensation Plan and pages 58 and 59 for the definitions of “good reason” and “change in control.” Under the terms of our 2005 Omnibus Incentive Compensation Plan, the Compensation Committee may, in its sole discretion and at any time, change the vesting of shares of restricted stock or stock options. The total value of restricted stock can be realized only if the executives remain employees of El Paso for the required vesting period. Certain non-qualified stock options may be transferred to immediate family members, directly or indirectly or by means of a trust, corporate entity or partnership. Stock options generally expire ten years from the date of grant. However, stock options are subject to forfeiture and/or time limitations on exercise in the event of a termination of employment.

Outstanding Equity Awards Table

The following table sets forth, on an award-by-award basis, the number of securities underlying unexercised stock options and the total number and aggregate market value of shares of unvested restricted stock held by the named executive officers as of December 31, 2006. The table also provides the exercise price and date of expiration of each unexercised stock option.

Outstanding Equity Awards
at December 31, 2006

						Stock Awards
	Option Awards					Number of		Market Value
	Number of Securities					Shares or		of Shares or
	Underlying Unexercised			Option		Units of		Units of Stock
	Options at Fiscal Year-End			Exercise	Option	Stock That		Stock That
	(#)			Price	Expiration	Have Not Vested		Have Not Vested
Name	Exercisable	Unexercisable		($) (7)	Date	(#)		($) (12)

Douglas L. Foshee	600,000	400,000	(1)	$7.345	9/2/2013	40,000	(1)	$611,200
	187,500	187,500	(2)	$7.090	4/1/2014	62,513	(8)	$955,199
	100,987	302,963	(3)	$10.685	4/1/2015	129,541	(9)	$1,979,386
	0	252,722	(4)	$12.155	4/3/2016	125,000	(10)	$1,910,000

D. Mark Leland	5,000	0		$35.406	7/24/2008	8,857	(8)	$135,335
	63,000	0		$42.125	10/25/2009	15,740	(9)	$240,507
	55,000	0		$62.975	1/29/2011	16,666	(5)	$254,656
	6,375	0		$62.975	1/29/2011	34,555	(10)	$528,000
	20,000	0		$46.275	8/13/2011
	26,562	26,563	(2)	$7.090	4/1/2014
	12,270	36,810	(3)	$10.685	4/1/2015
	12,500	37,500	(5)	$11.990	8/10/2015
	0	69,863	(4)	$12.155	4/3/2016
Robert W. Baker	15,000	0		$35.406	7/24/2008	23,338	(8)	$356,605
	40,000	0		$42.125	10/25/2009	38,862	(9)	$593,811
	15,334	0		$49.469	8/1/2010	27,644	(10)	$422,400
	55,000	0		$62.975	1/29/2011
	6,375	0		$62.975	1/29/2011
	40,000	0		$46.275	8/13/2011
	70,000	70,000	(2)	$7.090	4/1/2014
	30,296	90,889	(3)	$10.685	4/1/2015
	0	55,890	(4)	$12.155	4/3/2016

						Stock Awards
	Option Awards					Number of		Market Value
	Number of Securities					Shares or		of Shares or
	Underlying Unexercised			Option		Units of		Units of Stock
	Options at Fiscal Year-End			Exercise	Option	Stock That		Stock That
	(#)			Price	Expiration	Have Not Vested		Have Not Vested
Name	Exercisable	Unexercisable		($) (7)	Date	(#)		($) (12)

James C. Yardley	8,000	0		$43.813	12/4/2007	8,148	(8)	$124,501
	10,000	0		$43.875	4/22/2008	14,579	(9)	$222,767
	16,400	0		$27.438	12/3/2008	12,539	(10)	$191,596
	63,000	0		$42.125	10/25/2009	10,000	(6)	$152,800
	55,000	0		$62.975	1/29/2011
	6,375	0		$62.975	1/29/2011
	40,000	0		$46.275	8/13/2011
	24,437	24,438	(2)	$7.090	4/1/2014
	11,365	34,097	(3)	$10.685	4/1/2015
	0	25,352	(4)	$12.155	4/3/2016
	0	20,000	(6)	$14.275	8/16/2016
Brent J. Smolik	0	0		—	—	146,092	(11)	$2,232,286

(1)	On the start date of his employment, Mr. Foshee was granted 1,000,000 options that time vest in five equal annual installments beginning one year from the date of grant, with remaining vesting dates on September 2, 2007 and September 2, 2008. On his start date of employment, Mr. Foshee was also granted 200,000 shares of restricted stock. The shares of restricted stock had both time and performance vesting provisions. Based on El Paso’s performance relative to its peer group of companies during the first year of Mr. Foshee’s employment, 100,000 of the 200,000 shares of restricted stock vested and the remaining 100,000 shares were forfeited. The 100,000 shares that vested based on performance also time vest in five equal annual installments beginning one year from the date of grant, with remaining vesting dates on October 1, 2007 and October 1, 2008.

(2)	These are stock options that were granted as part of the 2004 annual grant of long-term incentive awards and time vest in four equal annual installments beginning one year from the date of grant, with remaining vesting dates on April 1, 2007 and April 2, 2008.

(3)	These are stock options that were granted as part of the 2005 annual grant of long-term incentive awards and time vest in four equal annual installments beginning one year from the date of grant, with remaining vesting dates on April 1, 2007, April 1, 2008 and April 1, 2009.

(4)	These are stock options that were granted as part of the 2006 annual grant of long-term incentive awards and time vest in three equal annual installments beginning one year from the date of grant, with vesting dates on April 3, 2007, April 3, 2008 and April 3, 2009.

(5)	On August 10, 2005, Mr. Leland received an additional grant of long-term incentive awards in the form of 50,000 stock options and 25,000 shares of restricted stock in connection with his appointment as Executive Vice President and Chief Financial Officer. The stock options time vest in four equal annual installments beginning one year from the date of grant, with remaining vesting dates on August 10, 2007, August 10, 2008 and August 10, 2009. The shares of restricted stock time vest in three equal annual installments beginning one year from the date of grant, with remaining vesting dates on August 10, 2007 and August 10, 2008.

(6)	On August 16, 2006, Mr. Yardley received an additional grant of long-term incentive awards in the form of 20,000 stock options and 10,000 shares of restricted stock in connection with his appointment as Executive Vice President of El Paso and Chairman of our Pipeline Group. The stock options and restricted stock time vest in three equal annual installments beginning one year from the date of grant, with vesting dates on August 16, 2007, August 16, 2008 and August 16, 2009.

(7)	The average between the high and low selling prices at which our common stock traded on the grant date is used as the exercise price (or strike price) for stock options. No cash is realized until the shares received upon exercise of an option are sold.

(8)	These are shares of restricted stock that were granted as part of the 2004 annual grant of long-term incentive awards and time vest in three equal annual installments beginning one year from the date of grant, with remaining vesting dates on April 1, 2007.

(9)	These are shares of restricted stock that were granted as part of the 2005 annual grant of long-term incentive awards and time vest in three equal annual installments beginning one year from the date of grant, with remaining vesting dates on April 1, 2007 and April 1, 2008.

(10)	These are shares of restricted stock that were granted as part of the 2006 annual grant of long-term incentive awards and time vest in three equal annual installments beginning one year from the date of grant, with vesting dates on April 3, 2007, April 3, 2008 and April 3, 2009.

(11)	These are shares of restricted stock that were granted to Mr. Smolik on the start date of his employment and time vest in two equal annual installments beginning one year from the date of grant, with vesting dates on November 1, 2007 and November 1, 2008.

(12)	The values represented in this column have been calculated by multiplying $15.28, the closing price of our common stock on December 29, 2006 (the last trading day of 2006) by the number of shares of stock.

Option Exercises and Stock Vested Table

The following table sets forth information concerning stock option exercises and vesting of restricted stock during 2006 for each of the named executive officers. In satisfaction of applicable SEC regulations, the number of securities for which stock options were exercised (if any) and the aggregate dollar value realized upon the exercise of such stock options is reflected in this table. The number of shares of restricted stock that have vested and the aggregate dollar value realized upon the vesting of such restricted stock is also reflected. None of the named executive officers exercised stock options during 2006.

Option Exercises and Stock Vested
During Fiscal Year 2006

	Option Awards		Stock Awards
	Number of Shares	Value Realized	Number of Shares	Value Realized
	Acquired on Exercise	on Exercise	Acquired on Vesting	on Vesting
Name	(#)	($)	(#)	($) (1)

Douglas L. Foshee	0	$0	147,254	$1,814,410
D. Mark Leland	0	$0	30,227	$393,090
Robert W. Baker	0	$0	49,797	$611,273
James C. Yardley	0	$0	20,125	$249,267
Brent J. Smolik	0	$0	0	$0

(1)	The values represented in this column for restricted stock have been calculated by multiplying the per share fair market value of the underlying shares on the vesting date by the number of shares of restricted stock that vested.

Pension Benefits

The following table sets forth information with respect to the pension benefits of each of the named executive officers. El Paso sponsors qualified pension and supplemental benefits plans in which the named executive officers participate. In satisfaction of applicable SEC regulations, this table provides the number of years of service credited to the named executive officers, the actuarial present value of the named executive officer’s accumulated benefits at the earliest unreduced retirement age and the dollar amount of benefits paid, if any, to a named executive officer under each of the plans during 2006. No pension benefits were paid to the named executive officers during the year.

Pension Benefits
as of December 31, 2006

		Number of Years	Present Value of	Payments During
		Credited Service	Accumulated Benefit	Last Fiscal Year
Name	Plan Name	(#) (1)	($) (2)	($)

Douglas L. Foshee	Pension Plan	3	$32,557	$0
	Supplemental Benefits Plan	1	$60,244	$0
	2005 Supplemental Benefits Plan	2	$180,812	$0
D. Mark Leland	Pension Plan	21	$184,766	$0
	Supplemental Benefits Plan	19	$214,737	$0
	2005 Supplemental Benefits Plan	2	$0	$0
Robert W. Baker	Pension Plan	10	$129,795	$0
	Supplemental Benefits Plan	8	$112,802	$0
	2005 Supplemental Benefits Plan	2	$63,458	$0
James C. Yardley	Pension Plan	29	$830,715	$0
	Supplemental Benefits Plan	27	$1,176,277	$0
	2005 Supplemental Benefits Plan	2	$0	$0
Brent J. Smolik(3)	Pension Plan	0	$0	$0
	2005 Supplemental Benefits Plan	0	$0	$0

(1)	Credited service shown for Mr. Leland was 16 years as of December 31, 2001 for his Minimum Benefit (as described below), and for Mr. Yardley was 27 years as of December 31, 2004 for his Sonat Transition Benefit (as described below). Credited service shown for Mr. Baker reflects years of participation since January 1, 1997, when he became eligible to participate in these plans.

(2)	The present value of the named executive officers’ accumulated pension benefits in this column reflects a 5.75 percent discount rate and September 30, 2006 measurement date. The calculations reflect an age 65 commencement date except for Messrs. Leland and Yardley whose calculations reflect their earliest unreduced retirement age. Mr. Leland has a Minimum Benefit (as described below) and will have 30 years of credited service prior to age 60, and therefore would be eligible for an unreduced early retirement benefit at age 60. Mr. Yardley has a Sonat Transition Benefit (as described below) and would be eligible for an unreduced early retirement benefit at age 62.

(3)	Mr. Smolik began his employment with El Paso on November 1, 2006 and had no accrued pension benefit as of September 30, 2006.

The following is a description of material factors necessary to understand the information disclosed above in the Pension Benefits table for each of the named executive officers. Effective January 1, 1997, we amended our qualified Pension Plan to provide pension benefits under a cash balance plan formula that defines participants’ accrued benefits in terms of a notational cash account balance. Eligible employees become participants in the Pension Plan immediately upon employment and are fully vested in their benefits upon the earliest of the completion of five years of service or attainment of age 65. At the end of each calendar quarter, participant cash account balances are increased by an interest credit based on 5-Year Treasury bond yields, subject to a minimum interest credit of 4 percent per year, plus a pay credit equal to a percentage of salary and bonus. The pay credit percentage is based on the sum of age plus service at the end of the prior calendar year according to the following schedule:

Age Plus Service	Pay Credit Percentage

Less than 35	4%
35 to 49	5%
50 to 64	6%
65 and over	7%

Prior to adopting a cash balance plan on January 1, 1997, we provided pension benefits under a plan that defined monthly benefits based on final average earnings and years of service (the “Prior Plan”). The Pension Plan provides for a special transition benefit for employees who were participants in the Prior Plan on December 31, 1996. These employees continued to accrue benefits under the old plan formula (the “Minimum Benefit”) through December 31, 2001, or termination, if earlier. The Minimum Benefit is based on years of credited service and the average of the highest five consecutive years of compensation out of the last ten years, subject to maximum limitations as defined under the Pension Plan. The initial cash account balance was equal to the present value of the Prior Plan benefit as of December 31, 1996. Upon separation of employment, these participants (including Mr. Leland) will receive the greater of the Minimum Benefit or a benefit based on their cash account balance.

The Pension Plan also provides for a special transition benefit for former Sonat Inc. employees who were participants in the Sonat Retirement Plan on December 31, 1999, and who became active participants in the Pension Plan on January 1, 2000. These participants continued to accrue benefits under the Sonat retirement plan formula (the “Sonat Transition Benefit”) through December 31, 2004, or termination, if earlier. The Sonat Transition Benefit is based on years of credited service and the average of the highest five consecutive years of compensation out of the last ten years, subject to maximum limitations as defined under the Pension Plan. The initial cash account balance was equal to the present value of the Sonat Retirement Plan benefit as of December 31, 1999. Upon separation of employment, these participants (including Mr. Yardley) will receive the greater of the Sonat Transition Benefit or a benefit based on their cash account balance. Additionally, active participants in the Pension Plan on January 1, 2000, who had a Sonat cash account benefit on December 31, 1999, will receive this cash balance benefit upon their termination of employment.

Amounts in the Pension Benefits table reported as the actuarial present value of each named executive officer’s accumulated benefits are calculated as of September 30, 2006 using FAS 87 assumptions. These are the same assumptions that are used for our pension liability disclosure in Note 14 to our financial statements included in our 2006 Annual Report on Form 10-K filed with the SEC on February 28, 2007. However, the amounts in the Pension Benefits table assume no pre-retirement decrements (i.e., that the named executive officers work and survive to retirement age) and reflect an age 65 commencement date for Messrs. Foshee, Baker and Smolik, an age 60 commencement date for Mr. Leland, and an age 62 commencement date for Mr. Yardley.

Under our qualified Pension Plan and applicable Code provisions, compensation in excess of $220,000 cannot be taken into account and the maximum payable benefit in 2006 was $175,000. For 2006, any excess benefits otherwise accruing under our Pension Plan were payable under the 2005 Supplemental Benefits Plan which was adopted effective January 1, 2005 in connection with the implementation of Section 409A of the Code. The 2005 Supplemental Benefits Plan replaced our prior Supplemental Benefits Plan for benefits accruing after 2004. The prior Supplemental Benefits Plan was amended to utilize certain grandfathering provisions under Section 409A and the proposed regulations. The benefits that accrue under the 2005 Supplemental Benefits Plan are supplemental benefits for officers and key management employees (including all of the name executive officers) who could not be paid under our Pension Plan and/or Retirement Savings Plan due to certain Code limitations. The supplemental pension benefits under the 2005 Supplemental Benefits Plan, when combined with the supplemental pension benefits the executive is entitled to receive under our prior Supplemental Benefits Plan and the amounts a participant is entitled to receive under the qualified Pension Plan, will be the actuarial equivalent of the Pension Plan’s benefit formula had the limitations of the Code not been applied. The named executive officers will receive their supplemental pension benefits upon termination of employment in the form of a lump sum payment (unless a valid irrevocable election was made to receive payment in a form other than lump sum prior to June 1, 2004), except that supplemental pension benefit payments under the 2005 Supplemental Benefits Plan to certain “key employees” (including all of the named executive officers), as determined pursuant to Section 409A of the Code, will be delayed until six months after their termination of employment. The supplemental Retirement Savings Plan benefits under the plan include a credit under the plan equal to the amount of the matching contribution to the Retirement Savings Plan that cannot be made due to Code limitations and the participant’s elective deferrals. See the Nonqualified Deferred Compensation table below for additional information regarding the named executive officers’ supplemental Retirement Savings Plan benefits. The 2005 Supplemental Benefits Plan and prior Supplemental Benefits Plan may not be terminated so long as the Pension Plan and/or Retirement Savings Plan remain in effect. The management committee of the plans designates who may participate and also administers the plan. In the event of a change in control of El Paso, supplemental pension benefits become fully vested and nonforfeitable. A change in control under the plans has the same meaning as under the 2005 Omnibus Incentive Compensation Plan. See the description of the 2005 Omnibus Incentive Compensation Plan beginning on page 66 of this proxy statement.

Named Executive Officers Eligible for Early Retirement.  Since Mr. Yardley is age 55, he is eligible for early retirement benefits payable from the Pension Plan and the Supplemental Benefits Plan. If Mr. Yardley had terminated employment on September 30, 2006 and commenced his benefits as of October 1, 2006, his present value of accumulated benefits would have been $1,020,000 for the Pension Plan and $1,510,000 for the Supplemental Benefits Plan (based on the same assumptions used above, including a 5.75 percent discount rate). Note that these amounts exceed those shown in the Pension Benefits table for Mr. Yardley because the value of the early retirement benefits is greater at his current age.

Nonqualified Defined Contribution and
Other Nonqualified Deferred Compensation Plans

The following table sets forth information with respect to nonqualified defined contribution plans for each of the named executive officers as of December 31, 2006. We sponsor a supplemental benefits plan that provides for the deferral of benefits that could not be paid under the Retirement Savings Plan. We do not sponsor a traditional nonqualified deferred compensation plan that provides for deferrals of base salary and bonuses for executive officers. None of the named executive officers had withdrawals or distributions of supplemental Retirement Savings Plan benefits during 2006.

Nonqualified Deferred Compensation
as of December 31, 2006

	Registrant	Aggregate	Aggregate
	Contributions in	Earnings in	Balance at Last
	Last Fiscal Year	Last Fiscal Year	Fiscal Year End
Name	($) (1)	($)	($) (2)

Douglas L. Foshee	$95,850	$7,951	$241,302
D. Mark Leland	$29,334	$2,020	$64,202
Robert W. Baker	$22,816	$2,427	$75,276
James C. Yardley	$19,063	$1,547	$50,387
Brent J. Smolik	$0	$0	$0

(1)	The amounts in this column are reported as compensation to the named executive officers in the Summary Compensation Table in the “All Other Compensation” column as supplemental company matching contributions for the Retirement Savings Plan which were accrued under the 2005 Supplemental Benefits Plan. See footnote 7 to the Summary Compensation Table on page 44 of this proxy statement.

(2)	Of the totals in this column, $233,351 for Mr. Foshee, $47,377 for Mr. Leland, $71,012 for Mr. Baker and $19,063 for Mr. Yardley was reported as compensation in the Summary Compensation Table included in our proxy statement for this year and prior years.

The following is a description of material factors necessary to understand the information disclosed above in the Nonqualified Deferred Compensation table for each of the named executive officers. The registrant’s contributions reflected in this table include supplemental company matching contributions for the Retirement Savings Plan which are accrued under our supplemental benefits plans. The supplemental Retirement Savings Plan benefits are excess benefits in the form of company matching contributions that cannot be made under the Retirement Savings Plan due to Code limitations. During 2006, these excess benefits were credited to each executive’s supplemental Retirement Savings Plan account balance under the 2005 Supplemental Benefits Plan. The plan administrator determines the rate of interest, if any, periodically attributable to the balance of each supplemental Retirement Savings Plan account. Effective June 2006, the plan administrator determined that interest will be credited to the balance of each executive’s supplemental Retirement Savings Plan account balance on a monthly basis at a rate equal to the average of Moody’s Seasoned Aaa Corporate Bond Rate and Moody’s Seasoned Baa Corporate Bond Rate, as published by Moody’s Investors Services, Inc. The balance of each executive’s supplemental Retirement Savings Plan account will be paid upon termination of employment in a lump sum payment except that benefit payments under the 2005 Supplemental Benefits Plan to certain “key employees” (including all of the named executive officers), as determined pursuant to Section 409A of the Code, will be delayed until six months after termination. See the description of our supplemental benefits plans beginning on page 52 of this proxy statement for further information.

Potential Payments upon Termination or Change in Control

The following tables reflect the incremental value of compensation and benefits each named executive officer would receive in the event of an involuntary termination without cause, retirement, death, disability, termination with cause and a change in control of El Paso relative to a voluntary termination of employment by the executive. All amounts are based upon amounts payable in the event the termination event occurs as of December 31, 2006, and thus include amounts earned through such time. All amounts are estimates of the amounts which would be paid to the executive officers upon their termination. The actual amounts to be paid can only be determined at the time of such executive officer’s termination.

Potential Payments upon Termination or Change in Control
Assuming Termination Event Occurs
on December 31, 2006

Payments made upon Voluntary Termination

The following table reflects the total value of payments the named executive officers would receive in the event of a voluntary termination. In the event a named executive officer voluntarily terminates his or her employment, the executive officer is entitled to his or her vested benefits under our Pension Plan and Retirement Savings Plan (including supplemental benefits). The named executive officer will make an election to commence the qualified component of his or her pension benefit. Supplemental pension and supplemental Retirement Savings Plan benefits are paid in lump sum. Under our equity compensation plans, unvested restricted stock and stock options are forfeited in the event of a voluntary termination. Unless stock options expire by their own terms, vested stock options may be exercised for a period of three months.

Payments made upon Voluntary Termination

			Retirement
		Supplemental	Savings
	Pension	Pension	Plan	Supplemental	Equity
	Benefits	Benefits	Benefits	RSP Benefits	Awards	Total
Name	($) (1) (2)	($) (2)	($)	($)	($) (3)	($)

Douglas L. Foshee(4)	$0	$0	$104,986	$241,302	$6,760,660	$7,106,948
D. Mark Leland	$161,801	$160,511	$356,511	$64,202	$315,048	$1,058,073
Robert W. Baker	$146,219	$198,673	$755,803	$75,276	$712,510	$1,888,481
James C. Yardley	$1,157,145	$1,544,988	$872,108	$50,387	$496,092	$4,120,720
Brent J. Smolik(4)	$0	$0	$0	$0	$0	$0

Total						$14,174,222

(1)	A participant in our Pension Plan may elect to receive his or her qualified pension benefit in the form of a single lump sum payment if his or her vested balance is less than or equal to $100,000, except for Mr. Leland who may elect to receive a lump sum distribution regardless of his vested balance pursuant to the terms of the transition formula under which he participates. The amount in this column reflects a lump sum payment even though the executive officer’s vested qualified pension benefit may be greater than $100,000.

(2)	The amounts in these columns may differ from the amounts in the Pension Benefits table due to several factors, including the use of different assumptions, a measurement date of December 31, 2006, and the timing of commencement of payment.

(3)	Unvested restricted stock and stock options are forfeited in the event of a voluntary termination. This column shows the value of vested stock options held by the named executive officer calculated using the difference between $15.28, the closing price of our common stock on December 29, 2006 (the last trading day of the year) and the applicable exercise price for each stock option. Mr. Yardley is age 55 and eligible for early retirement. For Mr. Yardley, a voluntary termination would be treated as a qualified retirement. Therefore, for Mr. Yardley, this column also shows the value of shares of restricted stock that vest on a pro-rata basis in the event of retirement calculated using $15.28, the closing price of our common stock on December 29, 2006 (the last trading day of the year).

(4)	As of December 31, 2006, Messrs. Foshee and Smolik were not vested in their pension benefits.

Incremental Payments made upon Involuntary Termination without Cause

The following table reflects the incremental value of enhanced benefits the named executive officers would receive in the event of an involuntary termination without cause above the compensation and benefits the executive officer is entitled to as a result of a voluntary termination, which include a severance payment, continued medical benefits and the value of restricted stock that vests on a pro-rata basis. El Paso sponsors a Severance Pay Plan that provides benefits to the named executive officers following an involuntary termination without cause. The Severance Pay Plan is a broad-based employee plan providing severance benefits following a “qualifying termination” for all of our salaried employees and employees of certain of our subsidiaries, including the named executive officers. A “qualifying termination” is (1) a termination upon the elimination of the participant’s position, or (2) a termination as a result of a reduction in force. The amount of severance pay is based on the individual’s years of service and his or her compensation level. The maximum amount of severance pay is equal to the participant’s annual base salary. Severance pay is paid in lump sum as soon as administratively practicable after the expiration of the revocation period. Participants are also entitled to receive continued medical and dental coverage for a period of three months following termination. Under our equity compensation plans, restricted stock is vested on a pro-rata basis and unvested stock options are forfeited in the event of an involuntary termination without cause. Unless stock options expire by their own terms, vested stock options may be exercised for a period of one year.

Incremental Payments made upon Involuntary Termination without Cause

	El Paso Corporation
	Severance Pay Plan
	Severance	Continued	Equity
	Payment	Medical Benefits	Awards	Total
Name	($)	($)	($) (1)	($)

Douglas L. Foshee	$950,004	$2,300	$2,010,863	$2,963,167
D. Mark Leland	$495,000	$2,300	$372,832	$870,132
Robert W. Baker	$434,940	$2,295	$595,278	$1,032,513
James C. Yardley	$500,004	$1,661	$0	$501,665
Brent J. Smolik	$550,008	$0	$183,482	$733,490

Total				$6,100,967

(1)	For Messrs. Foshee, Leland, Baker and Smolik, this column shows the value of shares of restricted stock that vest on a pro-rata basis in the event of an involuntary termination without cause calculated using $15.28, the closing price of our common stock on December 29, 2006 (the last trading day of the year). The value of Mr. Yardley’s shares of restricted stock that vest on a pro-rata basis are included in the voluntary termination table. Unvested stock options are forfeited in the event of an involuntary termination without cause.

Incremental Payments made upon Retirement

None of the named executive officers are eligible for retirement except for Mr. Yardley. Participants in our Pension Plan may commence their qualified pension benefits before age 65 if they are at least age 55 and have ten years of service. Mr. Yardley is age 55 and eligible for early retirement under our Pension Plan. For

Mr. Yardley, the value of the benefits he would receive in the event he retired as of December 31, 2006 are reflected in the voluntary termination table above. The commencement of pension benefits before age 65 may result in a participant’s qualified pension benefits being reduced to cover the cost of paying the benefits over a longer period of time. Under our equity compensation plans, restricted stock is vested on a pro-rata basis and unvested stock options are forfeited in the event of retirement. Unless stock options expire by their own terms, vested stock options may be exercised for a period of three years following retirement. See page 51 of this proxy statement for a description of our Pension Plan.

Incremental Payments made upon Death

The following table reflects the incremental value of enhanced benefits the named executive officers would receive in the event of death above the compensation and benefits the executive officers are entitled to as a result of a voluntary termination, which include survivor benefit coverage and the value of unvested stock options and restricted stock that become fully vested. For Messrs. Foshee and Smolik, this also includes the value of their qualified pension benefits and supplemental pension benefits which become fully vested in the event of the named executive officer’s death. In the event of a named executive officer’s death, our Senior Executive Survivor Benefits Plan provides our named executive officers with survivor benefit coverage in lieu of the coverage provided generally under our group life insurance plan. The amount of benefits provided, on an after-tax basis, is two and one-half times the executive officer’s annual salary. Benefits are payable over 30 months beginning within 31 days after the executive’s death, except that the plan administrator may, in its discretion, accelerate payments. Under our equity compensation plans, outstanding stock options become fully vested and exercisable and the restriction periods applicable to shares of restricted stock immediately lapse in the event of death. Unless stock options expire by their own terms, the executive officer’s beneficiary would have one year to exercise all vested stock options.

Incremental Payments made upon Death

		Supplemental	Survivor	Equity Awards
	Pension	Pension	Benefit	Stock	Restricted
	Benefits	Benefits	Coverage	Options	Stock	Total
Name	($) (1)	($) (1)	($)	($) (2)	($) (3)	($)

Douglas L. Foshee	$39,292	$281,891	$2,375,010	$6,891,496	$5,455,785	$15,043,474
D. Mark Leland	$0	$0	$1,237,500	$728,390	$1,158,499	$3,124,389
Robert W. Baker	$0	$0	$1,087,350	$1,165,591	$1,372,816	$3,625,757
James C. Yardley	$0	$0	$1,250,010	$456,148	$447,933	$2,154,091
Brent J. Smolik	$2,750	$1,833	$1,375,020	$0	$2,232,286	$3,611,889

Total						$27,559,600

(1)	The amount in these columns for Messrs. Foshee and Smolik includes qualified pension benefits and supplemental pension benefits which become fully vested in the event of the named executive officer’s death.

(2)	This column shows the value of stock options that become fully vested and exercisable in the event of the death of a named executive officer calculated using $15.28, the closing price of our common stock on December 29, 2006 (the last trading day of the year).

(3)	This column shows the value of shares of restricted stock that become fully vested in the event of the death of a named executive officer calculated using $15.28, the closing price of our common stock on December 29, 2006 (the last trading day of the year).

Incremental Payments made upon Disability

The following table reflects the incremental value of enhanced benefits the named executive officers would receive in the event of permanent disability above the compensation and benefits the executive officers are entitled to as a result of a voluntary termination, which include disability benefits, the value of unvested stock options that become fully vested and the value of restricted stock that vests on a pro-rata basis. The named executive officers may elect to receive the disability benefits that are generally available to all eligible employees under our subsidized health and group benefits plan. In the event of a named executive officer’s permanent disability, disability income would be payable on a monthly basis as long as the executive officer qualifies as permanently disabled. For purposes of this table, we have assumed the executive officer is disabled for a period of one year. The restrictions on outstanding shares of restricted stock lapse on a prorated basis and all stock options become fully vested and exercisable in the event an executive officer becomes permanently disabled. Unless stock options expire by their own terms, vested stock options may be exercised for a period of three years following permanent disability.

Incremental Payments made upon Disability

		Equity Awards
	Disability	Stock	Restricted
	Income	Options	Stock	Total
Name	($) (1)	($) (2)	($) (3)	($)

Douglas L. Foshee	$300,000	$6,891,496	$2,010,863	$9,202,359
D. Mark Leland	$247,500	$728,390	$372,832	$1,348,722
Robert W. Baker	$217,470	$1,165,591	$595,278	$1,978,339
James C. Yardley	$250,002	$456,148	$0	$706,150
Brent J. Smolik	$0	$0	$183,482	$183,482

Total				$13,419,052

(1)	In the event of a named executive officer’s permanent disability, disability income would be payable on a monthly basis as long as the executive officer qualifies as permanently disabled. The amounts in this column assume disability income is paid to the executive officer for a period of one year.

(2)	This column shows the value of stock options that become fully vested and exercisable in the event of the disability of a named executive officer calculated using $15.28, the closing price of our common stock on December 29, 2006 (the last trading day of the year).

(3)	For Messrs. Foshee, Leland, Baker and Smolik, this column shows the value of shares of restricted stock that vest on a pro-rata basis in the event of disability calculated using $15.28, the closing price of our common stock on December 29, 2006 (the last trading day of the year). The value of Mr. Yardley’s shares of restricted stock that vest on a pro-rata basis are included in the voluntary termination table.

Incremental Payments made upon Termination with Cause

In the event a named executive officer is terminated with cause, the named executive officer would not receive any enhanced benefits above the compensation and benefits he or she is entitled to as a result of a voluntary termination. In the event a named executive officer is terminated with cause, the executive officer is entitled to his or her vested benefits under our Pension Plan and Retirement Savings Plan (including supplemental benefits). The value of these benefits is shown in the voluntary termination table above. Supplemental pension and supplemental Retirement Savings Plan benefits are paid in lump sum. Under our equity compensation plans, unvested restricted stock and vested but unexercised stock options are forfeited in the event of a termination with cause.

Incremental Payments made upon a Change in Control of El Paso

The following table reflects the incremental value of enhanced benefits the named executive officers would receive in the event of termination of employment following a change in control of El Paso above the compensation and benefits the executive officers are entitled to as a result of a voluntary termination, which include benefits under our 2004 Key Executive Severance Protection Plan and the value of stock options and restricted stock that become fully vested. For Messrs. Foshee and Smolik, this also includes the value of their supplemental pension benefits which become fully vested in the event an executive officer is not vested in his or her qualified pension benefits. In March 2004, El Paso adopted the 2004 Key Executive Severance Protection Plan to more closely align our executive severance protection plans with current market arrangements. This plan provides severance benefits following a termination of employment within two years of a change in control of El Paso for our executives and certain executives of our subsidiaries designated by our Board of Directors or the Compensation Committee, including all of the named executive officers. This plan is intended to replace our prior severance protection plans and participants are required to waive their participation under the prior plans (if applicable) as a condition to becoming participants in this plan. The benefits of the plan include: (1) a cash severance payment in an amount equal to three times the annual base salary and target bonus for Mr. Foshee, two times the annual base salary and target bonus for executive vice presidents and senior vice presidents, including Messrs. Leland, Baker, Yardley and Smolik, and one times the annual base salary and target bonus for vice presidents; (2) a pro-rated portion of the executive’s target bonus for the year in which the termination of employment occurs; (3) continuation of life and health insurance following termination for a period of 36 months for Mr. Foshee, 24 months for executive vice presidents and senior vice presidents, including Messrs. Leland, Baker, Yardley and Smolik, and 12 months for vice presidents; (4) a gross-up payment for any federal excise tax imposed on an executive in connection with any payment or distribution made by us or any of our affiliates under the plan or otherwise; provided that in the event a reduction in payments in respect of the executive of ten percent or less would cause no excise tax to be payable in respect of that executive, then the executive will not be entitled to a gross-up payment and payments to the executive shall be reduced to the extent necessary so that the payments shall not be subject to the excise tax; and (5) payment of legal fees and expenses incurred by the executive to enforce any rights or benefits under the plan. Supplemental pension benefits become fully vested and payable to the executive in the event of a termination of employment following a change in control of El Paso. Under our equity compensation plans, the restriction periods applicable to shares of restricted stock immediately lapse and all outstanding stock options become fully vested and exercisable.

Incremental Payments made upon a Change in Control of El Paso

		2004 Key Executive
		Severance Protection Plan					Gross-Up
	Supplemental			Continued	Equity Awards		Payment
	Pension	Severance	Bonus	Medical	Stock	Restricted	for Excise
	Benefits	Payment	Payment	Benefits	Options	Stock	Taxes	Total
Name	($) (1)	($)	($)	($)	($) (2)	($) (3)	($) (4)	($)

Douglas L. Foshee	$281,891	$6,270,026	$1,140,005	$27,603	$6,891,496	$5,455,785	$3,059,635	$23,126,441
D. Mark Leland	$0	$1,584,000	$297,000	$18,399	$728,390	$1,158,499	$0	$3,786,288
Robert W. Baker	$0	$1,391,808	$260,964	$18,363	$1,165,591	$1,372,816	$0	$4,209,542
James C. Yardley	$0	$1,750,014	$375,003	$13,290	$456,148	$447,933	$0	$3,042,388
Brent J. Smolik	$1,833	$2,090,031	$495,007	$0	$0	$2,232,286	$0	$4,819,157

Total								$38,983,816

(1)	The amount in this column for Messrs. Foshee and Smolik includes supplemental pension benefits which become fully vested in the event of a change in control of El Paso if an executive officer is not vested in his or her qualified pension benefits.

(2)	This column shows the value of stock options that become fully vested and exercisable in the event of a change in control of El Paso calculated using $15.28, the closing price of our common stock on December 29, 2006 (the last trading day of the year).

(3)	This column shows the value of shares of restricted stock that become fully vested in the event of a change in control of El Paso calculated using $15.28, the closing price of our common stock on December 29, 2006 (the last trading day of the year).

(4)	The amount in this column for Mr. Foshee includes a gross-up payment for excise taxes.

Benefits are payable for any termination of employment of an executive in the 2004 Key Executive Severance Protection Plan within two years following the date of a change in control, except where termination is by reason of death, disability, for cause or instituted by the executive other than for “good reason”. Good reason means, as to any executive, the occurrence of any of the following events or conditions following a change in control: (a) a reduction in the executive’s status, title, position or responsibilities, (b) a reduction in the executive’s annual base salary, (c) the requirement that the executive’s principal place of employment be outside a fifty mile radius of his or her principal place of employment immediately prior to the change in control; (d) the termination of any material compensation and benefits provided to the executive immediately prior to the change in control, (e) any material breaches of any provision of the plan and (f) any termination of the executive’s employment for cause which does not comply with the plan. Benefits are also payable under the plan for terminations of employment prior to a change in control that arise in connection with, or in anticipation of, a change in control. Benefits are not payable for any termination of employment following a change in control if (i) the termination occurs in connection with the sale, divestiture or other disposition of our designated subsidiaries, (ii) the purchaser or entity subject to the transaction agrees to provide severance benefits at least equal to the benefits available under the plan, and (iii) the executive is offered, or accepts, employment with the purchaser or entity subject to the transaction. A change in control generally occurs if: (i) any person or entity becomes the beneficial owner of more than 20 percent of our common stock; (ii) a majority of the current members of our Board of Directors or their approved successors cease to be our directors (or, in the event of a merger, the ultimate parent following the merger); or (iii) a merger, consolidation, or reorganization, our complete liquidation or dissolution, or the sale or disposition of all or substantially all of our and our subsidiaries’ assets (other than a transaction in which the same stockholders before the transaction own 50 percent of the outstanding common stock after the transaction is complete). The 2004 Key Executive Severance Protection Plan generally may be amended or terminated at any time prior to a change in control, provided that any amendment or termination that would adversely affect the benefits or protections of any executive under the plan shall be null and void as it relates to that executive if a change in control occurs within one year of the amendment or termination. In addition, any amendment or termination of the plan in connection with, or in anticipation of, a change in control which actually occurs shall be null and void. From and after a change in control, the plan may not be amended in any manner that would adversely affect the benefits or protections provided to any executive under the plan.

El Paso maintains the Benefits Protection Trust for the purpose of funding certain of our employee benefit plans (including the 2004 Key Executive Severance Protection Plan described above). The trust consists of a trustee expense account, which is used to pay the fees and expenses of the trustee, and a benefit account, which is made up of three subaccounts and used to make payments to participants and beneficiaries in the participating plans. The trust is revocable at any time before a “threatened change in control” (which is generally defined to include the commencement of actions that would lead to a change in control) as to assets held in the trustee expense account, but is not revocable (except as provided below) as to assets held in the benefit account at any time. The trust generally becomes fully irrevocable as to assets held in the trust upon a threatened change in control. The trust is a grantor trust for federal tax purposes, and assets of the trust are subject to claims by our general creditors in preference to the claims of plan participants and beneficiaries. Upon a threatened change in control, we are required to deliver $1.5 million in cash to the trustee expense account. Prior to a threatened change in control, we may freely withdraw and substitute the assets held in the benefit account, other than the initially funded amount; however, no such assets may be withdrawn from the benefit account during a threatened change in control period. Any assets contributed to the trust during a threatened change in control period may be withdrawn if the threatened change in control period ends and there has been no threatened change in control. In addition, after a change in control occurs, if the trustee determines that the amounts held in the trust are less than “designated percentages” (as defined in the Benefits Protection Trust Agreement) with respect to each subaccount in the benefit account, the trustee must make a written demand to us to deliver funds in an amount determined by the trustee sufficient to attain the designed percentages. Following a change in control and if the trustee has not been requested to pay benefits from any subaccount during a “determination period” (as defined in the Benefits Protection Trust Agreement), we may make a written request to the trustee to withdraw certain amounts which were allocated to the subaccounts after the change in control occurred. The trust generally may be amended or terminated at any time, provided that no amendment or termination may result, directly or indirectly, in the return of any assets of the benefit account to us prior to the satisfaction of all liabilities under the participating plans (except as described above) and no amendment may be made unless we reasonably believe that such amendment would have no material adverse effect on the amount of benefits payable under the trust to participants. In addition, no amendment may be made after the occurrence of a change in control which would (i) permit us to withdraw any assets from the trustee expense account, (ii) directly or indirectly reduce or restrict the trustee’s rights and duties under the trust, or (iii) permit us to remove the trustee following the date of the change in control.

DIRECTOR COMPENSATION

Our non-employee directors are compensated for their services on the Board under the 2005 Compensation Plan for Non-Employee Directors, which is designed to attract and retain highly qualified individuals to serve as members of our Board. All members of the Board are reimbursed for their reasonable expenses for attending Board functions. Our employee directors, including Mr. Foshee, do not receive any additional compensation for serving on the Board of Directors. Pursuant to our 2005 Compensation Plan for Non-Employee Directors, non-employee directors receive an annual retainer of $80,000, $20,000 of which is required to be paid in deferred shares of our common stock and the remaining $60,000 of which is paid at the election of the director in any combination of cash, deferred cash or deferred shares of common stock. To the extent a director elects to receive deferred shares rather than cash, he or she is credited with deferred shares with a value representing a 25 percent premium to the cash retainer he or she would otherwise have received. For example, an individual director could receive $60,000 in cash and $25,000 ($20,000, plus a $5,000 premium) in mandatory deferred common stock assuming he or she elects not to take additional deferred common stock or could receive $100,000 in deferred common stock assuming he or she elects to take the entire retainer in deferred common stock. Each non-employee director who chairs a Committee of the Board of Directors receives an additional retainer of $15,000 per year, which may be paid in the same manner as the annual retainer (with a total up to $18,750 if he or she elects to take the entire retainer in deferred common stock). Each non-employee director also receives an annual long-term equity credit in the form of deferred shares of our common stock (without any premium) equal to the amount of the annual retainer (currently $80,000). Directors are not entitled to receive their deferred amounts until they cease to be a director of El Paso.

The Compensation Committee, in consultation with its independent compensation consultant, periodically reviews non-employee director compensation and benefits and recommends changes (if appropriate) to the full Board of Directors based upon competitive market practices. In December 2005, the Compensation Committee asked Mercer to prepare an analysis of the current non-employee director compensation program. El Paso’s peer group of companies and survey data were examined to determine the competitive market for non-employee director compensation. The analysis showed that our non-employee director compensation is close to the 60th percentile of El Paso’s peer group and between the median and 75th percentile of the general industry and is reasonable in light of competitive market practices. During 2006, the Compensation Committee asked Mercer to review the competitiveness of the compensation (discussed below) of our Chairman of the Board. After reviewing this analysis, the Compensation Committee determined that when comparing our Chairman’s compensation to those in El Paso’s peer group, our Chairman’s compensation is positioned in the middle of the range and is reasonable in light of his involvement and contributions to the Board.

Chairman of the Board

Mr. Kuehn receives the same compensation and benefits as the other non-employee directors for his service on the Board, plus a cash payment of $33,750 per quarter to compensate him for the additional time spent on Board matters as Chairman of the Board. As part of the merger with Sonat Inc., we entered into a termination and consulting agreement with Mr. Kuehn, dated October 25, 1999. Under this agreement, we agreed to pay Mr. Kuehn’s club dues until he retires from the Board. For the remainder of his life, Mr. Kuehn will also receive certain ancillary benefits made available to him prior to the merger with Sonat Inc., including the provision of office space and related services, and payment of life insurance premiums sufficient to provide a death benefit equal to one-half his base pay as in effect immediately prior to October 25, 1999. Mr. Kuehn, his wife and his eligible dependents will receive retiree medical coverage.

Director Charitable Award Plan — Terminated

The Director Charitable Award Plan was adopted in January 1992 to provide for each eligible director to designate up to four charitable organizations to receive a maximum of $1,000,000 in the aggregate upon the death of each director participant. A director was eligible to participate after two consecutive years of service on the Board of Directors. The Director Charitable Award Plan was terminated on December 4, 2003, with respect to any new participants, including current directors that had not served on the Board for at least two years as of the date the plan was terminated. Messrs. Braniff, Hall, Kuehn and Wyatt (and eleven former directors) participate in this plan. The reserve for the Director Charitable Award Plan is combined with the total reserves maintained by our insurance captive and has historically been funded with a combination of investment income and annual premium payments. Directors derive no financial benefit from this program since all charitable deductions accrue solely to El Paso. In 2006, the aggregate cost of the program to El Paso for 2006 was $141,834. We do not expect that any premium payments will need to be made in future years.

Director Compensation Table

The following table sets forth (1) the aggregate dollar amount of all fees, including each non-employee director’s annual retainer and any additional retainer for directors who chair a Committee of the Board, paid in cash or deferred cash to each of our non-employee directors during 2006 for their services on the Board, (2) the aggregate dollar amount of deferred shares of common stock received by each non-employee director as part of his or her annual retainer and/or long-term equity credit, and (3) the value of total compensation that each of our non-employee directors earned during 2006. Our non-employee directors do not receive stock options or pension benefits.

Director Compensation
for the Year Ended December 31, 2006 (1)

	Fees
	Earned or
	Paid in Cash	Stock Awards			Change in
	($) (2)	($) (3)			Pension
	Annual	Deferred	Deferred		Value and
	Board/	Shares of	Shares of		Nonqualified
	Committee	Common Stock	Common Stock		Deferred
	Chair	for Retainer/	for Long-	Option	Compensation	All Other
	Cash	Committee	Term Equity	Awards	Earnings	Compensation	Total
Name	Retainer	Chair Fees	Credit	($) (4)	($) (5)	($) (6)	($)

Juan Carlos Braniff	$63,750	$25,000	$80,000	$0	$0	$0	$168,750
James L. Dunlap	$60,000	$25,000	$80,000	$0	$60	$0	$165,060
Robert W. Goldman	$75,000	$35,781	$80,000	$0	$0	$0	$190,781
Anthony W. Hall, Jr	$75,000	$25,000	$80,000	$0	$0	$0	$180,000
Thomas R. Hix	$75,000	$43,750	$80,000	$0	$0	$0	$198,750
William H. Joyce	$60,000	$40,000	$80,000	$0	$0	$0	$180,000
Ronald L. Kuehn, Jr.(7)	$195,000	$40,000	$80,000	$0	$0	$1,049,391	$1,364,391
Ferrell P. McClean	$60,000	$40,000	$80,000	$0	$0	$0	$180,000
Steven J. Shapiro(8)	$15,000	$10,000	$20,000	$0	$0	$0	$45,000
J. Michael Talbert	$60,000	$25,000	$80,000	$0	$0	$0	$165,000
Robert F. Vagt	$60,000	$27,250	$80,000	$0	$0	$0	$167,250
John L. Whitmire	$75,000	$43,750	$80,000	$0	$0	$0	$198,750
Joe B. Wyatt	$75,000	$34,375	$80,000	$0	$0	$0	$189,375

(1)	Employee directors do not receive any additional compensation for serving on the Board of Directors; therefore, Mr. Foshee’s compensation is reflected in the Summary Compensation Table on page 43 of this proxy statement. Amounts paid as reimbursable business expenses to each director for attending Board functions are not reflected in this table. We do not consider the directors’ reimbursable business expenses for attending board functions and other business expenses required to perform board duties to have a personal benefit and thus be considered a perquisite.

(2)	This column includes the value of a director’s annual retainer or additional retainer for directors who chair a Committee of the Board of Directors that the director has elected to receive in cash, deferred cash or deferred shares of common stock. The amount reflected in this column for Mr. Dunlap for 2006 includes $30,000 that Mr. Dunlap elected to receive in deferred cash. The amount reflected in this column for Messrs. Goldman, Hix, Joyce, Kuehn, Ms. McClean and Messrs. Shapiro, Vagt, Whitmire and Wyatt for 2006 includes $43,125,

$75,000, $60,000, $60,000, $60,000, $15,000, $9,000, $75,000, $37,500, respectively, that the director elected to receive in deferred stock.

(3)	Directors are not entitled to receive their deferred amounts until they cease to be a director of El Paso. The aggregate number of stock awards outstanding as of December 31, 2006 is 90,141 deferred shares for Mr. Braniff; 47,212 deferred shares for Mr. Dunlap; 62,350 deferred shares for Mr. Goldman; 55,201 deferred shares for Mr. Hall; 42,761 deferred shares for Mr. Hix; 41,410 deferred shares for Mr. Joyce; 78,658 deferred shares for Mr. Kuehn; 12,972 deferred shares for Ms. McClean; 2,959 deferred shares for Mr. Shapiro, 38,451 deferred shares for Mr. Talbert; 14,690 deferred shares for Mr. Vagt; 74,837 deferred shares for Mr. Whitmire and 79,073 deferred shares for Mr. Wyatt. Directors receive dividends on the deferred shares at the same rate as all stockholders. Any such dividends are reinvested in deferred shares of common stock.

(4)	We terminated our 2001 Stock Option Plan for Non-Employee Directors in December 2003 and no longer award stock options to our non-employee directors. Certain of the directors in the table have vested stock options that were granted under the 2001 Stock Option Plan for Non-Employee Directors or prior plans. The aggregate number of vested stock options outstanding as of December 31, 2006 is 21,000 stock options for Mr. Braniff, 8,000 stock options for Mr. Dunlap, 8,000 stock options for Mr. Goldman, 12,000 stock options for Mr. Hall, 215,600 stock options for Mr. Kuehn, 8,000 stock options for Mr. Talbert, 8,000 stock options for Mr. Whitmire and 14,000 stock options Mr. Wyatt. The following directors have vested stock options that have an exercise price of $40 or higher: Messrs. Braniff, Hall, Kuehn and Wyatt have 5,000, 6,000, 100,000 and 8,000 stock options, respectively, at or above a $40 exercise price. It is not likely that our stock price will reach $40 during the remaining term of these stock options, thus it is not likely the stock options will be in-the-money before they expire by their own terms.

(5)	When a director elects to receive any amount of his or her annual retainer in deferred cash, interest is credited on a monthly basis to the director’s deferred cash account balance. Mr. Dunlap elected to receive a portion of his annual retainer in deferred cash and it was determined that the rate of interest applied to his deferred cash account balance during 2006 exceeded 120 percent of the applicable federal long-term rate for certain months during 2006. The amount in this column for Mr. Dunlap for 2006 is above-market interest credited to Mr. Dunlap’s deferred cash account balance during 2006.

(6)	The amount reflected in this column for Mr. Kuehn for 2006 includes $14,175 to reimburse Mr. Kuehn for country club dues, $500 to reimburse Mr. Kuehn for annual airline membership dues and $1,800 to reimburse Mr. Kuehn for parking garage fees pursuant to Mr. Kuehn’s termination and consulting agreement. Also included in this column for Mr. Kuehn for 2006 is $9,276 of imputed income, plus a tax gross-up payment of $136 related to the life insurance premiums paid by us for Mr. Kuehn’s benefit, approximately $241 which reflects the incremental cost to El Paso for occasions when Mr. Kuehn’s family members accompanied him on business-related flights, and $1,023,263 in taxable compensation from the exercise of stock options. Mr. Kuehn received these stock options as compensation for his service in 2003 as interim CEO of El Paso. In 2006, Mr. Kuehn exercised the stock options prior to their expiration pursuant to a pre-arranged stock trading plan under Rule 10b5-1(c)(3) of the Exchange Act. The incremental cost for guest travel on business-related flights is calculated based on the variable operating costs to El Paso, which include hourly rate fees, fuel charges, segment fees, federal excise taxes and, if applicable, international fees and does not include fixed costs associated with El Paso’s lease agreements since private aircraft is used primarily for business purposes. See the description of our policy for personal travel on private aircraft on page 31 of this proxy statement.

(7)	As described above, Mr. Kuehn receives the same compensation and benefits as the other non-employee directors for his service on the Board, plus a cash payment of $33,750 per quarter to compensate him for additional time spent as Chairman of the Board.

(8)	Mr. Shapiro’s service on the Board was effective December 1, 2006.

COMPENSATION COMMITTEE REPORT

Each member of the Compensation Committee is “independent”, as that term is defined under (a) the NYSE listing standards, (b) the non-employee director standards of Rule 16b-3 of the Securities Exchange Act of 1934, as amended, (c) the outside director requirements of Section 162(m) of the Internal Revenue Code and (d) El Paso’s Corporate Governance Guidelines. The Compensation Committee currently consists of Messrs. Dunlap, Joyce, Shapiro, Talbert, Wyatt and Ms. McClean. Ms. McClean has served as a member of the Compensation Committee since May 2006 and Mr. Shapiro has served as a member since December 2006.

As a Committee, our primary function is to ensure El Paso’s executive compensation program is competitive so that El Paso can attract and retain executive personnel and performance-based so that the interests of El Paso’s management are aligned with both the short-term and long-term interests of El Paso’s stockholders. We engage an independent executive compensation consulting firm to assist us in our review of El Paso’s executive and director compensation programs to ensure these programs are competitive and consistent with our stated objectives. The executive compensation consultant is retained by and is directly accountable to us and we generally approve all related fees paid to the executive compensation consultant. We have no interlocks or insider participation and we engage in annual self evaluations to determine our effectiveness as a Committee. We have adopted a charter which may be found on El Paso’s website at www.elpaso.com.

Compensation Committee Statement

We have prepared this compensation committee report as required by the Securities and Exchange Commission. We have reviewed and discussed with El Paso’s management the Compensation Discussion and Analysis included in this proxy statement, and based on that review and discussion, we recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Current Members of the Compensation Committee of the Board of Directors

Joe B. Wyatt (Chairman)	James L. Dunlap (Member)	William H. Joyce (Member)	Ferrell P. McClean (Member)	Steven J. Shapiro (Member)	J. Michael Talbert (Member)

AUDIT COMMITTEE REPORT

Each member of the Audit Committee is “independent”, as that term is defined under Section 10A of the Securities Exchange Act of 1934, as amended, the SEC rules, the NYSE listing standards and our Corporate Governance Guidelines. Each member of the Audit Committee is also financially literate, as that qualification is interpreted by our Board of Directors in its business judgment. Further, each of Messrs. Goldman, Hix and Shapiro qualifies and is designated as an “audit committee financial expert,” serving on the Audit Committee as such term is defined in rules adopted by the SEC and interpreted by our Board. The Audit Committee currently consists of Messrs. Braniff, Goldman, Hix, Shapiro and Whitmire. During 2006, the Audit Committee met 13 times and discussed the interim financial information contained in each quarterly earnings announcement and the Form 10-K and Forms 10-Q with management and our internal auditors and independent auditor prior to release.

Policies and Mission

As a Committee, our primary purpose is to assist the Board of Directors in fulfilling its oversight responsibilities with respect to:

•	the integrity of El Paso’s financial statements;

•	El Paso’s disclosure controls and procedures and internal control over financial reporting;

•	the evaluation and retention of El Paso’s independent auditor and any third party petroleum reserves engineer (including a review of their qualifications, independence, performance and procedures utilized in their reserve estimation process);

•	the performance of El Paso’s internal audit and ethics and compliance functions;

•	El Paso’s compliance with legal and regulatory requirements and its Code of Business Conduct; and

•	El Paso’s risk management policies and procedures.

We have prepared this audit committee report as required by the SEC. We engage in annual self evaluations to determine our effectiveness as a Committee. We review annually with the head of El Paso’s internal audit function the scope of internal audit activities, the results of audits that have been performed, the adequacy of staffing, the annual budget and the internal audit department charter. We are directly responsible for the appointment, compensation, retention, oversight responsibility and dismissal of the independent auditor engaged by El Paso for the purpose of preparing or issuing an audit report or related work, and the independent auditor reports directly to us. We obtain and review annually a report by the independent auditor describing among other matters, the independent auditor’s internal quality control procedures and all relationships between the independent auditor and El Paso. We review with El Paso’s Controller and the independent auditor all critical accounting policies and practices, significant changes in El Paso’s selection and application of accounting principles, judgments made in connection with the preparation of the financial statements and other significant financial reporting issues. We meet at least on a quarterly basis with the head of El Paso’s internal audit function, the independent auditor and management to discuss the effectiveness of disclosure controls and procedures, and any changes in El Paso’s internal control over financial reporting that occurred during its most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, internal control over financial reporting. We review the procedures for the receipt, retention and treatment of complaints received by El Paso regarding any accounting, internal accounting controls or auditing matters. We review El Paso’s risk assessment and risk management guidelines and policies, including El Paso’s significant risk exposures and steps taken by management to monitor and control these exposures. All auditing services and permitted non-audit services provided to El Paso by the independent auditor are pre-approved by us in accordance with our pre-approval policy and applicable law. These responsibilities do not preclude us from obtaining the input of management, but these responsibilities may not be delegated to management.

Significant Actions Taken During 2006

In February 2006, El Paso formed a Financial Controls Group to manage its internal control over financial reporting compliance activities. Prior to this date, these activities were managed by the internal audit function. The purpose of the Financial Controls Group is to better integrate the internal control over financial reporting assessment process under Section 404 of the Sarbanes-Oxley Act of 2002 into daily business activities and processes. The internal control efforts for 2006 focused on (i) establishing a Financial Controls Group empowered on a company-wide basis for managing internal control over financial reporting compliance activities, (ii) leveraging technology in the internal control over financial reporting compliance process, (iii) conducting a company-wide risk assessment process to ensure that the design of the company’s approach and testing strategies are based on a top-down, risk-based perspective, (iv) rationalizing the number of key controls tested throughout the year, (v) placing greater reliance on automated as opposed to manual controls, (vi) simplifying and reducing requirements for documentation and testing methodologies and (vii) shifting from reliance on third-party contractors to an internal control over financial reporting compliance program centered on process owner led-assessment.

We believe it is in the best interests of El Paso and its stockholders to periodically review the nature and scope of El Paso’s audit services and the costs associated with the audit services through an evaluation of comparable services and costs provided by various independent auditors. We want to ensure El Paso receives the best independent audit services available for its resources. On March 9, 2006, we requested proposals from each of the four largest independent registered public accounting firms, including our prior independent registered public accounting firm, PricewaterhouseCoopers LLP, to provide independent audit services to El Paso for the fiscal year ending December 31, 2006. All of the firms responded to the request by participating in meetings with El Paso’s management team and the Audit Committee, submitting written proposals, and making oral presentations to the Audit Committee at which members of management and the Board of Directors were present. On April 12, 2006, we appointed Ernst & Young LLP as El Paso’s independent registered public accounting firm for the fiscal year ended December 31, 2006. PricewaterhouseCoopers LLP agreed to complete its review of El Paso’s unaudited condensed quarterly financial statements for the quarter ended March 31, 2006, which were included in El Paso’s Quarterly

Report on Form 10-Q filed with the SEC on May 5, 2006. PricewaterhouseCoopers LLP’s reports on El Paso’s consolidated financial statements as of and for the years ended December 31, 2005 and 2004, did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle. During the fiscal years ended December 31, 2005 and 2004, and through May 5, 2006, there were no disagreements with PricewaterhouseCoopers LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. During the fiscal years ended December 31, 2005 and 2004, and through May 5, 2006, there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K, except for material weaknesses as of December 31, 2004 regarding the following: (i) access to financial application programs and data; (ii) account reconciliations and (iii) identification, capture and communication of financial data used in accounting for non-routine transactions or activities. Such material weaknesses are described in Item 9A, the “Controls and Procedures” section of our Annual Report on Form 10-K for the year ended December 31, 2004. The Audit Committee discussed the material weaknesses with PricewaterhouseCoopers LLP and authorized PricewaterhouseCoopers LLP to respond fully to the inquiries of Ernst & Young LLP concerning such material weaknesses. As described in El Paso’s 2005 Annual Report on Form 10-K, El Paso concluded that its disclosure controls and procedures, as well as its internal control over financial reporting, were effective as of December 31, 2005. Ernst & Young LLP assumed responsibility as El Paso’s independent registered public accounting firm following the filing of the Quarterly Report on Form 10-Q with the SEC on May 5, 2006. During the fiscal years ended December 31, 2005 and 2004, and through May 5, 2006, El Paso did not consult with Ernst & Young LLP regarding any of the matters or events set forth in Item 304(a)(2)(i) and Item 304(a)(2)(ii) of Regulation S-K. Due to the timing of the proposal process, the appointment of Ernst & Young LLP was not made in time to seek stockholder ratification in 2006. This year we have requested that the Board of Directors seek stockholder ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2007. See Proposal No. 2 — Ratification of Appointment of Ernst & Young LLP as our Independent Registered Public Accountant on page 68 of this proxy statement.

We also provide oversight over the company’s estimation of its natural gas and oil reserves. In 2005 and 2006, this has included a process to (i) evaluate El Paso’s third party petroleum reserves engineer (including a review of their qualifications, independence, performance and procedures utilized in their reserve estimation process), (ii) evaluate the third party petroleum reserves engineer’s plan used in their reserve estimation process and (iii) review and discuss the results of their reserve estimation process with the independent petroleum reserves engineer.

Audit Committee Statement

Consistent with our policies and mission stated above, we have adopted a charter which may be found on El Paso’s website at www.elpaso.com. We have reviewed and discussed the audited financial statements with El Paso management; discussed the effectiveness of disclosure controls and procedures and internal control over financial reporting with El Paso management; discussed with our independent registered public accounting firm the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards), as modified or supplemented; received a written disclosure letter from El Paso’s independent registered public accounting firm as required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as modified or supplemented, and have discussed with our independent registered public accounting firm their independence and internal quality control procedures; and based on the review and discussions contained in this paragraph, recommended to the Board of Directors that the audited financial statements be included in El Paso’s Annual Report on Form 10-K for the 2006 fiscal year for filing with the SEC.

El Paso’s management is responsible for El Paso’s financial reporting process, internal audit process, the effectiveness of disclosure controls and procedures and internal control over financial reporting, and the preparation of El Paso’s financial statements. El Paso’s independent registered public accounting firm is responsible for auditing those financial statements and the effectiveness of internal control over financial reporting. We monitor and review these processes but do not conduct auditing or accounting reviews or procedures. We meet with management and the independent registered public accounting firm to discuss the financial statements, and rely on El Paso’s management’s representation that the financial statements have been prepared in conformity with U.S. generally accepted accounting principles, and on the representations of El Paso’s independent registered public accounting firm included in their report on El Paso’s financial statements.

Current Members of the Audit Committee of the Board of Directors

Thomas R. Hix (Chairman)	Juan Carlos Braniff (Member)	Robert W. Goldman (Member)	Steven J. Shapiro (Member)	John Whitmire (Member)

EQUITY COMPENSATION PLAN INFORMATION TABLE

The following table provides information concerning equity compensation plans as of December 31, 2006, that have been approved by our stockholders and equity compensation plans that have not been approved by our stockholders. The table includes (a) the number of securities to be issued upon exercise of options, warrants and rights outstanding under our equity compensation plans, (b) the weighted-average exercise price of all outstanding options, warrants and rights and (c) additional shares available for future grants under all of our equity compensation plans.

	(a)	(b)	(c)
	Number of		Number of Securities
	Securities to		Remaining Available for
	be Issued upon		Future Issuance under
	Exercise	Weighted-Average	Equity Compensation
	of Outstanding	Exercise Price of	Plans (Excluding
	Options,	Outstanding Options,	Securities Reflected in
Plan Category	Warrants and Rights (1)	Warrants and Rights	Column (a))

Equity compensation plans approved by stockholders	5,067,992	$13.40	35,425,529	(2)
Equity compensation plans not approved by stockholders	17,760,464	$41.85	0	(3)

Total	22,828,456		35,425,529

(1)	Column (a) does not include 1,306,986 shares with a weighted-average exercise price of $35.23 per share which we assumed under the Executive Award Plan of Sonat Inc. as a result of our merger with Sonat in October 1999. The Executive Award Plan of Sonat Inc. has been terminated and no future awards can be made under it. Of the 22,828,456 shares listed in this column, 11,121,599 are stock options that have an exercise price of $40 or higher. It is not likely that our stock price will reach $40 during the remaining terms of these stock options, thus it is not likely the stock options will be in-the-money before they expire by their own terms.

(2)	In column (c), equity compensation plans approved by stockholders include 2,658,540 shares available for future issuance under the Employee Stock Purchase Plan.

(3)	In 2005, our stockholders approved the adoption of the 2005 Omnibus Incentive Compensation Plan which replaced all existing stockholder approved and non-stockholder approved plans. All remaining shares available for grant under the terminated plans were canceled. Although these plans have been terminated with respect to new grants, certain stock options and shares of restricted stock remain outstanding under them. All shares available for grant under our plans have been approved by our stockholders.

Stockholder Approved Plans

2005 Omnibus Incentive Compensation Plan.  This plan provides for the grant to all of our employees (other than an employee who is a member of a unit covered by a collective bargaining agreement) and members of our Board of Directors who are salaried officers of stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, performance units, incentive awards, cash awards and other stock-based awards. In addition, the plan administrator may grant awards to any person who, in the sole discretion of the plan administrator, holds a position of responsibility and is able to contribute substantially to our success. The plan administrator also designates which employees are eligible to participate. Subject to any adjustments for a “change in capitalization” (as defined in the plan), a maximum of 35,000,000 shares in the aggregate may be subject to awards under the plan, provided however, that a maximum of 17,500,000 shares in the aggregate may be issued under the plan with respect to restricted stock, restricted stock units, performance shares, performance units and other stock-based awards. Except as otherwise provided in an award agreement, in the event of a participant’s termination of employment without cause or by the participant for “good reason” (as defined in the plan), if applicable, within two years following a “change in control” (defined in substantially the same manner as under the 2004 Key Executive Severance Protection Plan) (1) all stock options and stock appreciation rights will become fully vested and exercisable, (2) the restriction periods applicable to all shares of restricted stock and restricted stock units will immediately lapse, (3) the performance periods applicable to any performance shares, performance units and incentive awards that have not ended will end and such awards will become vested and payable in cash in an amount equal to the target level thereof (assuming target levels of performance by us and the individual participants have been achieved) within ten days following such termination and (4) any restrictions applicable to cash awards and other stock-based awards will immediately lapse and, if applicable, become payable within ten days following such termination. If it is determined that a participant in the plan knowingly engaged in, or was grossly negligent with respect to, misconduct that causes us to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the securities laws, the participant is required to reimburse us the amount of any payment in settlement of an award earned during the twelve-month period following the public issuance or filing of the financial document that is required to be restated. The plan generally may be amended at any time, provided that stockholder approval is required to the extent required by law, regulation or stock exchange, and no change in any award previously granted under the plan may be made without the consent of the participant if such change would impair the right of the participant to acquire or retain common stock or cash that the participant may have acquired as a result of the plan.

2001 Omnibus Incentive Compensation Plan, 1999 Omnibus Incentive Compensation Plan and 1995 Omnibus Compensation Plan — Terminated Plans.  These plans provided for the grant to eligible officers and key employees of stock options, stock appreciation rights, limited stock appreciation rights, performance units and restricted stock. These plans have been replaced by the 2005 Omnibus Incentive Compensation Plan. Although these plans have been terminated with respect to new grants, certain stock options and shares of restricted stock remain outstanding under them. If a “change in control” of El Paso occurs, all outstanding stock options become fully exercisable and restrictions placed on restricted stock lapse. For purposes of the plans, the term “change in control” has substantially the same meaning given such term in the Key Executive Severance Protection Plan.

Non-stockholder Approved Plans

Strategic Stock Plan, Restricted Stock Award Plan for Management Employees and Omnibus Plan for Management Employees — Terminated Plans.  These equity compensation plans had not been approved by our stockholders. The Strategic Stock Plan provided for the grant of stock options, stock appreciation rights, limited stock appreciation rights and shares of restricted stock to non-employee members of our Board of Directors, our officers and key employees and officer and key employees of our subsidiaries primarily in connection with our strategic acquisitions. The Restricted Stock Award Plan for Management Employees provided for the grant of restricted stock to our management employees (other than executive officers and directors) and management employees of our subsidiaries for specific accomplishments beyond that which were normally expected and which had a significant and measurable impact on our long-term profitability. The Omnibus Plan for Management Employees provided for the grant of stock options, stock appreciation rights, limited stock appreciation rights and shares of restricted stock to our salaried employees (other than employees covered by a collective bargaining agreement) and salaried employees of our subsidiaries. These plans have been replaced by the 2005 Omnibus Incentive Compensation Plan. Although these plans have been terminated with respect to new grants, certain stock options and shares of restricted stock remain outstanding under them. If a “change in control” of El Paso occurs, outstanding stock options granted under the Strategic Stock Plan and Omnibus Plan for Management Employees become fully exercisable and restrictions placed on restricted stock lapse. For purposes of the Strategic Stock Plan and Omnibus Plan for Management Employees, the term “change of control” has substantially the same meaning given such term in our Key Executive Severance Protection Plan.

PROPOSAL NO. 2 —	Ratification of Appointment of Ernst & Young LLP as our Independent Registered Public Accountant

The Board of Directors, at the request of the Audit Committee, is seeking stockholder ratification of the resolution appointing Ernst & Young LLP, 5 Houston Center, Suite 1200, 1401 McKinney Street, Houston, Texas 77010, as our independent registered public accounting firm for fiscal year 2007.

On April 12, 2006, the Audit Committee appointed Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ended December 31, 2006. Our former independent registered public accounting firm, PricewaterhouseCoopers LLP, agreed to complete its review of our unaudited condensed quarterly financial statements for the quarter ended March 31, 2006, which were included in our Quarterly Report on Form 10-Q filed with the SEC on May 5, 2006.

Ernst & Young LLP assumed responsibility as our independent registered public accounting firm following the filing of the First Quarter 2006 Quarterly Report on Form 10-Q. The Audit Committee has appointed Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2007. See the Audit Committee report beginning on page 63 of this proxy statement for additional information regarding the request for proposal process and the Audit Committee’s decision to retain Ernst & Young LLP as our independent registered public accounting firm.

In the normal course of the Audit Committee’s duties, as set forth in the Audit Committee Charter, the Audit Committee performs a thorough evaluation of our independent registered public accounting firm, including a review of the quality and expertise assigned to our engagement team, the scope of the audit work and the firm’s independence. These evaluations are part of an overall review of our internal controls that are designed to safeguard our financial and accounting integrity.

The Board of Directors, at the request of the Audit Committee, is recommending the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year 2007.

The affirmative vote of a majority in voting power of the votes cast on the proposal is required for approval of this proposal. Abstentions and broker non-votes are not counted as votes cast, and therefore do not affect the outcome of the proposal.

If the appointment is not ratified by a majority of the votes cast, the adverse vote will be considered as an indication to the Audit Committee that it should consider selecting another independent registered public accounting firm for the following fiscal year. Given the difficulty and expense of making any substitution of independent registered public accounting firms after the beginning of the current fiscal year, it is contemplated that the appointment for the fiscal year 2007 will stand unless the Audit Committee finds other good reason to make a change.

Ernst & Young LLP examined our and our affiliates’ financial statements for fiscal year 2006. PricewaterhouseCoopers LLP examined our and our affiliates’ financial statements for the fiscal year 2005 and for the quarterly period ended March 31, 2006. Included in the table below are the aggregate fees for professional services rendered to us by Ernst & Young LLP for the year ended December 31, 2006 and PricewaterhouseCoopers LLP for the year ended December 31, 2005.

Principal Accountant Fees and Services

Aggregate fees for professional services rendered to us by Ernst & Young LLP for the year ended December 31, 2006 and PricewaterhouseCoopers LLP for the year ended December 31, 2005, were (in thousands):

	December 31,	December 31,
	2006	2005

Audit	$9,468	$14,428
Audit Related	0	2,050
Tax	14	513

Total	$9,482	$16,991

The Audit fees for the years ended December 31, 2006 and 2005, respectively, were for professional services rendered for the audits of our consolidated financial statements and our consolidated subsidiary financial statements; the audit of our internal control over financial reporting in compliance with Section 404 of the Sarbanes-Oxley Act of 2002; the review of documents filed with the SEC; and consents and the issuance of comfort letters.

The Audit Related fees for the year ended December 31, 2005 were for professional services rendered for employee benefit plans; the carve-out audits of businesses we disposed of; responding to inquiries of certain federal agencies related to audit work performed; and accounting consultations.

Tax fees for the years ended December 31, 2006 and 2005, respectively, were for professional services related for tax compliance and tax planning.

Our Audit Committee has adopted a pre-approval policy for audit and non-audit services. See page 11 of this proxy statement for a description of this policy. The Audit Committee has considered whether the provision of non-audit services by Ernst & Young LLP is compatible with maintaining auditor independence and has determined that auditor independence has not been compromised.

A representative of Ernst & Young LLP will be at the Annual Meeting, will have an opportunity to make a statement if he or she desires to do so and is expected to be available to answer appropriate questions.

WE RECOMMEND THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR 2007.

PROPOSAL NO. 3 — Stockholder Proposal: Amendment to By-laws for Special Shareholder Meetings

Mr. John Chevedden, on behalf of Mr. Victor Rossi, P. O. Box 249, Booneville, CA 95415, the beneficial owner of 1,000 shares of common stock, has indicated that he will present a proposal for action at the 2007 Annual Meeting as follows:

“3 — Special Shareholder Meetings

RESOLVED, shareholders ask our board of directors to amend our bylaws to give holders of at least 10% to 25% of the outstanding common stock the power to call a special shareholder meeting.

Shareholders should have the ability to call a special meeting when they think a matter is sufficiently important to merit expeditious consideration. Shareholder control over timing is especially important in the context of a major acquisition or restructuring, when events unfold quickly and issues may become moot by the next annual meeting.

Thus this proposal asks our board to amend our bylaws to establish a process by which holders of 10% to 25% of our outstanding common shares may demand that a special meeting be called. The corporate laws of many states provide that holders of only 10% of shares may call a special meeting. Accordingly, a 10% to 25% threshold strikes a reasonable balance between enhancing shareholder rights and avoiding excessive distraction at our company.

This topic also won 65% support of JPMorgan Chase & Co. (JPM) shareholders at the 2006 JPM annual meeting.

It is important to take a step forward and support this one proposal since our 2006 governance standards were not impeccable. For instance in 2006 it was reported:

•	Mr. Kuehn, our CEO, was designated an “Accelerated Vesting” director by The Corporate Library (TCL) http://www.thecorporatelibrary.com/ an investment research firm. This was due to Mr. Kuehn’s involvement with a board that accelerated the vesting of stock options just prior to implementation of FAS 123R policies in order to avoid recognizing the related expense — which is now required.
•	Mr. Joyce served on the CVS board rated D by The Corporate Library.
•	Poison pill: A 2003 shareholder proposal gaining our 75% support asked our management to require shareholder approval of poison pills. Our board adopted a perplexing policy allowing our board to override the policy and adopt a pill without shareholder approval. This override undermines the shareholder approval requirement, and it is not believed that the policy constitutes full implementation of the proposal according to The Corporate Library.

•	Cumulative voting was not allowed.
•	We had no right to act by written consent.
The above status shows there is room for improvement and reinforces the reason to take one step forward now and vote yes to enable shareholders to call for:

Special Shareholder Meetings
Yes on 3”

The affirmative vote of a majority in power of the votes cast on the proposal is required for approval of this proposal. Approval of the proposal would not, by itself, result in an amendment to our By-laws. Approval of the proposal would only serve as a request that the Board of Directors take the necessary steps to provide for special shareholder meetings, which would require the Board of Directors to amend our By-laws to establish a process by which shareholders may demand a special meeting be called.

STATEMENT OF THE BOARD OF DIRECTORS IN OPPOSITION
TO THE STOCKHOLDER PROPOSAL

Your Board of Directors believes that the proposal is contrary to the interests of El Paso and our stockholders and, accordingly, is recommending that our stockholders vote “AGAINST” the proposal for the following reasons:

Under our by-laws, a special meeting of stockholders may be called by a majority of the Board, the Chairman of the Board, the Chief Executive Officer or the President. The current by-law provision is an appropriate corporate governance provision for a public company of our size because it allows the directors and our most senior management, consistent with their fiduciary obligations, to exercise their business judgment to determine when it is in the best interests of stockholders to convene a special meeting. The current provision also is consistent with the requirements of Delaware corporate law.

Calling special meetings of stockholders is not a matter to be taken lightly. For a company with as many stockholders as El Paso, a special meeting of stockholders is a very expensive and time-consuming affair because of the legal costs in preparing required disclosure documents, printing and mailing costs, and the time commitment required of the Board and members of senior management to prepare for and conduct the meeting. Enabling a minority of stockholders to call special meetings could impose substantial administrative and financial burdens on El Paso and significantly disrupt the conduct of El Paso’s business. Special meetings of stockholders should be extraordinary events that only occur when either fiduciary obligations or strategic concerns require that the matters to be addressed cannot wait until the next annual meeting. The Board of Directors and our senior management are best positioned to determine whether circumstances warrant a special meeting.

El Paso has received favorable corporate governance ratings from The Corporate Library, which is cited in the stockholder proposal, and other independent firms. As of December 4, 2006, El Paso has been rated an overall B (on a scale of A (highest) to F (lowest)) by The Corporate Library. As of February 14, 2007, GovernanceMetrics International gave El Paso an overall global rating of 9.0 (on a scale of 1.0 (lowest) to 10.0 (highest)), including a Board Accountability rating of 10.0. Also, as of March 1, 2007, El Paso’s Corporate Governance Quotient as determined by Institutional Shareholder Services was better than 66.7% of S&P 500 companies and 68.5% of the companies in the Utilities industry group. These ratings are exemplary ratings and are consistent with the Board’s commitment to maintain the highest standards of corporate governance.

In summary, the Board of Directors believes that the current by-law provision regarding special meetings of stockholders provides the best mechanism for ensuring that special meetings are called only when doing so is the best interests of the stockholders. The Board of Directors therefore believes that amending the by-laws as requested by the proposal would not be in the best interests of the stockholders. WE URGE STOCKHOLDERS TO VOTE AGAINST THIS PROPOSAL. Proxies solicited by the Board of Directors will be voted against this proposal unless the stockholder specifies otherwise.

WE RECOMMEND THAT YOU VOTE “AGAINST’’ THIS STOCKHOLDER PROPOSAL TO AMEND OUR BY-LAWS FOR SPECIAL SHAREHOLDER MEETINGS.

PROPOSAL NO. 4 — Stockholder Proposal: Amendment to By-laws on Policy-Abandoning Decisions

Mr. Lucian Bebchuk, 1545 Massachusetts Ave., Cambridge, MA 02138, the beneficial owner of 450 shares of common stock, has indicated that he will present a proposal for action at the 2007 Annual Meeting as follows:

“It is hereby RESOLVED that pursuant to Section 109 of the Delaware General Corporation Law, 8 Del. C § 109, and Article XII of the corporation’s By-laws, the corporation’s By-laws are hereby amended by adding a new Section 17 to Article III as follows:

Section 17.  Policies on Stockholder Rights Plans.

(a) A “policy-abandoning decision” refers in this Section to any decision by the Board that is not ratified by the stockholders to (i) act inconsistently with the terms of any policy or guideline that was in effect as of the date of the preceding election of Directors and that places limits on the Board’s ability to adopt, extend or implement a stockholder rights plan without stockholder ratification (the “Policy”), or (ii) to amend, repeal, or modify the Policy.

(b) Any policy-abandoning decision by the Board shall require the affirmative vote of 80% of the members of the Board.

(c) If the Board makes a policy-abandoning decision, then any compensation paid to Directors between the date of such decision and the following annual meeting shall require ratification by the stockholders. The Board may authorize advancing payments to Directors prior to receiving stockholder ratification for such compensation provided that the corporation takes reasonable steps to ensure that any payments so made be returned to the corporation in the event that they are not ratified by the stockholders at or before the annual meeting following the decision. This provision shall not apply to any director compensation paid pursuant to contractual agreements entered into prior to the effective date of this Section.

(d) Nothing in this Section should be construed to permit or validate any policy-abandoning decision that otherwise would be prohibited or invalid.

This By-law Amendment shall be effective immediately and automatically as of the date it is approved by the vote of stockholders in accordance with Article XXI of the corporation’s By-laws.

SUPPORTING STATEMENT

Statement of Professor Lucian Bebchuk: I believe that a Board decision to deviate without stockholder ratification from a policy on stockholder rights plans in effect at the last director elections would raise significant concerns. I also believe that state law does not categorically prevent all policy-abandoning decisions. The proposed arrangement would prevent policy-abandoning decisions not ratified by the stockholders for which there is opposition among the Directors. It would not impede, however, any policy-abandoning decision that stockholders would ratify.

Furthermore, I believe that, if the Board were to make a policy-abandoning decision without stockholder ratification, it would be desirable to subject director compensation to stockholder ratification. A ratification requirement would not preclude paying Directors adequately but rather would subject director compensation to stockholder review in circumstances that I believe could make stockholder review of Board performance useful.

Although the proposed By-law would apply to policy-abandoning decisions, it would not endorse such decisions, explicitly specifying that it should not be construed to permit or validate any policy-abandoning decisions that otherwise would be prohibited or invalid.

I urge you to vote “yes” to support the adoption of this proposal.”

The affirmative vote of a majority in power of the votes cast on the proposal is required for approval of this proposal. If Proposal No. 4, the stockholder proposal seeking an amendment to our By-laws on policy-abandoning decisions, is approved, the Board of Directors will evaluate the appropriateness of the amendment to the By-laws.

STATEMENT OF THE BOARD OF DIRECTORS IN OPPOSITION
TO THE STOCKHOLDER PROPOSAL

Your Board of Directors believes that the proposal is contrary to the interests of El Paso and our stockholders and, accordingly, is recommending that our stockholders vote “AGAINST” the proposal for the following reasons:

The Board of Directors believes that the proposed by-law amendment is unnecessary and overly restrictive and could prevent the Board from acting in the best interests of stockholders under extraordinary circumstances.

Generally, the purpose of stockholders rights plans is to force potential acquirers of a company to negotiate with the company’s board of directors. The Board of Directors recognizes the importance of matters relating to stockholders rights plans to our stockholders and supports the principle of stockholder voting on stockholders rights plans. Accordingly, the Board of Directors has adopted a policy on stockholders rights plans that the Board believes is responsive to stockholder concerns. This policy is as follows:

Policy on Poison Pill Plans

The Company does not currently have in place any stockholders rights plan (also known as a “poison pill”), and the Board currently has no plans to adopt such a plan. However, if the Board is presented with a set of facts and circumstances which leads it to conclude that adopting a rights plan would be in the best interests of stockholders, the Board will seek prior stockholder approval unless the Board, in exercising its fiduciary responsibilities under the circumstances, determines by vote of a majority of the independent directors that such submission would not be in the best interests of the Company’s stockholders in the circumstances. If the Board were ever to adopt a rights plan without prior stockholder approval, it will be presented to the stockholders for ratification within one year or expire within one year, without being renewed or replaced. Further, if the Board adopts a rights plan and the Company’s stockholders do not approve such rights plan, it will terminate.

The Board of Directors believes that this policy is appropriate because it provides El Paso stockholders with a significant role in matters relating to stockholders rights plans while preserving the ability of the Board to act to adopt a rights plan without prior stockholder approval in extraordinary circumstances in which the Board determines, in the exercise of its fiduciary duties, that such action would be in the best interest of stockholders.

The Board of Directors has no plans to adopt a stockholders rights plan, nor does it have any plans to deviate from its current policy on stockholders rights plans. Because the current policy preserves the flexibility for the Board to act expeditiously in extraordinary circumstances, the Board does not anticipate that any modification of or deviation from the current policy will be necessary. Accordingly, the Board of Directors believes that the current policy adequately protects the interests of stockholders in controlling matters relating to stockholders rights plans and that the proposed by-law amendment is unnecessary.

However, the future is not certain, and it is possible that unforeseen circumstances could lead our Board of Directors to determine, in the exercise of its fiduciary duties, that changes to or some action inconsistent with its policy on stockholders rights plans is in the best interests of stockholders. In that case, the proposed by-law amendment could prevent the Board of Directors from acting in the best interests of stockholders.

The requirement that any policy-abandoning decision receive the affirmative vote of 80% of the members of the Board would allow a small minority of the directors to control any decision relating to the stockholders rights plan policy. Thus, the judgment of the small minority would be substituted for the judgment of the full Board of Directors, and the Board could be unable to implement an action that the majority of the full Board determined, in the exercise of its fiduciary duties, to be in the best interests of stockholders.

Moreover, the requirement that director compensation be ratified by the stockholders if the Board makes a policy-abandoning decision could create a conflict of interest for the Board of Directors in assessing matters relating to its stockholders rights plan policy. Directors could be faced with a circumstance in which taking an action the Board believed was in the best interests of the stockholders potentially would affect their individual compensation. Even assuming that most members of the Board would choose to act in the manner they believed to be in the best interests of stockholders notwithstanding this potential conflict of interest, this ratification requirement, together with the 80% vote requirement for policy-abandoning decisions, could prevent the full Board from fulfilling its fiduciary duties.

El Paso’s compensation plan for its non-employee directors is designed to attract and retain highly qualified individuals to serve as members of the Board. The Board of Directors believes that a by-law provision that would subject the compensation of our non-employee directors to stockholder ratification under certain circumstances could put El Paso at a competitive disadvantage in attracting and retaining such highly qualified individuals.

In summary, the Board of Directors believes that the proposed by-law amendment is not necessary for the protection of stockholders’ interests in having a role in matters related to stockholders rights plans, could prevent the Board from acting in the best interests of stockholders in certain circumstances and could competitively disadvantage El Paso. WE URGE STOCKHOLDERS TO VOTE AGAINST THIS PROPOSAL. Proxies solicited by the Board of Directors will be voted against this proposal unless the stockholder specifies otherwise.

WE RECOMMEND THAT YOU VOTE “AGAINST” THIS STOCKHOLDER PROPOSAL FOR AN AMENDMENT TO OUR BY-LAWS ON POLICY-ABANDONING DECISIONS.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, certain officers and beneficial owners of more than 10 percent of a registered class of our equity securities to file reports of ownership and reports of changes in ownership with the SEC and the NYSE. Directors, officers and beneficial owners of more than 10 percent of our equity securities are also required by SEC regulations to furnish us with copies of all such reports that they file. Based on our review of copies of such forms and amendments provided to us, we believe that all filing requirements were timely complied with during the fiscal year ended December 31, 2006.

By Order of the Board of Directors

David L. Siddall
Corporate Secretary

Houston, Texas
April 6, 2007

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — El Paso Corporation Solicited by the Board of Directors	+
Annual Meeting of Stockholders – May 24, 2007
The undersigned hereby appoints Douglas L. Foshee and Robert W. Baker, and each or any of them individually, with power of substitution, proxies for the undersigned and authorizes them to represent and vote, as designated, all of the shares of common stock of El Paso Corporation, held of record by the undersigned on March 26, 2007 at the Annual Meeting of Stockholders to be held at the Four Seasons Hotel Houston, 1300 Lamar Street, Houston, Texas 77010 on Thursday, May 24, 2007, and at any adjournment(s) or postponement(s) of such meeting for the purposes identified on the reverse side of this proxy and with discretionary authority as to any other matters that may properly come before the Annual Meeting, including substitute nominees if any of the named nominees for Director should be unavailable to serve for election, in accordance with and as described in the Notice of Annual Meeting of Stockholders and Proxy Statement. This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If this proxy is returned without direction given, this proxy will be voted FOR proposals 1 and 2 and AGAINST proposals 3 and 4.

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D	Non-Voting Items

Change of Address — Please print new address below.	Comments — Please print your comments below.

E	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as your name appears. If acting as attorney, executor, trustee or in other representative capacity, sign name and title. If a corporation, please sign with the full corporation name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person. If held jointly, both parties must sign and date.

Date (mm/dd/yyyy) — Please print date below.		Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/	/

		000004	000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext

MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6	Electronic Voting Instructions
You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on May 24, 2007.

Vote by Internet • Log on to the Internet and go to www.investorvote.com

• Follow the steps outlined on the secured website.

Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.

• Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	X

Annual Meeting Proxy Card	C0123456789	12345

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Election of Directors — The Board of Directors recommends a vote FOR all nominees.
1. Election of Directors:		For	Against	Abstain		For	Against	Abstain		For	Against	Abstain	+
	01 - Juan Carlos Braniff	☐	☐	☐	02 - James L. Dunlap	☐	☐	☐	03 - Douglas L. Foshee	☐	☐	☐

	04 - Robert W. Goldman	☐	☐	☐	05 - Anthony W. Hall, Jr.	☐	☐	☐	06 - Thomas R. Hix	☐	☐	☐

	07 - William H. Joyce	☐	☐	☐	08 - Ronald L. Kuehn, Jr.	☐	☐	☐	09 - Ferrell P. McClean	☐	☐	☐

	10 - Steven J. Shapiro	☐	☐	☐	11 - J. Michael Talbert	☐	☐	☐	12 - Robert F. Vagt	☐	☐	☐

	13 - John L. Whitmire	☐	☐	☐	14 - Joe B. Wyatt	☐	☐	☐

B	Board Proposal — The Board of Directors recommends a vote FOR Proposal 2.

		For	Against	Abstain
2.	Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year ending December 31, 2007.	☐	☐	☐

C	Stockholder Proposals — The Board of Directors recommends a vote AGAINST Proposals 3 and 4.

		For	Against	Abstain
3.	Approval of the stockholder proposal seeking an amendment to the By-laws for Special Shareholder Meetings.	☐	☐	☐

4.	Approval of the stockholder proposal seeking an amendment to the By-laws on Policy-Abandoning Decisions.	☐	☐	☐
(IMPORTANT - TO BE SIGNED AND DATED ON REVERSE SIDE)

■	C 1234567890 1 U P X	J N T 0 1 2 9 6 5 1	MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND	+

     CONFIDENTIAL VOTING INSTRUCTIONS
EL PASO CORPORATION
2007 ANNUAL MEETING OF STOCKHOLDERS – MAY 24, 2007
SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
     The undersigned hereby appoints Douglas L. Foshee and Robert W. Baker, and each or any of them individually, with power of substitution, proxies for the undersigned and authorizes them to represent and vote, as designated, all of the shares of common stock of El Paso Corporation, held of record by the undersigned on March 26, 2007 at the Annual Meeting of Stockholders to be held at the Four Seasons Hotel Houston, 1300 Lamar Street, Houston, Texas 77010 on Thursday, May 24, 2007, and at any adjournment(s) or postponement(s) of such meeting for the purposes identified on the reverse side of this proxy and with discretionary authority as to any other matters that may properly come before the Annual Meeting, including substitute nominees if any of the named nominees for Director should be unavailable to serve for election, in accordance with and as described in the Notice of Annual Meeting of Stockholders and Proxy Statement. This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If this proxy is returned without direction given, this proxy will be voted FOR proposals 1 and 2 and AGAINST proposals 3 and 4.

HAS YOUR ADDRESS CHANGED?	DO YOU HAVE ANY COMMENTS?

To be completed, signed and dated on reverse side.

VOTE BY INTERNET — www.proxyvote.com
ATTN: ARMIDA D. ESTRADA 1001 LOUISIANA STREET HOUSTON, TX 77002
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 22, 2007. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by El Paso Corporation in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE — 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 22, 2007. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to El Paso Corporation, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717. Your card must be received by 11:59 P.M. Eastern Time on May 22, 2007 to be included in the tabulation.

Your vote is important! Do not return your Proxy Card if you are voting by Telephone or Internet.
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:  ☒
EPAS1

EL PASO CORPORATION

THIS VOTING INSTRUCTION FORM IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends a vote FOR proposals 1 and 2.

1. Election of Director Nominees.	For	Against	Abstain

1a - Juan Carlos Braniff	☐	☐	☐

1b - James L. Dunlap	☐	☐	☐

1c - Douglas L. Foshee	☐	☐	☐

1d - Robert W. Goldman	☐	☐	☐

1e - Anthony W. Hall, Jr.	☐	☐	☐

1f - Thomas R. Hix	☐	☐	☐

1g - William H. Joyce	☐	☐	☐

1h - Ronald L. Kuehn, Jr.	☐	☐	☐

1i - Ferrell P. McClean	☐	☐	☐

1j - Steven J. Shapiro	☐	☐	☐

1k - J. Michael Talbert	☐	☐	☐

1l - Robert F. Vagt	☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated.			☐
PLEASE “X” HERE ONLY IF YOU PLAN TO ATTEND THE           ☐
MEETING AND VOTE THESE SHARES IN PERSON

		For	Against	Abstain

	1m - John L. Whitmire	☐	☐	☐

	1n - Joe B. Wyatt	☐	☐	☐

Vote On Proposals		For	Against	Abstain

2.	Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year ending December 31, 2007.	☐	☐	☐

The Board of Directors recommends a vote AGAINST proposals 3 and 4.
		For	Against	Abstain

3.	Approval of the stockholder proposal seeking an amendment to the By-laws for Special Shareholder Meetings.	☐	☐	☐

4.	Approval of the stockholder proposal seeking an amendment to the By-laws on Policy- Abandoning Decisions.	☐	☐	☐
IMPORTANT: Please mark, sign, date, and return this voting instruction card promptly using the enclosed envelope. Please sign exactly as your name appears. If signing as attorney, executor, trustee or in other representative capacity, sign name and title. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person. If held jointly, both parties must sign and date.

(Signature [PLEASE SIGN ON LINE]	Date)	(Signature [Joint Owners]	Date)

     CONFIDENTIAL VOTING INSTRUCTIONS
EL PASO CORPORATION
2007 ANNUAL MEETING OF STOCKHOLDERS – MAY 24, 2007
SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

TO:	JPMORGAN CHASE BANK, TRUSTEE UNDER THE EL PASO CORPORATION RETIREMENT SAVINGS PLAN
     The undersigned hereby directs the Trustee to vote, in person or by proxy, the full and fractional shares of common stock of El Paso Corporation credited to the account under the referenced Plan at the close of business on March 26, 2007, the record date, at the Annual Meeting of Stockholders to be held at the Four Seasons Hotel Houston, 1300 Lamar Street, Houston, Texas 77010, on Thursday, May 24, 2007, in accordance with and as described in the Notice of Annual Meeting of Stockholders and Proxy Statement. Enclosed please find the Notice of Annual Meeting of Stockholders and Proxy Statement, the El Paso Corporation 2006 Annual Report on Form 10-K, this voting instruction card and a postage-paid return envelope. Your shares must be voted as described below and cannot be voted at the Annual Meeting.
     If this voting instruction card is completed, dated, signed and returned in the accompanying envelope to the Trustee by May 22, 2007, the shares of stock represented by this voting instruction card will be voted in the manner directed herein by the undersigned. If this voting instruction card is properly executed and returned without direction given, the shares represented by this voting instruction card will be voted FOR proposals 1 and 2 and AGAINST proposals 3 and 4. Alternatively, your voting instructions may be transmitted by the Internet or by phone per the instructions on the reverse side of this voting instruction card. Do not return this voting instruction card if you are voting by the Internet or by phone.
     If this voting instruction card is not returned to the Trustee, the Trustee shall vote the shares of stock represented by this voting instruction card in the same proportion as those shares for which the Trustee did receive clear and timely instructions from other plan participants as voted.

HAS YOUR ADDRESS CHANGED?	DO YOU HAVE ANY COMMENTS?

To be completed, signed and dated on reverse side.

VOTE BY INTERNET — www.proxyvote.com
ATTN: ARMIDA D. ESTRADA 1001 LOUISIANA STREET HOUSTON, TX 77002
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 22, 2007. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by El Paso Corporation in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE — 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 22, 2007. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to El Paso Corporation, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717. Your card must be received by 11:59 P.M. Eastern Time on May 22, 2007 to be included in the tabulation.

Your vote is important! Do not return your Proxy Card if you are voting by Telephone or Internet.
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:  ☒
EPASO1

EL PASO CORPORATION

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends a vote FOR proposals 1 and 2.

1. Election of Director Nominees.	For	Against	Abstain

1a - Juan Carlos Braniff	☐	☐	☐

1b - James L. Dunlap	☐	☐	☐

1c - Douglas L. Foshee	☐	☐	☐

1d - Robert W. Goldman	☐	☐	☐

1e - Anthony W. Hall, Jr.	☐	☐	☐

1f - Thomas R. Hix	☐	☐	☐

1g - William H. Joyce	☐	☐	☐

1h - Ronald L. Kuehn, Jr.	☐	☐	☐

1i - Ferrell P. McClean	☐	☐	☐

1j - Steven J. Shapiro	☐	☐	☐

1k - J. Michael Talbert	☐	☐	☐

1l - Robert F. Vagt	☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated.			☐

		For	Against	Abstain

	1m - John L. Whitmire	☐	☐	☐

	1n - Joe B. Wyatt	☐	☐	☐

Vote On Proposals		For	Against	Abstain

2.	Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year ending December 31, 2007.	☐	☐	☐

The Board of Directors recommends a vote AGAINST proposals 3 and 4.
		For	Against	Abstain

3.	Approval of the stockholder proposal seeking an amendment to the By-laws for Special Shareholder Meetings.	☐	☐	☐

4.	Approval of the stockholder proposal seeking an amendment to the By-laws on Policy- Abandoning Decisions.	☐	☐	☐
IMPORTANT: Please mark, sign, date, and return this voting instruction card promptly using the enclosed envelope. Please sign exactly as your name appears. If signing as attorney, executor, trustee or in other representative capacity, sign name and title. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person. If held jointly, both parties must sign and date.

(Signature [PLEASE SIGN ON LINE]	Date)	(Signature [Joint Owners]	Date)

CONFIDENTIAL VOTING INSTRUCTIONS
EL PASO CORPORATION
2007 ANNUAL MEETING OF STOCKHOLDERS – MAY 24, 2007
SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

TO:	STATE STREET BANK AND TRUST COMPANY, TRUSTEE UNDER THE EL PASO CORPORATION BENEFITS PROTECTION TRUST
     The undersigned hereby directs the Trustee to vote, in person or by proxy, the full and fractional shares of common stock of El Paso Corporation credited to my account under the referenced Plan at the close of business on March 26, 2007, the record date, at the Annual Meeting of Stockholders to be held at the Four Seasons Hotel Houston, 1300 Lamar Street, Houston, Texas 77010, on Thursday, May 24, 2007, in accordance with and as described in the Notice of Annual Meeting of Stockholders and Proxy Statement. Enclosed please find the Notice of Annual Meeting of Stockholders and Proxy Statement, the El Paso Corporation 2006 Annual Report on Form 10-K, this voting instruction card and a postage-paid return envelope. The shares represented by this voting instruction card must be voted as described below and cannot be voted at the Annual Meeting.
     If this voting instruction card is completed, dated, signed and returned in the accompanying envelope to the Trustee by May 22, 2007, the shares of stock represented by this voting instruction card will be voted in the manner directed herein by the undersigned. If this voting instruction card is properly executed and returned without direction given, the shares represented by this voting instruction card will be voted FOR proposals 1 and 2 and AGAINST proposals 3 and 4.
     If this voting instruction card is not returned to the Trustee, the Trustee shall vote the shares of stock represented by this voting instruction card in its discretion.

HAS YOUR ADDRESS CHANGED?	DO YOU HAVE ANY COMMENTS?

To be completed, signed and dated on reverse side.

ATTN: ARMIDA D. ESTRADA 1001 LOUISIANA STREET HOUSTON, TX 77002	VOTE BY MAIL
Mark, sign, and date your voting instruction card and return it in the postage-paid envelope we have provided. Your card must be received by 11:59 P.M. Eastern Time on May 22, 2007 to be included in the tabulation.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED
El PASO CORPORATION
The Board of Directors recommends a vote FOR proposals 1 and 2.
1.   Election of Director Nominees:

	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
01 - Juan Carlos Braniff	☐	☐	☐	02 - James L. Dunlap	☐	☐	☐	03 - Douglas L. Foshee	☐	☐	☐

04 - Robert W. Goldman	☐	☐	☐	05 - Anthony W. Hall, Jr.	☐	☐	☐	06 - Thomas R. Hix	☐	☐	☐

07 - William H. Joyce	☐	☐	☐	08 - Ronald L. Kuehn, Jr.	☐	☐	☐	09 - Ferrell P. McClean	☐	☐	☐

10 - Steven J. Shapiro	☐	☐	☐	11 - J. Michael Talbert	☐	☐	☐	12 - Robert F. Vagt	☐	☐	☐

13 - John L. Whitmire	☐	☐	☐	14 - Joe B. Wyatt	☐	☐	☐

		For	Against	Abstain
2.	Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year ending December 31, 2007.	☐	☐	☐
The Board of Directors recommends a vote AGAINST proposals 3 and 4.

		For	Against	Abstain
3.	Approval of the stockholder proposal seeking an amendment to the By-laws for Special Shareholder Meetings.	☐	☐	☐
		For	Against	Abstain
4.	Approval of the stockholder proposal seeking an amendment to the By-laws on Policy-Abandoning Decisions.	☐	☐	☐

IMPORTANT: Please mark, sign, date, and return this voting instruction card promptly using the enclosed envelope. Please sign exactly as your name appears. If signing as attorney, executor, trustee or in other representative capacity, sign name and title. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person. If held jointly, both parties must sign and date.

Signature (PLEASE SIGN WITHIN BOX)	Date	Signature (Joint Owner)	Date

CONFIDENTIAL VOTING INSTRUCTIONS
EL PASO CORPORATION
2007 ANNUAL MEETING OF STOCKHOLDERS - MAY 24, 2007
SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

TO:	THE MANAGEMENT BOARD OF THE VALERO ARUBA THRIFT FOUNDATION, MANAGEMENT BOARD OF THE VALERO REFINING COMPANY - ARUBA N.V. THRIFT PLAN
     The undersigned hereby directs the Management Board to vote, in person or by proxy, the full and fractional shares of common stock of El Paso Corporation credited to this account under the referenced Plan at the close of business on March 26, 2007, the record date, at the Annual Meeting of Stockholders to be held at the Four Seasons Hotel Houston, 1300 Lamar Street, Houston, Texas 77010, on Thursday, May 24, 2007, in accordance with and as described in the Notice of Annual Meeting of Stockholders and Proxy Statement. Enclosed please find the Notice of Annual Meeting of Stockholders and Proxy Statement, the El Paso Corporation 2006 Annual Report on Form 10-K, this proxy card and a postage-paid return envelope. The shares must be voted as described below and cannot be voted at the Annual Meeting.
     If this proxy card is completed, dated, signed and returned in the accompanying envelope to the Management Board, the shares of stock represented by this proxy card will be voted in the manner directed herein by the undersigned. Alternatively, your voting instructions may be transmitted by the Internet or by phone per the instructions on the reverse side of this proxy card. Do not return this proxy card if you are voting by the Internet or by phone.
     The Management Board in its discretion has decided if no voting instructions are received, the shares of stock represented by this proxy card will not be voted.

HAS YOUR ADDRESS CHANGED?	DO YOU HAVE ANY COMMENTS?

To be completed, signed and dated on reverse side.

VOTE BY INTERNET — www.proxyvote.com
ATTN: ARMIDA D. ESTRADA 1001 LOUISIANA STREET HOUSTON, TX 77002
Use the Internet to transmit your proxy card and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by El Paso Corporation in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE — 1-800-690-6903

Use any touch-tone telephone to transmit your proxy card up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card when you call and then follow the simple instructions the voice provides you.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to El Paso Corporation, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717. Your card must be received by 11:59 P.M. Eastern Time the day before the cut-off or meeting date to be included in the tabulation.

Your vote is important! Do not return your Proxy Card if you are voting by Telephone or Internet.
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:  ☒
EPASO1

EL PASO CORPORATION

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends a vote FOR proposals 1 and 2.

1. Election of Director Nominees.	For	Against	Abstain

1a - Juan Carlos Braniff	☐	☐	☐

1b - James L. Dunlap	☐	☐	☐

1c - Douglas L. Foshee	☐	☐	☐

1d - Robert W. Goldman	☐	☐	☐

1e - Anthony W. Hall, Jr.	☐	☐	☐

1f - Thomas R. Hix	☐	☐	☐

1g - William H. Joyce	☐	☐	☐

1h - Ronald L. Kuehn, Jr.	☐	☐	☐

1i - Ferrell P. McClean	☐	☐	☐

1j - Steven J. Shapiro	☐	☐	☐

1k - J. Michael Talbert	☐	☐	☐

1l - Robert F. Vagt	☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated.			☐

		For	Against	Abstain

	1m - John L. Whitmire	☐	☐	☐

	1n - Joe B. Wyatt	☐	☐	☐

Vote On Proposals		For	Against	Abstain

2.	Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year ending December 31, 2007.	☐	☐	☐

The Board of Directors recommends a vote AGAINST proposals 3 and 4.
		For	Against	Abstain

3.	Approval of the stockholder proposal seeking an amendment to the By-laws for Special Shareholder Meetings.	☐	☐	☐

4.	Approval of the stockholder proposal seeking an amendment to the By-laws on Policy- Abandoning Decisions.	☐	☐	☐
IMPORTANT: Please mark, sign, date, and return this proxy card promptly using the enclosed envelope. Please sign exactly as your name appears. If acting as attorney, executor, trustee or in other representative capacity, sign name and title. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person. If held jointly, both parties must sign and date.

(Signature [PLEASE SIGN ON LINE]	Date)	(Signature [Joint Owners]	Date)